                                                                    EXHIBIT 99.2

        [LETTERHEAD OF FELDMAN FINANCIAL ADVISORS, INC. APPEARS HERE]

================================================================================


                            Brookline Savings Bank

                           Brookline, Massachusetts






                     Conversion Valuation Appraisal Report

                         Valued as of November 7, 1997





                                  Prepared By

                       Feldman Financial Advisors, Inc.

                               Washington, D.C.


================================================================================

         [LETTERHEAD OF FELDMAN FINANCIAL ADVISORS, INC. APPEARS HERE]

November 7, 1997



Board of Trustees
Brookline Savings Bank
160 Washington Street
Brookline, Massachusetts  02147

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the aggregate estimated pro forma market value of Brookline Savings Bank ("Brookline Savings" or the "Bank") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a Massachusetts-chartered stock savings bank as the successor to the Bank in its mutual form, and concurrent formation of Brookline Bancorp, Inc. (the "Stock Company") as a majority-owned subsidiary of Brookline Bancorp, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Bank's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

     This appraisal report is being furnished pursuant to the filing of regulatory applications for the Reorganization by the Bank with the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation. Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit I.

     In preparing our appraisal, we conducted an analysis of the Bank that included discussions with the Bank's management, the Bank's independent auditors, Grant Thornton, LLP, the Bank's offering manager, Ryan, Beck & Co., and the Bank's Reorganization counsel, Luse Lehman Gorman Pomerenk & Schick, P.C. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

     We also reviewed, among other factors, the economy in the Bank's primary market area and compared the Bank's financial condition and operating performance with that of selected publicly traded financial institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.
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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Board of Trustees
Brookline Savings Bank
November 7, 1997
Page Two


     It is our opinion that, as of November 7, 1997, the aggregate estimated pro forma market value of the Bank was within the valuation range of $187,000,000 to $253,000,000 with a midpoint of $220,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in an adjusted maximum of $290,950,000.

     The Board of Trustees has determined to offer for sale in the Reorganization a minority ownership interest equal to 47% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the Reorganization will be equal to $87,890,000 at the minimum valuation, $103,400,000 at the midpoint valuation, $118,910,000 at the maximum valuation, and $136,746,500 at the adjusted maximum.

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                     Respectfully,


                                     Feldman Financial Advisors, Inc.



                                     By: /s/ Trent R. Feldman
                                        ----------------------------------------
                                          Trent R. Feldman
                                          President
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FELDMAN FINANCIAL ADVISORS, INC.
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

                                                  TABLE OF CONTENTS

TAB                                                                                  PAGE
---                                                                                  ----
          INTRODUCTION .........................................................       1

   I.     Chapter One - BUSINESS OF BROOKLINE SAVINGS BANK
          General...............................................................       4
          Financial Condition ..................................................      11
          Income and Expense Trends ............................................      21
          Asset and Liability Management .......................................      28
          Asset Quality ........................................................      31
          Properties............................................................      36
          Subsidiaries..........................................................      37
          Market Area ..........................................................      38
          Summary ..............................................................      44

   II.    Chapter Two - COMPARISONS WITH PUBLICLY HELD COMPANIES
          General ..............................................................      45
          Selection Criteria ...................................................      46
          Recent Financial Comparisons .........................................      51

   III.   Chapter Three - MARKET VALUE ADJUSTMENTS
          Earnings Prospects ...................................................      64
          Market Area ..........................................................      65
          Management ...........................................................      66
          Dividend Policy ......................................................      66
          Liquidity of the Issue ...............................................      67
          Subscription Interest ................................................      67
          Stock Market Conditions ..............................................      68
          Recent Acquisition Activity ..........................................      73
          New Issue Discount ...................................................      75
          Mutual Holding Company Issues.........................................      77
          Adjustments Conclusion ...............................................      79
          Valuation Approach ...................................................      79
          Valuation Conclusion .................................................      81

   IV.    Appendix - EXHIBITS
          I          Background of Feldman Financial Advisors, Inc..............     I-1
          II-1       Statement of Financial Condition...........................    II-1
          II-2       Statement of Income........................................    II-2
          II-3       Loan Portfolio Composition.................................    II-3
          II-4       Net Lending Activity.......................................    II-4
          II-5       Investment Portfolio Composition...........................    II-5
          II-6       Deposit Account Distribution...............................    II-6
          II-7       Borrowed Funds Activity....................................    II-7
          II-8       Office Facilities..........................................    II-8
          III        Financial and Market Data for All Public Thrifts...........   III-1
          IV-1       Pro Forma Conversion Assumptions...........................    IV-1
          IV-2       Pro Forma Valuation Range:  Full Conversion................    IV-2
          IV-3       Pro Forma Valuation Range:  MHC Offering...................    IV-3
          IV-4       Comparative Valuation Ratios...............................    IV-4
          IV-5       Pro Forma Full Conversion Analysis at Maximum Value........    IV-5


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FELDMAN FINANCIAL ADVISORS, INC.
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

                                LIST OF TABLES

    TAB                                                                                                   PAGE
    ---                                                                                                   ----
     I.   Chapter One - BUSINESS OF BROOKLINE SAVINGS BANK

          Table 1  -  Selected Financial Condition Data ...........................................        11
          Table 2  -  Relative Balance Sheet Concentrations .......................................        12
          Table 3  -  Income Statement Summary.....................................................        23
          Table 4  -  Income Statement Ratios......................................................        24
          Table 5  -  Yield and Cost Summary ......................................................        27
          Table 6  -  Interest Rate Sensitivity Schedule...........................................        30
          Table 7  -  Non-performing Asset Summary ................................................        34
          Table 8  -  Allowance for Loan Losses Summary ...........................................        35
          Table 9  -  Key Demographic Indicators...................................................        41
          Table 10 -  Deposit Market Share Analysis for the Town of Brookline......................        42
          Table 11 -  Deposit Market Share Analysis for the Boston MSA.............................        43

     II.  Chapter Two - COMPARISONS WITH PUBLICLY HELD COMPANIES

          Table 12 - Comparative Group Operating Summary...........................................        50
          Table 13 - Key Financial Comparisons.....................................................        53
          Table 14 - General Financial Performance Ratios..........................................        58
          Table 15 - Income and Expense Analysis...................................................        59
          Table 16 - Yield-Cost Structure and Growth Rates.........................................        60
          Table 17 - Balance Sheet Composition.....................................................        61
          Table 18 - Capital Ratios, Asset Quality, and Loan Composition...........................        62

     III. Chapter Three - MARKET VALUE ADJUSTMENTS

          Table 19 - Comparative Stock Market Performance..........................................        71
          Table 20 - Selected Interest Rate Benchmarks.............................................        72
          Table 21 - Recent Massachusetts Acquisition Activity.....................................        74
          Table 22 - Recent Summary of Standard Thrift Conversions ................................        76
          Table 23 - Comparative Valuation Analysis ...............................................        82

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FELDMAN FINANCIAL ADVISORS, INC.
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                                 INTRODUCTION


     As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal of the aggregate estimated pro forma market value of Brookline Savings Bank ("Brookline Savings" or the "Bank") in connection with its mutual holding company reorganization (the "Reorganization"). The transaction structure will include the formation of a Massachusetts-chartered stock savings bank as the successor to the Bank in its mutual form, and concurrent formation of Brookline Bancorp, Inc. (the "Stock Company") as a majority-owned subsidiary of Brookline Bancorp, MHC (the "Mutual Company"). The Stock Company will offer shares of its common stock for sale to eligible depositors and to the Bank's and Stock Company's employee stock benefit plans in a Subscription Offering. Shares not subscribed for in the Subscription Offering will be offered for sale to certain members of the general public in a Community Offering.

     The Bank will organize the Mutual Company as a Massachusetts-chartered mutual holding company, which will own at least 51% of the common shares of the Stock Company for so long as the Mutual Company remain in existence. The Bank will be a wholly-owned subsidiary of the Stock Company. The Stock Company expects to sell in the Stock Offering a minority ownership interest equal to 47% of its common stock. The remaining issued and outstanding shares of the Stock Company will be owned by the Mutual Company.


     In the course of preparing this appraisal report, we reviewed and discussed with the Bank's management, and with the Bank's independent auditors, Grant Thornton LLP, the audited financial statements of the Bank's operations for the years ended December 31, 1995 and 1996 and unaudited financial statements for the eight months ended August 31, 1997. We

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

also discussed matters related to the Reorganization with the Bank's legal counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., and with the Bank's offering manager, Ryan, Beck & Co. We also reviewed and discussed with management other financial matters of the Bank.

     Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

     We examined and compared the Bank's financial performance with selected segments of the thrift industry and selected publicly traded thrifts and banks. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Reorganization on the Bank's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Bank.

     In preparing our valuation, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Bank and its independent auditors. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

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FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Our valuation is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Reorganization. Moreover, because such valuation is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Reorganization will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Reorganization valuation of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

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FELDMAN FINANCIAL ADVISORS, INC.
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                     I.  BUSINESS OF BROOKLINE SAVINGS BANK

                                 General


     Brookline Savings was organized in 1871 as a Massachusetts-chartered mutual savings bank. The Bank conducts business from its home office in Brookline, Massachusetts and its four other offices located in the Town of Brookline. The Bank is subject to regulation by the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation ("FDIC"), the insurer of its deposit accounts up to applicable limits through the Bank Insurance Fund. The Bank's deposit accounts are insured by the Massachusetts Deposit Insurance Fund ("DIF") in excess of the maximum FDIC insurance. The Bank is a member of the Federal Home Loan Bank ("FHLB") of Boston. As of August 31, 1997, Brookline Savings had total assets of $680.3 million, total deposits of $481.5 million, and total equity of $125.4 million or 18.43% of total assets.

     Brookline Savings emphasizes the origination of multi-family and commercial real estate mortgage loans, which constituted 71.6% of gross loans at August 31, 1997. The Bank also offers traditional deposit and single-family residential mortgage loan products and, to a lesser extent, construction and development loans, home equity loans, and other consumer loans. The Bank also participates in short-term commercial loans to national companies and organizations that are originated and serviced primarily by money-center banks. Of the Bank's total loan portfolio at August 31, 1997, 42.9% consisted of loans secured by multi-family residential properties, 28.7% were secured by commercial real estate, 13.1% consisted of loans secured by one-to-four family residential properties, and 9.0% consisted of commercial

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FELDMAN FINANCIAL ADVISORS, INC.
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loans or participations participations in commercial loans. The Bank also invests in securities and other short-term investments. At August 31, 1997, investment securities and short-term investments amounted to $189.3 million or 27.8% of the Bank's assets.

     The Bank operates five full-service banking offices in the Town of Brookline, an urban/suburban community adjacent to the City of Boston. The majority of the Bank's deposits are gathered from the general public in Brookline and surrounding communities. The Bank's primary lending area extends to the greater Boston metropolitan area and eastern Massachusetts. Since a significant concentration of Brookline Savings' assets are secured by commercial and multi-family properties located in its primary lending territory, the asset quality of the Bank is highly dependent upon the business and real estate market conditions in the local economy. As the Boston economy improved from the downturn of the early 1990's, the Bank's ratio of non-performing assets to total assets decreased from 2.07% at December 31, 1992 to 0.50% at August 31, 1997.

     Brookline Savings has reported consistently high levels of profitability over the past five years. The Bank's strong earnings results can be attributed to a high level of capital, emphasis on loans that generally carry higher yields, controlled operating expenses, and solid asset quality. The Bank's high level of capital provides it with a significant interest-free source of funding that strengthens its net interest margin potential. The Bank's lending niche in commercial real estate and multi-family loans provide the Bank with enhanced yield opportunities versus single-family residential loans or investment securities. The Bank's emphasis on efficiency and basic banking operations has resulted in steadfastly low expense ratios. Finally, the Bank believes that its conservatively administered loan portfolio and

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FELDMAN FINANCIAL ADVISORS, INC.
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experienced track record in its lending niche has helped it to maintain non-
performing assets at low levels.

     The Bank's historical success is related to its ability to tailor loan pricing on the basis of underlying credit risks and market conditions and to operate efficiently. The Bank believes that its basic management philosophy aimed at simplicity of operations is a key to achieving efficiency and well-focused business goals. For many years, the Bank has emphasized commercial real estate and multi-family mortgage lending. The Bank has developed considerable expertise with regard to income property lending and views this area as important to generating profitable growth in an environment in which small to mid-sized financial institutions must develop business niches in order to succeed.

     In recent years, the Bank has also developed expertise in originating commercial loans to condominium associations for the purpose of funding capital improvements. Another important part of the Bank's business is owner-occupied residential real estate lending. Brookline Savings funds its lending and investment activity primarily with deposits generated in the local market area through its branch office network. The Bank also utilizes FHLB borrowings to supplement deposits as a source of funds and to provide a source of funds with maturities that match the fixed-rate periods offered on certain commercial real estate loans.

     The basic operating strategy of Brookline Savings is focused on the following goals:

     . Continue to build and strengthen the Bank's core business of commercial real estate and multi-family mortgage lending.

     .  Strengthen, expand, and refine the Bank's sources of funds.

     . Continue to improve the Bank's financial management and its ability to produce higher than average operating results.

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FELDMAN FINANCIAL ADVISORS, INC.
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     .  Continue to cultivate the Bank's effectiveness through management development and the introduction of improved systems and procedures.

     . Maintain the Bank's commitment to its community by remaining active and increasing its participation in various community programs, and providing funds to meet community credit and economic development needs.

     Brookline Savings generated impressive returns on average assets of 1.59%, 1.91%, and 1.84% over the three-year period from 1994 to 1996. For the eight months ended August 31, 1997, the Bank reported an annualized return on average assets of 2.03%. As a result of its consistently high earnings returns that were accompanied by controlled asset growth, the Bank's ratio of total equity to assets was elevated from 12.19% at December 31, 1992 to 18.43% at August 31, 1997. Included in the Bank's equity at August 31, 1997 was $11.0 million of net unrealized gain on securities available for sale, net of taxes. This component measured 8.7% of the Bank's total equity at such date.

     The Bank seeks to generate future earnings growth through continued emphasis on income property lending, as market conditions permit, in addition to increased single-family residential lending. Management intends to monitor economic conditions in the Bank's market area and adjust the mix of its lending activities in response to changing conditions in order to maintain sound asset quality and profitability. Management believes opportunities for growth exist in its market area and plans to manage growth to ensure compliance with regulatory capital requirements and to achieve overall strategic objectives, without unduly increasing the risk profile of the balance sheet. Given the Bank's targeted lending niche, loan demand and market conditions require the Bank to actively seek loan business beyond its retail banking market in Brookline in order to meet its financial and strategic objectives.

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FELDMAN FINANCIAL ADVISORS, INC.
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     The Board of Trustees of Brookline Savings has determined that the
Reorganization is in the best interest of the Bank and its customers, and has discerned several business purposes for effecting the proposed Reorganization. The Reorganization will structure the Bank in the stock form, which is used by commercial banks, most major business corporations, and an increasing majority of savings institutions. Formation of the stock company will permit the Bank to issue common stock, which is a source of capital not available to mutual institutions.

     At the same time, the Bank's mutual form of ownership will be preserved in the mutual holding company ("MHC") structure, which will permit the Mutual Company to control at least a majority of the common stock issued in the Reorganization. The MHC structure will enable the Bank to raise significantly less capital than the extraordinary amount of funds that otherwise would result from a full conversion in today's stock market. The Reorganization will not foreclose the opportunity for the resulting Mutual Company to convert from mutual to stock form in the future. Additionally, the middle-tier Stock Company allows greater flexibility to structure mergers and acquisitions, diversify business operations, and to repurchase shares of common stock, thereby affording the MHC structure some of the advantages that were previously available only to thrifts that opted for fully-converted stock companies.

     The Stock Company will offer for sale 47% of its common shares in the Stock Offering. The sale of common stock will provide the Bank with new equity capital to support future growth and expanded operations. Management believes that the sale of common stock in selected proportions and at appropriate intervals facilitates the orderly and manageable expansion of the Bank's capital base. The ability to issue common stock also will enable the

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FELDMAN FINANCIAL ADVISORS, INC.
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Bank to establish stock benefit plans for management and employees, thereby improving the Bank's capacity to attract and retain qualified personnel. The additional capital, along with the holding company organizational structure, will help to facilitate expansion through mergers and acquisitions.

     The increased capital resulting from the Stock Offering will enable the Bank to take advantage of additional lending opportunities within its market area. Based on the Bank's expanded capital base, the Bank will be able to increase its lending limits and borrower concentrations without jeopardizing credit risk management. The Bank will be better able to accommodate the growing financing needs of its larger, more successful real estate customers. In recent years, there have been instances when the Bank had to forego attractive lending opportunities because of the size of particular loans or had to sell part of larger loans to other financial institutions.

     The Bank may also explore other means of expanding loan originations through securitizations, loan participations, and joint ventures. In addition, adjacent geographic markets may be considered for new business development opportunities consistent with the Bank's current lines of business. The Bank intends to implement any such growth and expansion plans with the disciplined and deliberate approach it has traditionally followed.

     The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Bank's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Bank's statements of financial condition at fiscal year-ends December 31, 1995 and 1996 and as of August 31, 1997. Exhibit II-2 presents the

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FELDMAN FINANCIAL ADVISORS, INC.
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Bank's statements of income for the fiscal years ended December 31, 1994 to
1996, and for the eight months ended August 31, 1996 and 1997.


                                    - 10 -
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FELDMAN FINANCIAL ADVISORS, INC.
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                              Financial Condition


     Table 1 presents selected data concerning Brookline Savings' financial position as of the year-end periods December 31, 1992 through 1996 and as of August 31, 1997. Table 2 displays relative balance sheet concentrations for the Bank over the same period.

                                    Table 1
                       Selected Financial Condition Data
              As of December 31, 1992 to 1996 and August 31, 1997
                            (Dollars in Thousands)

===========================================================================================
                                                                December 31,
                                 August 31,       -----------------------------------------
                                   1997           1996     1995     1994     1993     1992
-------------------------------------------------------------------------------------------

 Total Assets                     680,316       666,988  632,788  607,737  550,025  543,156
 Total Loans                      485,515       480,683  448,631  422,036  378,045  378,413
 Debt Securities                  154,700       138,627  152,033  156,711  151,131  140,948
 Marketable Equity Securities      23,626        20,365   19,074   13,301    3,790    3,973
 Total Deposits                   481,467       484,016  474,215  471,811  444,848  444,507
 Borrowed Funds                    61,815        60,565   49,665   43,265   27,000   23,700
 Total Equity                     125,370       113,947  100,583   85,722   72,522   66,221
-----------------------------    --------       -------  -------  -------  -------  -------
 Allowance for Loan Losses         12,443        12,326   12,326   12,274   12,745   11,775
 Non-performing Loans               1,412         1,337      748    1,284    3,360    4,768
 Non-performing Assets              3,414         3,026    2,470    3,089    6,938   11,269
===========================================================================================

Source:  Brookline Savings, preliminary prospectus.


Asset Composition
-----------------

     The Bank's asset base expanded at a compound annual growth rate of 4.5% between December 31, 1992 and August 31, 1997. Total assets increased by $137.2 million over this nearly five-year period, primarily as a result of the expanding loan portfolio. The Bank's growth was internally generated without augmentation from mergers or acquisitions of other company operations. The ratio of total loans to assets increased slightly from 69.7% at year-end 1992 to 71.4% at August 31, 1997.


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                                    Table 2
                     Relative Balance Sheet Concentrations
              As of December 31, 1992 to 1996 and August 31, 1997
                           (Percent of Total Assets)


======================================================================================
                                                           December 31,
                             August 31,       ----------------------------------------
                               1997             1996     1995    1994    1993    1992
--------------------------------------------------------------------------------------
Assets
------
Investment Securities           26.2           23.8     27.0     28.0    28.2    26.7
Total Loans                     71.4           72.1     70.9     69.4    68.7    69.7
Allowance for Loan Losses       (1.8)          (1.8)    (1.9)    (2.0)   (2.3)   (2.2)
Other Assets                     4.2            5.9      4.0      4.6     5.4     5.8
                               -----          -----    -----    -----   -----   -----
  Total Assets                 100.0          100.0    100.0    100.0   100.0   100.0
                               =====          =====    =====    =====   =====   =====
Liabilities and Equity
----------------------
Total Deposits                  70.8           72.5     74.9     77.6    80.9    81.8
Borrowed Funds                   9.1            9.1      7.9      7.1     4.9     4.4
Other Liabilities                1.7            1.3      1.3      1.2     1.0     1.6
Total Equity                    18.4           17.1     15.9     14.1    13.2    12.2
                               -----          -----    -----    -----   -----   -----
   Total Liabs. And Equity     100.0          100.0    100.0    100.0   100.0   100.0
                               =====          =====    =====    =====   =====   =====
=====================================================================================

Source: Brookline Savings, preliminary prospectus; Feldman Financial calculations.


     The Bank's concentration of assets invested in loans has remained stable in recent years, ranging from 70% to 72%. In comparison, the aggregate ratio for all FDIC-insured savings institutions was positioned lower between 65% to 67%. The Bank's loan portfolio is predominantly secured by real estate properties.
As displayed in Exhibit II-3, the Bank's gross loan portfolio at August 31, 1997 totaled $498.6 million, of which 42.9% ($214.1 million) were multi-family loans, 28.7% ($143.2 million) were commercial real estate loans, and 13.1% ($36.5 million) were one-to-four family residential mortgage loans.

     Between year-end 1995 and August 31, 1997, the Bank's gross loan portfolio expanded by $38.4 million. Over this period, multi-family loans increased by $20.3 million and commercial real estate loans increased by $17.8 million. While the market in these lending

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

areas was strong throughout this time period, the competition for such business was also active. Many borrowers took advantage of the increased competition to refinance their properties. Thus, the Bank's increased origination activity was counterbalanced to some extent by increased prepayment activity. Exhibit II-4 summarizes the Bank's net lending activity during recent periods.

     The most significant segment of the Bank's lending activity involves the origination of loans secured by multi-family income properties. The loans are generally secured by 5-to-100 unit apartment buildings located in the Bank's primary lending area. The Bank attempts to achieve a minimum 50% composition of all income property loans in the multi-family category. Typically, the Bank originates multi-family loans with maturities from five to ten years and amortization periods of twenty to twenty-five years. These loans are generally priced by the Bank on a variable prime rate basis with the borrower's option to accept a fixed rate for the first few years (most frequently two to five years). The multi-family loan may be converted to a fixed-rate loan at the borrower's option for two to five years, provided the fixed-rate period does not exceed the original term of the loan. Occasionally, the Bank will fund loans originated or converted to fixed-rate loans through fixed-rate borrowings from the FHLB with maturities matching that of the loans originated. Multi-family loan originations totaled $29.4 million for the eight months ended August 31, 1997 and $36.5 million, $25.6 million, and $42.2 million for 1996, 1995, and 1994, respectively.

     Many of the Bank's income property borrowers have done business with Brookline Savings for many years and have more than one loan outstanding. It is the Bank's current policy that the aggregate amount of loans outstanding to any one borrower or related entities

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

may not exceed 10% of the Bank's unimpaired surplus (retained earnings exclusive of net unrealized gains or losses on securities available for sale). At August 31, 1997, the largest borrower had aggregate loans outstanding of $8.0 million, or 7.0% of unimpaired surplus. Including this borrower, there were 12 borrowers each with aggregate loans outstanding at August 31, 1997 in excess of $5.0 million, the cumulative total of which was $79.0 million or 15.8% of gross loans.

     Loans secured by apartment buildings and other multi-family residential properties generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Because payments of loans secured by multi-family properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy.

     Another major segment of the Bank's loan portfolio involves commercial real estate lending for business purposes or a combination of residential and retail purposes. The Bank generally originates loans that are secured by business purpose properties such as office buildings and industrial warehouse and distribution facilities, along with retail purpose properties that include shopping plazas. The Bank's underwriting policies and procedures for originating commercial real estate mortgage loans are similar to those followed for originating multi-family mortgage loans. Commercial real estate loan originations totaled $17.7 million for the eight months ended August 31, 1997, and $34.2 million, $18.4 million, and $20.1 million for 1996, 1995, and 1994, respectively.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Generally, the Bank considers loans secured by commercial real estate properties to involve greater risk than multi-family mortgage loans since they are even more dependent on the ability of the borrowers to profitably manage a business and are more susceptible to adverse conditions in the real estate market and economy. As a result, to offset the greater risk, the Bank may require a somewhat higher debt service coverage ratio and, in certain instances, a higher interest rate on commercial real estate loans than for multi-family mortgage loans.

     Occasionally, the Bank originates large multi-family and commercial real estate mortgage loans and sells a participation in such loans to other financial institutions. This enables the Bank to accommodate customers seeking larger loans without taking on credit risks beyond loan policy guidelines. The sales are made on a non-recourse basis and the Bank retains the servicing of loans sold on a participation basis. Sales of loans on a participation basis amounted to $1.2 million for the eight months ended August 31, 1997 and $6.0 million, $3.0 million, and $3.8 million for 1996, 1995, and 1994, respectively.

     The Bank provides funding for construction and development projects involving residential and commercial properties within its primary lending area. These loans may be used for the construction or rehabilitation of properties. The Bank customarily disburses loan proceeds in increments as construction progresses as determined by property inspections. At August 31, 1997, total construction and development loans amounted to $7.8 million or 1.6% of gross loans. Construction and development loan originations totaled $7.2 million for the eight months ended August 31, 1997 and $9.9 million, $10.6 million, and $3.8 million for 1996, 1995, and 1994, respectively.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Brookline Savings currently offers both fixed-rate and adjustable-rate mortgage loans secured by one-to-four family residences located in its primary lending area, with maturities up to 30 years. Residential mortgage loan originations are generally obtained by the Bank's commissioned loan originator through relationships established with local real estate brokers and by personnel at the Bank's branch offices. The Bank does not originate fixed-rate one-to-four family, owner-occupied loans for its own portfolio, but offers such loans through third-party conduit lenders that typically are mortgage company subsidiaries of other financial institutions. One-to-four family residential mortgage loan originations totaled $6.2 million for the eight months ended August 31, 1997 and $6.5 million, $5.8 million, and $7.7 million for 1996, 1995, and 1994, respectively. The Bank also purchases adjustable-rate one-to-four family residential mortgage loans primarily secured by residential properties in its lending area. Such loan purchases totaled $7.2 million for the eight months ended August 31, 1997, and $5.0 million, $2.4 million and none for the 1996, 1995, and 1994, respectively.

     The Bank's commercial loan portfolio totaled $44.9 million or 9.0% of gross loans at August 31, 1997. Of that amount, $36.5 million represented purchases of a portion of loans to national companies and organizations primarily originated and serviced by money-center banks. The Bank only purchases participations in loans to companies with commercial paper rating by nationally recognized rating agencies that generally meet the Bank's policy guidelines. These loan participations mature between one day and three months and are viewed by the Bank as alternative short-term investments. The remainder of the Bank's commercial loan portfolio represented loans originated by the Bank, including $6.2 million relating to loans made to condominium associations for the purpose of funding capital improvements. The Bank offers consumer loans as a convenience to its customers. Generally,

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

these consumer loans are secured by collateral. At August 31, 1997, consumer loans totaled $1.3 million or 0.3% of the Bank's gross loans.

     Exhibit II-5 displays the composition of the Bank's investment portfolio. Investment securities totaled $181.8 million or 26.7% of total assets at August 31, 1997, consisting primarily of U.S. Government and Agency obligations ($77.7 million), corporate obligations ($74.4 million), and marketable common and preferred equity securities ($23.6 million). Investment in mortgage-backed securities was insignificant at that date ($2.6 million) and has declined steadily over the past few years.

     The Bank views its investment portfolio as an alternative interest-earning asset vehicle into which to deploy excess funds during periods of weak loan demand or perceived higher risks. The investment portfolio provides asset diversification and the opportunity to achieve capital appreciation through long-term investment in equity securities. The Bank's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations and corporate debt obligations generally maturing within two years. Brookline Savings has seldom used hedging instruments and had no outstanding contracts involving such instruments at August 31, 1997.

     At August 31, 1997, the Bank's marketable equity securities portfolio totaled $23.6 million, comprising $15.5 million in common stocks and $8.1 million in preferred stocks. The net unrealized gain on securities classified as available for sale at August 31, 1997 was $17.6 million, with $17.5 million of that amount attributable to marketable equity securities. Of the $13.0 million in net unrealized gains on common stocks, $10.6 million related to the Bank's investment in eight national and regional money-center banks and $1.5 million in three electric

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

utility companies. The Bank also had a $4.5 million unrealized gain on its investment in senior preferred stock of the Federal Home Loan Mortgage Corporation.


Liability Composition
---------------------

     Deposits, repayments and prepayments of loans, proceeds from sales of loans and securities, proceeds from maturing securities, and cash flows from operations are the primary sources of the Bank's funds for use in lending, borrowing, and other general purposes. The Bank's deposits at August 31, 1997 totaled $481.5 million, representing 86.8% of total liabilities. The Bank's deposit accounts consist of transaction accounts (non-interest-bearing checking accounts and interest-bearing NOW accounts, savings accounts, and money market savings accounts) and certificate of deposit accounts. Exhibit II-6 presents a summary of the Bank's average deposit balances in recent periods.

     Transaction accounts amounted to $220.1 million or 45.7% of the Bank's total deposits at August 31, 1997. Certificate of deposit accounts amounted to $261.4 million or 54.3% of deposits at that date. The proportion of certificates of deposit has increased in recent years due to depositor emphasis on higher-yielding certificate accounts as opposed to certain transaction accounts. Of the Bank's $261.4 million of certificate accounts, $209.8 million or 80.3% were scheduled to mature within one year. The Bank had outstanding $41.8 million in certificate accounts with balances of $100,000 or more. These jumbo certificates constituted 16.0% of total certificate accounts and 8.7% of total deposits.

     The Bank's deposit base increased at a compound annual rate of 1.7% between December 31, 1992 and August 31, 1997. Excluding interest credited on deposit accounts, Brookline Savings experienced net deposit outflows of $17.0 million for the eight months

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

ended August 31, 1997 and $13.1 million and $18.3 million for 1996 and 1995, respectively. During the past few years, the strength of the stock market has affected deposit flows as some customers have opted to place their funds in instruments such as mutual funds rather in deposit products perceived to have less attractive returns. The Bank obtains deposits predominantly from the areas in which its branch offices are located. Brookline Savings relies mainly on competitive pricing of its deposit products, customer service, and long-standing relationships with customers to attract and retain deposits.

     The Bank utilizes borrowed funds from the FHLB primarily in connection with its management of the interest rate sensitivity of its assets and liabilities. As of August 31, 1997, the Bank had outstanding FHLB advances of $61.8 million, measuring 11.1% of total liabilities. The advances are collateralized primarily by certain of the Bank's mortgage loans and secondarily by the Bank's investment in the stock of the FHLB. As shown in Exhibit II-7, the Bank's utilization of FHLB borrowings has increased in recent years as the average balance outstanding increased to $63.0 million for the eight months ended August 31, 1997, as compared to $55.5 million, $46.2 million and $32.9 million for 1996, 1995, and 1994, respectively.

Equity Capital
--------------

     The Bank's equity capital amounted to $125.4 million or 18.43% of total assets at August 31, 1997. As a result of the Bank's steady profitability, the Bank's equity has increased significantly from $66.2 million or 12.19% of total assets at December 31, 1992. For regulatory purposes at August 31, 1997, the Bank's Tier 1 leverage capital ratio measured 16.95%, its Tier 1 risk-based capital ratio was 20.99%, and its total risk-based capital ratio

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

was 22.25%. The Bank not only met its minimum regulatory capital requirements but also far surpassed the levels necessary to qualify for the designation of well capitalized.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                           Income and Expense Trends


     Table 3 displays the main components of the Bank's earnings performance from 1994 to 1996 and the eight months ended August 31, 1996 and 1997. Table 4 displays the components of income and expense as a percent of average assets for the corresponding periods. Table 5 displays weighted average yields and costs for recent periods.

      The Bank's return on average assets measured 2.03% for the eight months ended August 31, 1997 and 1.84%, 1.91%, and 1.59% for 1996, 1995, and 1994,
respectively. The Bank's return on average equity measured 11.46% for the eight months ended August 31, 1997 and 11.15%, 12.62%, and 11.34% for 1996, 1995, and
1994, respectively.

Earnings Results for Eight Month Ended August 31, 1997
------------------------------------------------------

     The Bank's earnings increased by 11.4% from $8.2 million for the first eight months of 1996 to $9.1 million for the comparable period in 1997. The increase in earnings was attributable to a $2.2 million increase in net interest income, offset in part by a $931,000 increase in non-interest expense and a $390,000 decrease in net gains on sales of securities.

     In relation to average assets, net interest income increased from 3.90% to 4.20%. The increase was due primarily to growth in average interest-earning assets and receipt of $908,000 in interest from a borrower whose loans were on non-accrual and which related to interest earned in periods prior to 1997. The Bank's net interest spread was relatively unchanged from 3.09% for the eight months ended August 31, 1997, as compared to 3.08% for the comparable period in 1996.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Bank did not provide for loan losses in the eight-month periods ended August 31, 1997 and 1996 based on continuation of favorable trends in the various factors considered by management in evaluating the adequacy of the Bank's allowance for loan losses. The Bank has not charged its provision for loan losses since 1993.

     Non-interest operating income declined by $242,000 over the comparable eight-month periods. Lower fees and charges contributed to the decline primarily as a result of less fees from loan prepayments and late payments. The ratio of non-interest income to average assets declined from 0.20% to 0.13% on an annualized basis. In contrast, the aggregate of all FDIC-insured savings institutions reported an annualized ratio of 0.71% of non-interest income to average assets for the first half of 1997.

     Non-interest expense increased by 19.4% from $4.8 million for the eight months ended August 31, 1996 to $5.7 million for the recent eight-month period. The corresponding expense ratio increased to 1.27% from 1.12%, but remained at a relatively low level. The aggregate of all FDIC-insured savings institutions reported an annualized ratio of 2.17% of non-interest expense to average assets for the first half of 1997.

     The Bank's compensation and benefit costs accounted for $526,000 of the $931,000 increase in operating expenses between the comparable periods. The higher level of compensation and benefits was attributable to several factors: the addition of a chief financial officer and another commercial loan officer, increased use of temporary personnel from an outside agency because of personnel turnover, increased accruals for supplemental executive retirement costs and bonuses, a one-time charge for compensation-related costs pertaining to the creation of a real estate investment trust, increased personnel benefit costs, and increased

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 3
                           Income Statement Summary
                 For the Years Ended December 31, 1994 to 1996
              And the Eight Months Ended August 31, 1996 and 1997
                            (Dollars in Thousands)



=========================================================================================
                                        Eight Months                 Year Ended
                                      Ended August 31,              December 31,
                                   --------------------   -------------------------------
                                      1997       1996       1996       1995        1994
-----------------------------------------------------------------------------------------
  Total interest income              $36,119    $33,563    $51,019    $48,920     $39,943
  Total interest expense              17,204     16,859     25,458     23,938      17,761
                                     -------    -------    -------    -------     -------
      Net interest income             18,915     16,704     25,561     24,982      22,182

  Provision for loan losses               --         --         --         --        (477)
                                     -------    -------    -------    -------     -------
      Net int. income after prov.     18,915     16,704     25,561     24,982      22,182

  Non-interest operating income          597        839      1,077        768         816
  Gains on sales of securities, net       74        464        464        877           4
  Real estate income (expense)           158        186        299        (40)       (741)
                                     -------    -------    -------    -------     -------
      Total non-interest income          829      1,489      1,840      1,605          79

  Compensation and benefits            3,500      2,974      4,513      4,395       4,017
  Occupancy                              473        409        627        579         591
  Equipment and data processing          720        606        892        882         878
  Deposit insurance premiums              47          7         11        561       1,023
  Other expense                          998        811      1,670      1,033       1,187
                                     -------    -------    -------    -------     -------
      Total non-interest expense       5,738      4,807      7,713      7,450       7,696

  Income before taxes                 14,006     13,386     19,688     19,137      15,042
  Income tax provision                 4,880      5,191      7,751      7,409       5,942
                                     -------    -------    -------    -------     -------

      Net income                     $ 9,126    $ 8,195    $11,937    $11,728     $ 9,100
                                     =======    =======    =======    =======     =======
=========================================================================================

Source:  Brookline Savings, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 4
                            Income Statement Ratios
                 For the Years Ended December 31, 1994 to 1996
              And the Eight Months Ended August 31, 1996 and 1997
                          (Percent of Average Assets)


================================================================================
                                        Annualized
                                       Eight Months           Year Ended
                                      Ended August 31,        December 31,
                                   -------------------  ------------------------
                                       1997      1996    1996     1995      1994
--------------------------------------------------------------------------------
  Total interest income                8.02      7.84    7.86     7.96      6.96
  Total interest expense               3.82      3.94    3.92     3.89      4.17
                                       ----      ----    ----    -----     -----
      Net interest income              4.20      3.90    3.94     4.07      2.79

  Provision for loan losses              --        --      --       --     (0.08)
                                       ----      ----    ----    -----     -----
      Net int. income after prov.      4.20      3.90    3.94     4.07      2.87

  Non-interest operating income        0.13      0.20    0.16     0.13      0.14
  Gains on sales of securities, net    0.02      0.11    0.07     0.14      0.00
  Real estate income (expense)         0.03      0.04    0.05    (0.01)    (0.13)
                                       ----      ----    ----    -----     -----
      Total non-interest income        0.18      0.35    0.28     0.26      0.01

  Compensation and benefits            0.78      0.69    0.69     0.72      0.70
  Occupancy                            0.10      0.10    0.10     0.09      0.10
  Equipment and data processing        0.16      0.14    0.14     0.14      0.15
  Deposit insurance premiums           0.01      0.00    0.00     0.09      0.18
  Other expense                        0.22      0.19    0.26     0.17      0.21
                                       ----      ----    ----    -----     -----
      Total non-interest expense       1.27      1.12    1.19     1.21      1.34

  Income before taxes                  3.11      3.12    3.03     3.11      2.62
  Income tax provision                 1.08      1.21    1.19     1.20      1.03
                                       ----      ----    ----    -----     -----

      Net income                       2.03      1.91    1.84     1.91      1.59
                                       ====      ====    ====    =====     =====
================================================================================

Source: Brookline Savings, preliminary prospectus; Feldman Financial calculations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


personnel training in connection with conversion to a new computer system. Equipment and data processing expenses increased by $114,000 as a result of the Bank's computer conversion. An increase of $187,000 in other operating expense was attributable primarily to additional professional fees.

     The Bank's income tax expense declined moderately from $5.2 million to $4.9 million, although earnings before income taxes increased from $13.4 million to $14.0 million. The Bank's effective tax rate decreased from 38.8% in the 1996 period to 34.8% in the 1997 period. The lower effective tax rate resulted from creation of a real estate investment trust and continued utilization of a securities investment subsidiary to reduce state income taxes.

Earnings Results for 1996 versus 1995
-------------------------------------

     The Bank's earnings advanced slightly by 1.8% from $11.7 million in 1995 to $11.9 million in 1996. The increase in net income was attributable to a $579,000 increase in net interest income and a $235,000 increase in non-interest income, offset in part by a $263,000 increase in non-interest expense.

     The Bank's average interest-earning assets increased by $37.5 million or 6.2% in 1996. However, this expansion of balance sheet earnings potential was countered somewhat by a decline in the Bank's net interest rate spread from 3.37% to 3.10%. The Bank's average yield on interest-earning assets decreased from 8.09% to 7.94%, primarily as a result of the impact of the declining prime interest rate on the Bank's large proportion of loans linked to prime. The Bank's cost of funds rose from 4.72% to 4.84%, chiefly due to the increased utilization of higher-costing certificates of deposit and FHLB borrowings as incremental sources of funds.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     Total non-interest income increased by 14.6% from $1.6 million to $1.8 million. Non-interest operating income (excluding gains on sales along with income or losses on real estate) increased by $309,000, mainly due to increased prepayment fees caused by loan payments and refinancings along with the receipt of funds from a settlement involving a loan-related dispute. Sales of marketable equity securities generated net gains of $464,000 in 1996, as compared to $877,000 in 1995. Other real estate owned activity contributed income of $299,000 in 1996, compared to a loss of $40,000 in 1995. During 1996, the Bank generated $149,000 from sales of properties and $150,000 from the rental of properties exceeding related expenses.

     The Bank's total non-interest expense increased by 3.5% from $7.5 million in 1995 to $7.7 million in 1996. In relation to average assets, the Bank's non-interest expense ratio declined from 1.21% to 1.19%. Deposit insurance premiums declined by $550,000 in 1996 as a result of the reduction in FDIC premium rates. Excluding deposit insurance premiums, the Bank' non-interest expense increased by $813,000 in 1996. This increase was attributable chiefly to additional costs in the other expense category as a result of professional fees, expenses incurred with the computer system conversion, and higher marketing expenses.

     The Bank's earnings before income taxes increased from $19.1 million in 1995 to $19.7 million in 1996. Principally as a result of the lower net interest margin, the Bank's pre-tax return on average assets declined moderately from 3.11% in 1995 to 3.03% in 1996. The Bank's effective tax rate increased slightly from 38.7% in 1995 to 39.4% in 1996 because the prior year included the utilization by the Bank of capital loss carryforwards to reduce part of the tax due on gains from sales of equity securities.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 5
                            Yield and Cost Summary
              For the Years Ended December 31, 1995 and 1996 and
              And the Eight Months Ended August 31, 1996 and 1997

================================================================================
                                           Eight Mos. Ended       Year Ended
                                 As of        August 31,         December 31,
                                Aug. 31,  -----------------     --------------
                                 1997      1997       1996       1996    1995
                                ------    ------     ------     ------  ------
Weighted Average Yields
-----------------------
Short-term investments           5.47%     5.40%      5.23%     5.25%    5.77%
Debt securities                  6.02      6.01       6.05      6.01     5.79
Equity securities (1)            4.72      4.78       5.33      5.25     6.04
Mortgage loans (2)               8.91      9.00       9.04      9.10     9.27
Commercial participation loans   5.69      5.63       5.56      5.56     6.06
Other commercial loans           9.64      9.64       9.22      9.10    10.33
Consumer loans                  10.37     10.55      11.60     12.20    10.91
                                -----     -----      -----     -----    -----
  Total interest-earning assets  7.88      7.90       7.92      7.94     8.09

Weighted Average Costs
----------------------
NOW accounts                     1.75      1.72       1.73      1.73     1.73
Savings accounts                 2.50      2.47       2.44      2.46     2.43
Money market savings accounts    3.81      3.85       3.85      3.85     3.74
Certificates of deposit          5.64      5.56       5.66      5.63     5.58
                                -----     -----      -----     -----    -----
  Total deposits                 4.62      4.58       4.64       4.62    4.54
Borrowed funds                   6.44      6.52       6.64       6.64    6.56
                                -----     -----      -----      -----   -----
  Total interest-bearing
   liabilities                   4.83      4.81       4.84       4.84    4.72

Net interest rate spread (3)     3.05      3.09       3.08       3.10    3.37
Net interest margin (4)          N.A.      4.06       3.96       4.00    4.15
===============================================================================

 (1)  Includes tax exempt income on a tax equivalent basis.
 (2) Excludes effect of $908,000 in interest income for the eight months ended August 31, 1997 that was collected from a borrower whose loans were on non-accrual.
(3) Average yield on interest-earning assets less average cost of interest-bearing liabilities.
(4) Net interest income (tax equivalent basis) divided by average interest-earning assets.

Source:  Brookline Savings, preliminary prospectus.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                        Asset and Liability Management

     The Bank's principal financial objective is to sustain long-term profitability while reducing its exposure to fluctuating interest rates. Brookline Savings has sought to reduce exposure of its earnings to market interest rates by managing the mismatch between asset and liability rates, maturities and repricings. The focus of the Bank's asset/liability management is to evaluate the overall interest rate risk included in certain balance sheet accounts, determine the level of appropriate risk given the Bank's business strategies, operating environment, liquidity requirements, capitalization, and performance objectives, and manage the risk consistent with the approved guidelines of the Board of Trustees.

     The Bank's interest rate risk policy states that an immediate and parallel shift in interest rates of 200 basis points (both upward and downward) should not negatively impact the future twelve month projection of net interest income by more than 15%, nor negatively impact the projected net market value of interest-earning assets and interest-bearing liabilities by an amount greater than 10% of the Bank's equity.

     The Bank seeks to manage interest rate risk with the continued objective of balancing the contrasting strategies of minimizing exposure to interest rate sensitivity versus maximizing net interest margins. In order to manage interest rate risk consistent with performance objectives, the Bank emphasizes the origination and retention of adjustable-rate loans. The growth of the Bank's income property loan portfolio has resulted in a significant balance of loans tied to the prime interest rate. The Bank often will partially fund loans originated or converted to fixed-rate loans through fixed-rate FHLB borrowings with maturity periods that approximate the fixed-rate terms of the loans originated. The Bank does not originate

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

residential fixed-rate mortgage loans for its portfolio, but instead offers such loans through conduit lenders. While the Bank initiates the underwriting of such fixed-rate residential mortgage loans, the conduit lender completes the underwriting process and commits to fund and service these loans.

     As an overall asset/liability management tool, the Bank uses its investment portfolio to expand the proportion of shorter-term and variable-rate assets on its balance sheet. The Bank's investment portfolio provides consistent cash flow allowing for the systematic adjustment of investment allocations and objectives as economic and market conditions change. The Bank has continued to emphasize investment in debt securities with relatively short maturities. As of August 31, 1997, the weighted average life to maturity of the Bank's $104.9 million of debt securities classified as available for sale was eleven months and of the $49.8 million of debt securities classified as held to maturity was two years. The classification of a significant portion of the Bank's investment portfolio as available for sale provides the Bank with additional flexibility in liquidity management.

     Table 6 sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at August 31, 1997, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown. This interest rate sensitivity or gap table depicts that the Bank had a cumulative one-year interest sensitivity gap of negative $63.7 million, measuring negative 9.81% of total interest-earning assets and negative 9.36% of total assets at August 31, 1997. As previously noted, the large proportion of adjustable-rate income property loans has elevated significantly the interest rate sensitivity of the Bank's interest-earning asset base.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 6
                      Interest Rate Sensitivity Schedule
                             As of August 31, 1997
                            (Dollars in Thousands)



=========================================================================================
                                             Estimated Repricing Period
                                     -----------------------------------------
                                      1 Year       1-3        3-5       Over 5
                                      or Less     Years      Years      Years     Total
                                     --------   --------   --------   --------   --------
   Interest-earning Assets
   -----------------------
   Real estate mortgage loans (1)    $251,958   $138,821   $ 42,261   $  8,152   $441,192
   Commercial participation loans      36,500         --         --         --     36,500
   Other loans                          5,694      1,454        151         34      7,693
   Debt and equity securities (2)      75,553     79,243        218      1,068    156,082
   Short-term investments               7,495         --         --         --      7,495
                                     --------   --------   --------   --------   --------
        Total                        $377,560   $219,518   $ 42,630   $  9,254   $648,962
                                     ========   ========   ========   ========   ========

   Percent of Total Assets               55.5%      32.3%       6.2%       1.4%
   Cumulative Percent                    55.5%      87.8%      94.0%      95.4%

   Interest-bearing Liabilities
   ----------------------------
   Certificates of deposit           $209,801   $ 43,503   $  8,079   $     --   $261,383
   Other interest-bearing deposits    209,967         --         --         --    209,967
   Borrowed funds                      21,450     25,015     15,350         --     61,815
                                     --------   --------   --------   --------   --------
        Total                        $441,218   $ 68,518   $ 23,429   $     --   $533,165
                                     ========   ========   ========   ========   ========

   Percent of Total Assets               64.9%      10.0%       3.5%       0.0%
   Cumulative Percent                    64.9%      74.9%      78.4%      78.4%

  Interest Sensitivity Gap           $(63,658)  $151,000   $ 19,201   $  9,254
  Cumulative Gap                      (63,658)    87,342    106,543    115,797
  Cumulative Gap to Total Assets        (9.4)%      12.8%      15.7%      17.0%

==========================================================================================

(1) Excludes allowance for loan losses, non-performing loans, and net adjustments.
(2)  Excludes marketable and restricted equity securities.

Source: Brookline Savings, preliminary prospectus; Feldman Financial calculations.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Asset Quality



     The Bank has achieved significant improvement in asset quality since the early 1990's. Management believes the Bank's improved asset quality is primarily attributable to a better economic environment, utilization of comprehensive loan underwriting policies, application of a risk rating methodology, systematic loan reviews, active monitoring of loan concentrations, conservative collateralizaton practices, and consistent and forceful collection and workout efforts.

     During the late 1980's and early 1990's, a regional recession caused a significant decline in employment and real estate values, ultimately resulting in the failure of many financial institutions in Massachusetts and New England. The Bank experienced increased levels of non-performing assets but not to the extent of many of its ill-fated competitors, especially those with less seasoned experience in the income property lending market. The greater Boston and New England economies have improved since then and generally have been stable in recent years. However, the Boston economy still exhibits vulnerability to cyclical downturns due to a heavy presence of financial services and high technology industries.

     In order to effectively monitor problem loans, the Bank has established a standing committee of the Board of Trustees known as the Watch Committee. The Watch Committee is charged with the responsibility of meeting at least quarterly to review any problem loans identified by management and to determine appropriate courses of action. The Watch Committee, in conjunction with management of the Bank, also monitors the adequacy of the Bank's allowance for loan losses. Such evaluation includes an assessment of the overall risks

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

inherent in the loan portfolio, consideration of economic and real estate market conditions, and a review of all loans where full collectability many not be reasonably assured.

     The Bank's ratio of non-performing assets to total assets decreased from 2.07% at December 31, 1992 to 0.39% at December 31, 1995. Total non-performing assets declined from $11.3 million to $2.5 million over the same period. The Bank's non-performing asset ratio has increased moderately from year-end 1995 to 0.50% at August 31, 1997 as the balance of non-performing assets expanded by $944,000. Non-performing assets at August 31, 1997 consisted of $1.4 million in non-accrual loans and $2.0 million of other real estate owned ("OREO"). At this date, the OREO comprised two industrial properties carried at $1.9 million and residential condominium units carried at $320,000, net of related valuation allowances amounting to $186,000.

     The Bank's allowance for loan losses totaled $12.4 million at August 31, 1997. The balance of loan loss allowance has not changed materially over the past three years. The allowance measured 881.2% of total non-performing loans and 2.56% of total loans at August 31, 1997. The Bank has not made any provisions for loan losses since 1993. Total loan charge-offs have been insignificant in the years following 1993.

     Pursuant to its internal asset quality rating system, the Bank had designated as of August 31, 1997 outstanding loans of $3.9 million as substandard and $2.2 million as special mention. The substandard loans include two loans to one borrower totaling $2.3 million that are secured by office buildings and have had interest rates at a below market rate since 1994. Loan payments are current and the estimated market value of the underlying collateral exceeds the loan balances. Also included in substandard loans are two other loans totaling $1.4 million

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

that are secured by an office building and a building comprised of retail space and apartments. Payments on one of the loans is past due, but both the loans are considered by the Bank to be adequately collateralized. Special mention loans include a $1.9 million loan secured by an office building. The loan is considered adequately collateralized and payments are current.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 7
                          Non-performing Asset Summary
              As of December 31, 1995 and 1996 and August 31, 1997
                             (Dollars in Thousands)


                                                    December 31,
                                       August 31,   ------------
                                         1997      1996       1995
                                        ------    ------     ------

  Non-accrual loans:
     One- to four-family residential    $  657    $  428     $  736
     Multi-family mortgage                  94       253         --
     Commercial real estate                526       646         --
     Construction and development           --         6          6
     Home equity                           133        --         --
     Consumer                                2         4          6
                                        ------    ------     ------
       Total non-performing loans        1,412     1,337        748

  Other real estate owned, net           2,002     1,689      1,722
                                        ------    ------     ------

       Total non-performing assets      $3,414    $3,026     $2,470
                                        ======    ======     ======

 Non-performing loans as a %
  of total loans                          0.29%     0.28%      0.17%
 Non-performing assets as a %
  of total assets                         0.50%     0.45%      0.39%


 Source:  Brookline Savings, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 8
                       Allowance for Loan Losses Summary
                 For the Years Ended December 31, 1995 and 1996
                   and the Eight Months Ended August 31, 1997
                             (Dollars in Thousands)



                                     Eight Mos.       Year Ended
                                       Ended          December 31,
                                     August 31,   ---------------------
                                       1997         1996         1995
                                     --------       ----         ----

  Balance at beginning of period     $12,326      $12,326        $12,274

  Provision for loan losses               --           --             --

  Recoveries:
     Multi-family                         18          140            271
     Commercial real estate               --           --              6
     Construction and development        103           21             --
     Consumer loans                        2            5             15
                                     -------      -------        -------
        Total recoveries                 123          166            292

  Charge-offs:
     Commercial real estate               --         (151)          (237)
     Consumer loans                       (6)         (15)            (3)
                                     -------      -------        -------
        Total charge-offs                 (6)        (166)          (240)

  Net recoveries                         117           --             52
                                     -------      -------        -------

  Balance at end of period           $12,443      $12,326        $12,326
                                     =======      =======        =======

 Allowance as a % of total loans        2.56%        2.56%          2.75%
 Allowance as a % of
  non-performing loans                881.23%      921.91%      1,647.86%


 Source:  Brookline Savings, preliminary prospectus

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Properties


     The Bank conducts its business through five full-service banking offices located in the Town of Brookline, Massachusetts. The Bank also utilizes an operations center located in Brookline. Exhibit II-8 provides a general summary of the Bank's offices. The Bank leases all of its office facilities, with the exception of its main office which is owned by the Bank. The net book value of the Bank's premises and equipment at August 31, 1997 totaled $1.4 million or 0.2% of total assets.

     Brookline Savings operates an automated teller machine at each branch location. The Bank expects to continue its ongoing analysis to determine the efficiency and effectiveness of its branches in delivering services and products to the local community. The Bank's branch network generally comprises modest but efficient office facilities with favorable locational convenience. The Bank currently has no plans to add additional branch facilities, but will monitor feasible expansion opportunities.

     In 1996, the Bank completed a major conversion of its computer systems to a new data processor. The new systems provide the Bank with an enhanced ability to customize services and products to its requirements and goals. The Bank believes that its current office facilities and information systems are adequate to meet the present and immediately foreseeable needs of the Bank.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Subsidiaries


     The Bank operates three subsidiaries for various investment purposes. BBS Investment Corporation ("BBS") is a wholly-owned subsidiary of the Bank which was established in 1986 as a Massachusetts security corporation for the purpose of buying, selling, and holding investment securities on its own behalf and not as a broker. The income earned on BBS's investment securities is subject to a significantly lower rate of state tax than assessed on income earned on investment securities maintained at the Bank operating level.

     160 Associates, Inc. ("Associates") is a wholly-owned subsidiary established in 1980 that engaged in marketing services at insignificant levels of activity through 1996. In January 1997, Associates' articles of organization were restated to allow it, among other things, to acquire and hold stock in any subsidiary engaged in business that qualifies as a real estate investment trust. The amount of capital that Associates invests in such activity cannot exceed $200 million. At August 31, 1997, its investment in such activity amounted to $180.3 million.

     Brookline Preferred Capital Corporation ("BPCC") was established in January 1997 to engage in real estate business activities (including the acquisition and holding of securities and mortgage loans) that enable it to be taxed as a real estate investment trust for federal and state tax purposes. At August 31, 1997, BPCC had total assets of $190.7 million, of which $179.5 million were mortgage loans originated and acquired from the Bank. BPCC is a 99.9% owned subsidiary of Associates.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Market Area


     The Bank's five offices are located in the Town of Brookline, an urban/suburban community of approximately 52,000 residents. Brookline represents a geographic area of just over six square miles and is surrounded on three sides by the city of Boston. Its close proximity to Boston, combined with its residential character and long tradition of excellent public schools, continually attracts families to Brookline.

     Brookline town is characterized by an unusual mix of single-family residences, multi-family properties and large estates. The community places a high value on the preservation of historic buildings, neighborhoods and green spaces. There are no major manufacturing industries in Brookline, with services and trade comprising the largest sector of the labor force. The town's major employers include the local municipal government, Harvard Community Health Plan, Newbury College, IDX and Northeast Security.

     The majority of the Bank's deposits are gathered from the general public in Brookline and surrounding communities. The Bank's lending area is concentrated primarily in the greater Boston metropolitan area and eastern Massachusetts.
The Boston metropolitan area benefits from the presence of numerous institutions of higher learning, medical care and research centers, and the corporate headquarters of several significant mutual fund investment companies. Eastern Massachusetts also has many high technology companies employing personnel with specialized skills. These factors affect the demand for multi-family apartments, office buildings, shopping centers, industrial warehouses, and other commercial properties.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Table 8 displays selected demographic data for the United States, the state of Massachusetts, the Boston Metropolitan Statistical Area ("MSA") and the Town of Brookline. Total population growth in Brookline is expected to continue a declining trend over the next five years. However, income levels in Brookline are projected to remain at above-average levels. The 1996 average household income of $76,993 in Brookline was 28% above the Boston MSA average of $60,370, 43% ahead of the state average of $53,769 and 58% above the national average of $48,762. Population and income growth in the Boston MSA is largely expected to follow statewide trends.

     Tables 9 and 10 show deposit concentrations in 1996 within the Town of Brookline and the Boston MSA. Brookline Savings ranked as the deposit leader in the local town with a commanding 41.8% market share. The Bank also operates the largest number of branches in Brookline with its five-office network. The deposit market share analysis for the Boston MSA indicates that the Bank ranked 20th among 190 financial institutions. The three large commercial bank holding companies (BankBoston Corporation, Fleet Financial Group and State Street Corporation) maintained almost half of the deposits in the greater Boston metropolitan area. A wave of industry consolidation in Massachusetts during recent years has included the absorption of Shawmut, BayBanks, Boston Bancorp and Multibank Financial.

     In summary, the Bank's market area is characterized by very high income levels and a stable population and economic base. The region represents an attractive market that can be served by a community financial institution such as Brookline Savings. However, competition for originating loans and attracting deposits is intense and expected to escalate as merging financial institutions seek to leverage combined resources and to advance their competitive

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


positions. In addition, non-depository competitors have significantly penetrated the traditional customer base of thrifts and banks as a result of the sustained performance of the stock market.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                     Table 9

                           Key Demographic Indicators

------------------------------------------------------------------------------------------------------------------------
                                                    United            State of            Boston             Town of
                                                    States              Mass.               MSA             Brookline
------------------------------------------------------------------------------------------------------------------------
    Total Population, 1996                        264,992,224         6,044,263         3,240,708            52,252
       Projected change, 1996-2001                       4.89              0.31              0.28             (2.94)
       Estimated change, 1990-1996                       6.55              0.46              0.43             (4.51)

       0-14 age group (%)                               21.61             19.47             18.45             14.01
       15-34 age group (%)                              28.61             29.24             29.96             31.49
       35-54 age group (%)                              28.25             28.82             29.33             31.41
       55+ age group (%)                                21.54             22.47             22.27             23.09
------------------------------------------------------------------------------------------------------------------------
    Average Household Income, 1996                    $48,762           $53,769           $60,370           $76,993
    Median Household Income, 1996                      36,625            41,859            46,444            50,980
    Per Capita Income, 1996                            18,415            20,596            23,433            35,227
------------------------------------------------------------------------------------------------------------------------
    Total Households, 1996                         98,935,240         2,284,971         1,241,001            23,576
       Projected change, 1996-2001                       5.41              0.94              0.90             (2.09)
       Estimated change, 1990-1996                       7.60              1.68              1.70             (3.21)
------------------------------------------------------------------------------------------------------------------------
    Total Household Income, 1996 ($mil.)           $4,824,280          $122,861           $74,919            $1,815
       Projected change, 1996-2001                      20.65             13.87             15.55             12.87
       Estimated change, 1990-1996                      26.66             18.12             20.64             19.14

    Household Income Distribution:
       $0 - 24K income range (%)                        34.02             29.88             26.19             21.54
       $25 - 49K income range (%)                       31.50             29.28             27.58             24.32
       $50K+ income range (%)                           34.49             40.84             46.23             54.14
------------------------------------------------------------------------------------------------------------------------
    Unemployment Rate
       1997 - month of July                              5.4%              4.3%              3.4%              n.a.
       1996 - yearly average                             5.0%              3.9%              n.a.              n.a.
------------------------------------------------------------------------------------------------------------------------

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Table 10
               Deposit Market Share Analysis: Town of Brookline
       Based on Deposits at June 30 and Adjusted for Recent Transactions

                                                                    1996       Market     Share of        1995        1995-96
                                                                    Total     Share of      Top           Total       Growth
                                              Inst.    No. of      Deposits     Town     Institution     Deposits      Rate
                                              Type     Offices     ($000s)       (%)        (%)          ($000s)        (%)
                                              ----     -------     --------   --------   -----------     --------     ------
----------------------------------------------------------------------------------------------------------------------------
1    Brookline Savings Bank                   S.B.          5      $484,619     41.80      100.00        $470,729      2.95
----------------------------------------------------------------------------------------------------------------------------
2    BankBoston Corporation                   Bank          2       280,113     24.16        0.89         262,419      6.74

3    Fleet Financial Group                    Bank          3       175,006     15.09        0.27         122,267     43.13

4    Bay State Federal S.B.                   Thrift        1        85,652      7.39       45.39          81,954      4.51

5    Citizens Financial Group                 S.B.          1        51,948      4.48        0.40          50,810      2.24

6    UST Corporation                          Bank          2        42,978      3.71        1.43          42,962      0.04

7    Brookline Co-operative Bank              S.B.          1        39,171      3.38      100.00          36,902      6.15
                                                            -        ------      ----                      ------      ----

     Total (7 institutions)                     --         15    $1,159,487    100.00        --        $1,068,043      8.56
                                                           ==    ==========    ======                  ==========      ====

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Table 11
                   Deposit Market Share Analysis: Boston MSA
       Based on Deposits at June 30 and Adjusted for Recent Transactions



                                                                   1996         Market        Share of          1995        1995-96
                                                                   Total       Share of          Top            Total       Growth
                                         Inst.       No. of       Deposits       MSA         Institution      Deposits       Rate
                                         Type        Offices      ($000s)        (%)             (%)           ($000s)       (%)
                                         ----        -------      ------       --------      -----------      --------      ------
BankBoston Corporation                   Bank          290      $21,636,298     25.71           68.37       $21,724,732     (0.41)
Fleet Financial Group                    Bank          169       12,570,763     14.94           19.17        11,291,837     11.33
State Street Corporation                 Bank            6        7,531,683      8.95          100.00         7,715,441     (2.38)
Citizens Financial Group                 Bank           78        4,127,927      4.91           31.56         4,028,013      2.48
UST Corporation                          Bank           66        2,995,674      3.56          100.00         2,915,888      2.74
Mellon Bank Corporation                  Bank            1        2,524,610      3.00            9.02         2,685,381     (5.99)
Eastern Bank Corporation                 Bank           30        1,812,963      2.15          100.00         1,566,883     15.71
Middlesex Savings Bank                   S.B.           15        1,191,310      1.42          100.00         1,060,875     12.30
Peoples Heritage Financial              Thrift          28        1,072,825      1.27           23.63         1,012,517      5.96
Cambridge Savings Bank                   S.B.           10          881,485      1.05          100.00           881,800     (0.04)
Independent Bank Corporation             Bank           32          836,548      0.99           98.43           821,785      1.80
Massbank Corporation                     S.B.           15          815,046      0.97          100.00           782,241      4.19
Medford Savings Bank                     S.B.           16          805,174      0.96          100.00           795,180      1.26
Andover Bancorp                          S.B.           11          785,176      0.93          100.00           754,956      4.00
PNC Bank Corporation                     Bank            1          700,599      0.83            1.57           642,618      9.02
First Essex Bancorp                      Bank           13          677,743      0.81          100.00           661,944      2.39
Affiliated Community Bancorp             S.B.           11          622,231      0.74          100.00           569,970      9.17
Salem Five Cents S.B.                    S.B.            9          602,075      0.72          100.00           606,736     (0.77)
BostonFed Bancorp                       Thrift          10          539,040      0.64          100.00           525,427      2.59
----------------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank                   S.B.            5          484,619      0.58          100.00           470,729      2.95
----------------------------------------------------------------------------------------------------------------------------------
Investors Financial Services Corp.       Bank            1          474,393      0.56          100.00           134,893    251.68
Dedham Institution for Savings           S.B.            9          460,854      0.55          100.00           419,819      9.77
Century Bancorp                          Bank           15          455,828      0.54          100.00           398,038     14.52
CambridgePort Bank                       S.B.            7          452,766      0.54          100.00           423,693      6.86
Somerset Savings Bank                    S.B.            6          446,349      0.53          100.00           431,656      3.40

Other 165 institutions                    --           480       18,646,975     22.16            --          17,443,742      6.90
                                                       ---       ----------     -----                        ----------      ----
Total (190 institutions)                  --         1,334      $84,150,954    100.00            --         $80,766,794      4.19
                                                     =====       ==========    ======                       ===========      ====

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Summary


     Brookline Savings has carved out a profitable niche as a community savings bank specializing in income property lending. The Bank's lending expertise, efficient operations, and strong capital base have contributed to an impressive record of profitability. At the same time, the Bank remains cognizant of the cyclical nature of the commercial real estate market as well as the inherent risk of increased competition related to structural changes in the lending
business and aggressive competitor pricing.   New competitors with less seasoned
underwriting practices are discovering the profit potential of income property lending. Also, a more active secondary market for securitized commercial loans has developed, with the result that the Bank has encountered greater competition for commercial loan originations from non-portfolio commercial real estate lenders. Given that the overwhelming proportion of the Bank's asset base remains invested in income property loans, it is important that the Bank continuously monitor the risk exposure of its balance sheet. The strong base of capital plus reserves serves as an important buffer toward such risk management.

     The Bank' retail banking franchise in concentrated in the Brookline area. The Bank's long-standing presence in the local community provides it with a loyal customer base and a saturated degree of market penetration. However, customers seeking a full range of competitive products and services may not be adequately contented with the Bank's limited offerings as compared to other competitors. As the Bank seeks to manage both sides of the balance sheet, assets and liabilities, it may face increased pressure to improve and expand its retail banking franchise. Such action could generate a cost-effective source of funds, but would also require additional cost investments.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


II.   COMPARISONS WITH PUBLICLY HELD COMPANIES



                                    General

     The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated aggregate pro forma market value of Brookline Savings because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in an initial thrift stock offering.

     The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which due to certain factors, such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts are also examined to provide any evidence of the new issue discount which must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of Brookline Savings with a comparable group of publicly held thrifts and banks (the "Comparative Group"). Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Bank's pro forma conversion valuation.

FELDMAN FINANCIAL ADVISORS
--------------------------


                              Selection Criteria


     Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the over-the-counter markets listed on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") are shown in Exhibit III. Several criteria were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts and banks.

      .  Operating characteristics - An institution's operating characteristics
         -------------------------
         are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

      .  Degree of marketability and liquidity - Marketability of a stock
         -------------------------------------
         reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift and bank stock valuations.

      .  Geographic Location - The region of the country where a company
         -------------------
         operates is also of importance in selecting the comparative group. The operating environment for savings institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


     The Bank's diversified lending operations represent a sharp contrast to the lending profile of a traditional thrift institution. The balance sheet of Brookline Savings is concentrated heavily in income property loans (commercial real estate and multi-family mortgages). In addition, the Bank's relatively high earnings level places it in the upper echelons of solidly profitable thrifts. The Bank's above-average net margin is bolstered by its strong capital base and is accompanied by a very low operating expense ratio. In determining the Comparative Group composition, we focused on the Bank's above-average levels of earnings and capital as well as its diversified real estate lending activities. As with any composition of a group of comparable companies, the identification process was broadened sufficiently to assemble a meaningful number of candidates. Specifically, we initiated a search for companies by applying the selection criteria identified below. Companies that met a majority of the following parameters were considered for inclusion in the Comparative
Group:

            .  Asset size - total assets ranging between $500 million and $1.5
               ----------
               billion.

            .  Capital level - regulatory capital ratios that would generally
               -------------
               qualify for well capitalized designation.

            .  Profitability - return on average assets ("ROAA") approximating
               -------------
               1.00% or greater.

            .  Balance sheet composition - level of loans to assets greater than
               -------------------------
               50% and accompanied by modest concentration of non-earning assets with reliance upon deposits as chief funding source.

            .  Loan concentration - significant concentration of commercial
               ------------------
               real estate and multi-family mortgage loans.

            .  Asset quality - ratio of non-performing assets to total assets
               -------------
               less than 1.50%.

            .  Geographic location - additional consideration given to companies
               -------------------
               located in the state of Massachusetts.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Our search for comparable publicly held thrifts initially targeted strongly capitalized, highly profitable thrifts with significant income property lending activities. Very few public thrifts exhibited all of these distinct operating and financial characteristics. Many that did were much smaller than Brookline Savings. However, one public thrift exhibited comparable financial ratios in all such criteria and was selected for the Comparative Group. JSB Financial Inc., which is headquartered in Lynbrook, New York, had a 22.85% equity to assets ratio, a 1.80% ROAA, and 87.0% of its loan portfolio in non-residential mortgages.

     Although such exceptionally capitalized public thrifts of comparable size were not present in Massachusetts, a handful of solidly profitable thrifts with consequential proportions of non-residential mortgage loans were included in the Comparative Group. These six public thrifts exhibited an average equity to assets ratio of 8.08%, an average 1.15% ROAA, and an average of 27.9% of its loans comprising non-residential mortgages. In comparison to the aggregate thrift industry, this sub-group of Massachusetts thrifts exhibited above-average profitability and greater concentrations of non-residential mortgages.

     Expanding the search for comparable public thrifts beyond the borders of Massachusetts led us to focus on high earnings performers with solid capital levels, low expense ratios, and diversified lending activities. Including JSB Financial, a total of six other thrifts were selected for the Comparable Group. These six institutions were distinguished by very high net interest margins, an average equity to assets ratio of 13.61%, an average 1.37% ROAA, and an average of 56.8% of its loans concentrated in non-residential mortgages. All of these indicators surpassed that of the aggregate thrift industry operating performance.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     Because of the Bank's distinctly high earnings levels and concentrated lending niche, we elected to expand our search for comparable institutions to include the consideration of publicly held banks. While most of these banks did not have exceptionally high capital levels similar to Brookline Savings, they did have another important source of interest-free funds in the form of non-interest-bearing deposits. The balance of net interest-earning assets (interest-earning assets less interest-bearing liabilities) at each of the selected banks exceeded the corresponding balance at Brookline Savings. Three of the banks included in the Comparative Group were based in Massachusetts, one from New York, and one from Pennsylvania. Another important comparable institution, First National Bank of Anchorage, is based in Alaska. First National Bank had an equity to assets ratio of 25.47%, an ROAA of 2.34%, and a proportion of non-residential mortgages to total loans amounting to 44.9%.

     As a result of applying the aforementioned criteria and analyzing the screening results, the selection process has produced a reliable representation of publicly traded thrifts and banks with operations comparable to those of Brookline Savings. A general overview of the eighteen members selected for the Comparative Group is presented in Table 12. The Comparative Group is further sub-divided into three groups each with six companies: (i) Massachusetts Thrift Group; (ii) Other Thrift Group; and (iii) Commercial Bank Group. The asset sizes of the Comparative Group companies range from $518 million at Horizon Financial Corp. to $1.5 billion at JSB Financial, with an overall average size of $982 million. While some differences inevitably exist between the Bank and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of comparison for valuation purposes.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Table 12
                      Comparative Group Operating Summary
                  As of the Latest Period Ended June 30, 1997


                                                                       Total      Equity/
                                                            No. of     Assets     Assets
              Company                     City       State  Offices   ($000s)       (%)
              -------                     ----       -----  -------  ----------  ---------
Brookline Savings Bank (1)            Brookline       MA        5      680,316    18.43

Massachusetts Thrift Group
--------------------------
Affiliated Community Bancorp          Waltham         MA       12    1,090,431     9.78
Andover Bancorp Inc.                  Andover         MA       12    1,250,943     8.06
First Essex Bancorp Inc.              Andover         MA       15    1,245,415     6.97
Medford Savings Bank                  Medford         MA       16    1,072,557     8.99
MetroWest Bank                        Framingham      MA       12      566,517     7.45
SIS Bancorp Inc.                      Springfield     MA       25    1,434,545     7.20

Other Thrift Group
------------------
American Bank of Connecticut          Waterbury       CT       15      605,857     8.29
Dime Community Bancorp Inc.           Brooklyn        NY       15    1,315,026    14.52
Horizon Financial Corp.               Bellingham      WA       12      518,661    15.60
ITLA Capital Corp.                    La Jolla        CA        6      850,201    10.99
JSB Financial Inc.                    Lynbrook        NY       13    1,531,115    22.85
Security First Corp.                  Mayfield Hts.   OH       14      653,226     9.42

Commercial Bank Group
---------------------
Cape Cod Bank and Trust Co.           Hyannis         MA       26      910,343     7.79
Century Bancorp Inc.                  Medford         MA       15      571,193     8.79
First National Bank of Anchorage      Anchorage       AK       28    1,431,767    25.47
Hudson Chartered Bancorp Inc.         Lagrangeville   NY       21      729,047     9.02
Independent Bank Corp.                Rockland        MA       32    1,260,751     6.82
Keystone Heritage Group Inc.          Lebanon         PA       24      634,112    10.31


(1)  As of August 31, 1997.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                         Recent Financial Comparisons

     Table 13 summarizes certain key financial comparisons between Brookline Savings and the comparative group. Tables 14 through 18 contain the detailed financial comparisons of the Bank with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Comparative financial data for the Comparative Group companies were utilized as of or for the last twelve months ("LTM") ended June 30, 1997. For Brookline Savings, such financial data was examined for the LTM ended August 31, 1997.

     Brookline Savings' ROAA was 1.91% as compared to the Comparative Group's average ROAA of 1.34%. The Bank's 1.90% core ROAA (excluding gains on sale and other non-recurring items) also exceeded the Comparative Group's average core ROAA of 1.31%. In contrast to the Comparative Group, the Bank's profitability was bolstered by a higher level of net interest income, no provision for loan losses, and a lower operating expense ratio. Among the members of the Comparative Group, only First National Bank of Anchorage exhibited a higher level of profitability with an ROAA of 2.34%. Other Comparative Group companies reporting a very high ROAA included JSB Financial at 1.80%, Keystone Heritage Group at 1.68%, and Horizon Financial Corp. at 1.56%.

     The Bank's net interest income of 4.12% relative to average assets was positioned ahead of the Comparative Group's average of 3.97%. As discussed in Chapter I, the Bank's high level of net interest income is attributable to its significant concentration of higher yielding loans, overall high proportion of loans to assets, and its strong capital base. The

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Bank's level of net interest income exceeded that of most of the thrifts in the Comparative Group, but trailed that of the commercial banks included in the Comparative Group. The net interest margins of the banks were supported by high yielding loans and low costs of funds related to substantial concentrations of non-interest-bearing accounts and low costing checking accounts.

     The Bank's net interest rate spread measured 3.22% over the observed period, measuring below the Comparative Group's average of 3.47%. The Bank's cost of funds at 4.70% exceeded the Comparative Group's average of 4.41%. The Bank's higher cost of funds reflected its increased reliance on certificate accounts and borrowed funds as funding sources. Many of the thrifts in the Comparative Group still had notable concentrations of passbook savings accounts which restrained their overall costs of funds, while the commercial banks were able to rely upon checking accounts to limit their funding costs. The Bank's yield on interest-earning assets measured 7.92%, slightly exceeding the Comparative Group's average of 7.88%. The Bank's interest-earning asset yield surpassed the Massachusetts Thrift Group's average of 7.63%, approximated the Other Thrift Group's average of 7.90%, and trailed the Commercial Bank Group's average of 8.11%.

     The Bank's net interest-earning asset balance averaged 17.13% of total assets and was positioned above the Comparative Group's average of 15.42%. This advantage primarily reflected the Bank's higher capital level. The Bank's 18.43% ratio of equity to assets easily surpassed the Comparative Group's average equity ratio of 11.02%. Only First National Bank and JSB Financial exhibited higher equity ratios at 25.47% and 22.85%, respectively. Several other Comparative Group members exhibited equity ratios above 10.00%. The Commercial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 13
                           Key Financial Comparisons
               Brookline Savings Bank and the Comparative Group
              As of the Latest Twelve Months Ended June 30, 1997


                                                     Brookline                     Comparative
                                                      Savings                         Group
                                                      Bank(1)                        Average
                                                    ------------                   -----------
Profitability
-------------
LTM Return on Average Assets                             1.91 %                         1.34 %
Core Return on Average Assets                            1.90                           1.31

LTM Return on Average Equity                            10.91                          13.06
Core Return on Average Equity                           10.86                          12.77

Income and Expense  (% of avg. assets)
--------------------------------------
Total Interest Income                                    7.95                           7.56
Total Interest Expense                                   3.83                           3.59
Net Interest Income                                      4.12                           3.97
Provision for Loan Losses                                0.00                           0.17

Other Operating Income                                   0.12                           0.60
Net Gains and Non-recurring Income                       0.01                           0.08

General and Administrative Expense                       1.28                           2.47
Real Estate Expense (Income)                            (0.04)                          0.02
Non-recurring Expense                                    0.00                           0.05

Pre-tax Core Earnings                                    3.00                           1.91

Yield-Cost Data
---------------
Yield on Earning Assets                                  7.92                           7.88
Cost of Funds                                            4.70                           4.41
                                                        -----                          -----
Net Interest Spread                                      3.22                           3.47

Asset Utilization  (% of avg. assets)
--------------------------------------
Avg. Interest-earning Assets                            98.58                          94.74
Avg. Interest-bearing Liabilities                       81.45                          79.32
                                                        -----                          -----
Net Interest-earning Assets                             17.13                          15.42

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                             Table 13  (continued)
                           Key Financial Comparisons
               Brookline Savings Bank and the Comparative Group
              As of the Latest Twelve Months Ended June 30, 1997

                                                     Brookline                     Comparative
                                                      Savings                         Group
                                                      Bank(1)                        Average
                                                    ------------                   -----------
Balance Sheet Composition  (% of assets)
-------------------------
Cash and Securities                                     29.01 %                          34.17 %
Loans Receivable, net                                   69.54                            62.55
Real Estate                                              0.29                             0.15
Intangible Assets                                        0.00                             0.26
Other Assets                                             1.16                             2.87

Total Deposits                                          70.77                            75.06
Borrowed Funds                                           9.09                            12.61
Other Liabilities                                        1.71                             1.31
Total Equity                                            18.43                            11.02

Loan Portfolio  (% of total loans)
--------------
Residential Mortgage Loans                              20.51                            43.23
Other Real Estate Mortgage Loans                        70.22                            42.38
Non-mortgage Loans                                       9.27                            14.39

Growth Rates
------------
Total Assets                                             4.31                            11.80
Total Loans                                              3.47                            13.68
Total Deposits                                           0.54                             9.71

Regulatory Capital Ratios
-------------------------
Tier 1 Leverage Capital                                 16.95                            10.32
Tier 1 Risk-based Capital                               20.99                            16.86
Total Risk-based Capital                                22.25                            17.94

Credit Risk Ratios
------------------
Non-performing Loans / Total Loans                       0.29                             0.93
Non-performing Assets / Total Assets                     0.50                             0.71
Reserves / Non-performing Assets                       364.47                           160.96
Reserves / Total Loans                                   2.56                             1.46

(1)  As of the twelve months ended August 31, 1997

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Bank group displayed an average 22.35% net balance on interest-earning assets, reflecting the favorable impact of meaningful levels of non-interest-bearing deposits.

     The Bank's non-interest operating income totaled 0.12% in relation to average assets, trailing the Comparative Group's average of 0.60%. The twelve thrifts in the Comparative Group displayed an average non-interest operating income ratio of 0.34%, while the six banks demonstrated a higher average of 1.13%. The Bank's ratio of non-interest income was lower than each of the levels generated by the Comparative Group companies. Brookline Savings has not developed a broad offering of fee-producing products and services beyond its lending activities and traditional deposit operations. The Bank's production of gains on sale was insignificant during this recent period, although such revenue source has been more consequential in prior years. The Bank's level of gains and other non-recurring income amounted to 0.01% of average assets as compared to the Comparative Group's average of 0.08%.

     As discussed in Chapter I, the Bank has not charged its provision for loan losses in recent years. The Comparative Group exhibited varying levels of provisions, with an overall average of 0.17% relative to average assets. The Bank and the Comparative Group on the whole maintained low levels of non-performing assets, with Brookline Savings at 0.50% of assets and the Comparative Group averaging 0.71%. Brookline Savings maintained a comparatively higher level of loan loss reserves. The Bank's reserve level measured 364.5% of non-performing assets versus the Comparative Group's average of 161.0%. Relative to total loans, the Bank's reserve level of 2.56% exceeded the Comparative Group's average of 1.46%.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     The Bank's operating expenses have been targeted by management as a critical linchpin toward sustaining a high level of profitability. The Bank's 1.28% ratio of operating expense was lower than that of all members of the Comparative Group, which included Horizon Financial at 1.47%, Affiliated Community Bancorp at 1.66%, and Andover Bancorp at 1.76%. In comparison, the aggregate thrift industry's expense ratio has hovered slightly above 2.00%. The thrifts in the Comparative Group averaged 2.00%, while the commercial banks averaged a higher ratio of 3.41%. Commercial banks have traditionally exhibited higher expense ratios than thrifts because of their more extensive retail operations that typically comprise more fee-generating services and greater transaction account activity.

     The Bank's balance sheet composition reflected many similarities with that of the Comparative Group companies. Total net loans amounted to 69.5% of assets at Brookline Savings, slightly above the Comparative Group's average concentration of 62.6%. Companies exhibiting loan concentrations above that of the Bank included Security First Corp. (89.4%), ITLA Capital Corp. (81.7%), Horizon Financial Corp. (78.1%), MetroWest Bank (76.3%), and Andover Bancorp (70.2%). The Bank's holdings of cash and investment securities amounted to 29.01% of total assets, slightly below the Comparative Group's average of 34.17%.

     The Bank's 20.51% proportion of one-to-four family residential mortgages to total loans was closer to the Commercial Bank Group's average of 27.02% than the overall Comparative Group's average of 43.23%. While the companies in the Other Thrift Group had a majority of their loans concentrated in non-residential mortgage loans, the Massachusetts Thrift Group had the bulk of their loans in the residential category. Brookline Savings

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

exhibited a 70.22% concentration of its loan portfolio in the non-residential mortgage loan segment. Several members of the Comparative Group also exhibited a majority of loans in the non-residential mortgage category, including ITLA Capital Corp. (98.05%), JSB Financial (87.03%), Dime Community Bancorp at (61.16%), and Security First Corp. (50.27%). The Commercial Bank Group also exhibited substantial concentrations in the non-mortgage loan segment comprising commercial business loans and consumer loans.

     The Bank's growth rates trailed the Comparative Group's averages in each category of assets, loans, and deposits. The Bank's asset growth rate of 4.31% over the past twelve months was below the Comparative Group's average of 11.80%. Several of the Comparative Group companies have completed acquisitions which enhanced their respective growth rates. The Bank's recent growth has been internally generated with a high emphasis on selective origination of assets at attractive yields and with prudent credit risk considerations. The Bank's deposit growth of 0.54% was significantly behind the Comparative Group's average of 9.71%. The Bank has increased its utilization of borrowings as a funding source in recent periods.

     In summary, the Bank's earnings performance was superior to that of the Comparative Group. Its strong capital base provides a substantial source of interest-free funds, similar to that of a commercial bank with significant balances of checking accounts. However, no operating expenses are necessary to service and support equity capital as opposed to checking accounts with the attendant branch and back-office operations. The Bank's capital base provides an important buffer against its high concentration of riskier commercial real estate and multi-family loans, as compared to the traditional thrift profile of emphasizing single-family residential mortgages.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


================================================================================
                                    Table 14
                      General Financial Performance Ratios
            As of or for the Latest Twelve Months Ended June 30, 1997
================================================================================

                                                                          Total           Tang.           Total
                                             Total          Total        Equity/         Equity/          NPAs/
                                            Assets        Deposits       Assets          Assets          Assets
                                           ($mil.)         ($mil.)         (%)             (%)             (%)
                                           -------        --------       ------          ------          ------
----------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)          680,316         481,467        18.43           18.43            0.50
Comparative Group Average                  981,762         720,817        11.02           10.79            0.71
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.          1,110,068         772,498         8.08            7.83            0.62
----------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp             1,090,431         676,447         9.78            9.73            0.39
Andover Bancorp Inc.                     1,250,943         920,191         8.06            8.06            1.01
First Essex Bancorp Inc.                 1,245,415         728,943         6.97            6.11            0.56
Medford Savings Bank                     1,072,557         824,611         8.99            8.43            0.37
MetroWest Bank                             566,517         469,389         7.45            7.45            0.91
SIS Bancorp Inc.                         1,434,545       1,015,404         7.20            7.20            0.47

----------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                    912,348         687,683        13.61           13.24            0.90
----------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut               605,857         447,601         8.29            7.98            1.81
Dime Community Bancorp Inc.              1,315,026         963,395        14.52           12.76            0.73
Horizon Financial Corp.                    518,661         428,471        15.60           15.60            0.00
ITLA Capital Corp.                         850,201         689,021        10.99           10.95            1.47
JSB Financial Inc.                       1,531,115       1,132,634        22.85           22.85            1.08
Security First Corp.                       653,226         464,976         9.42            9.28            0.28

----------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                 922,869         702,271        11.37           11.29            0.62
----------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                910,343         678,528         7.79            7.79            0.66
Century Bancorp Inc.                       571,193         456,782         8.79            8.61            0.97
First National Bank of Anchorage         1,431,767         920,034        25.47           25.47            0.49
Hudson Chartered Bancorp Inc.              729,047         657,514         9.02            8.99            0.81
Independent Bank Corp.                   1,260,751         958,011         6.82            6.62            0.53
Keystone Heritage Group Inc.               634,112         542,757        10.31           10.26            0.28


                                                   Net
                                                Interest            LTM             LTM            Core            Core
                                                 Margin            ROAA            ROAE            ROAA            ROAE
                                                  (%)               (%)             (%)             (%)             (%)
                                                -------            ----            ----            ----            ----
-------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)                  4.23            1.91           10.91            1.90           10.86
Comparative Group Average                          4.22            1.34           13.06            1.31           12.77
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.                    3.52            1.15           14.35            1.14           14.20
-------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                       3.36            0.96            9.78            1.10           11.14
Andover Bancorp Inc.                               3.18            1.10           13.91            1.13           14.33
First Essex Bancorp Inc.                           3.31            0.98           13.28            0.85           11.63
Medford Savings Bank                               3.33            1.08           12.09            1.01           11.31
MetroWest Bank                                     4.07            1.38           17.90            1.37           17.82
SIS Bancorp Inc.                                   3.84            1.39           19.13            1.38           18.99

-------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                            4.15            1.37           10.58            1.37           10.65
-------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                       3.44            1.28           15.10            1.10           12.98
Dime Community Bancorp Inc.                        4.07            1.00            5.94            1.04            6.20
Horizon Financial Corp.                            3.63            1.56            9.99            1.54            9.82
ITLA Capital Corp.                                 4.97            1.48           12.72            1.48           12.72
JSB Financial Inc.                                 4.72            1.80            8.20            1.70            7.77
Security First Corp.                               4.04            1.07           11.51            1.34           14.39

-------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                         5.01            1.49           14.27            1.42           13.46
-------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                        4.60            1.40           17.29            1.22           15.14
Century Bancorp Inc.                               4.92            1.08           12.62            1.06           12.38
First National Bank of Anchorage                   6.08            2.34            9.54            2.34            9.54
Hudson Chartered Bancorp Inc.                      5.02            1.27           13.94            1.21           13.29
Independent Bank Corp.                             4.66            1.18           15.91            1.18           15.91
Keystone Heritage Group Inc.                       4.75            1.68           16.30            1.50           14.51


        Source:  Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

================================================================================
                                    Table 15
                           Income and Expense Analysis
                For the Latest Twelve Months Ended June 30, 1997
================================================================================


                                                                  As a Percent of Average Assets
                                      -----------------------------------------------------------------------------------
                                                                              Net           Other          Gains &
                                            Interest        Interest       Interest         Oper.          Non-rec.
                                             Income         Expense         Income          Income          Income
                                             ------         -------         ------          ------          ------
-------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)             7.95            3.83           4.12            0.12            0.01
Comparative Group Average                     7.56            3.60           3.97            0.60            0.08
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.               7.32            3.95           3.37            0.40            0.06
-------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                  7.47            4.19           3.28            0.16            0.00
Andover Bancorp Inc.                          7.25            4.18           3.07            0.43            0.27
First Essex Bancorp Inc.                      7.57            4.38           3.19            0.27            0.08
Medford Savings Bank                          6.93            3.73           3.20            0.27           (0.00)
MetroWest Bank                                7.60            3.73           3.86            0.43           (0.01)
SIS Bancorp Inc.                              7.12            3.50           3.63            0.84            0.04

-------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                       7.89            3.90           3.99            0.28            0.06
-------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                  7.23            3.94           3.29            0.55            0.15
Dime Community Bancorp Inc.                   7.24            3.38           3.86            0.25            0.17
Horizon Financial Corp.                       7.73            4.16           3.56            0.27            0.03
ITLA Capital Corp.                            9.87            4.96           4.91            0.14            0.03
JSB Financial Inc.                            7.05            2.60           4.44            0.22            0.00
Security First Corp.                          8.22            4.33           3.89            0.26            0.00

-------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                    7.48            2.94           4.54            1.13            0.13
-------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                   7.48            3.25           4.23            1.70            0.30
Century Bancorp Inc.                          7.22            2.84           4.38            0.80            0.03
First National Bank of Anchorage              7.54            2.10           5.44            1.41            0.00
Hudson Chartered Bancorp Inc.                 7.31            2.87           4.44            0.86            0.10
Independent Bank Corp.                        7.56            3.20           4.35            1.15            0.00
Keystone Heritage Group Inc.                  7.78            3.38           4.40            0.86            0.32


                                                                 As a Percent of Average Assets
                                      -----------------------------------------------------------------------------------
                                             Loan                            Real                          Pre-tax
                                             Loss          Operating        Estate          Non-rec.         Core
                                             Prov.          Expense         Expense         Expense        Earnings
                                             -----          --------        -------         -------        --------
-------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)             0.00            1.28          (0.04)           0.00            3.00
Comparative Group Average                     0.17            2.47           0.02            0.05            1.91
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.               0.17            2.13           0.05            0.04            1.42
-------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                  0.08            1.66          (0.01)           0.21            1.72
Andover Bancorp Inc.                          0.20            1.76           0.10            0.00            1.44
First Essex Bancorp Inc.                      0.16            2.10           0.07            0.00            1.12
Medford Savings Bank                          0.02            1.77          (0.01)           0.00            1.68
MetroWest Bank                                0.37            2.51           0.13            0.00            1.29
SIS Bancorp Inc.                              0.17            2.98           0.01            0.03            1.30

-------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                       0.21            1.87           0.01            0.10            2.18
-------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                  0.30            1.80           0.12            0.00            1.61
Dime Community Bancorp Inc.                   0.34            2.03           0.05            0.17            1.68
Horizon Financial Corp.                       0.03            1.47           0.00            0.00            2.32
ITLA Capital Corp.                            0.51            2.05           0.01            0.00            2.48
JSB Financial Inc.                            0.04            1.82          (0.11)           0.00            2.91
Security First Corp.                          0.05            2.06          (0.02)           0.41            2.05

-------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                    0.14            3.41           0.01            0.01            2.12
-------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                   0.00            3.96           0.00            0.00            1.68
Century Bancorp Inc.                          0.16            3.27          (0.01)           0.00            1.88
First National Bank of Anchorage              0.10            3.57           0.00            0.00            3.19
Hudson Chartered Bancorp Inc.                 0.40            3.06           0.03            0.01            2.15
Independent Bank Corp.                        0.19            3.49           0.02            0.00            2.01
Keystone Heritage Group Inc.                  0.00            3.11           0.01            0.03            1.83


        Source:  Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


================================================================================
                                   Table 16
                     Yield-Cost Structure and Growth Rates
               For the Latest Twelve Months Ended June 30, 1997
================================================================================


                                     Avg. Int.   Avg. Int     Net      Yield on    Cost of
                                     Earning     Bearing    Earning    Interest    Interest      Net       Asset     Loan    Deposit
                                     Assets/     Liabs./    Assets/     Earning    Bearing     Interest    Growth   Growth    Growth
                                     Assets/     Assets     Assets/     Assets      Liabs.      Spread      Rate     Rate      Rate
                                     -------     ------     -------     -------     -------     ------     -----    -----     -----

------------------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)    98.58       81.45       17.13       7.92       4.70         3.22       4.31     3.47      0.54
Comparative Group Average            94.74       79.32       15.42       7.88       4.41         3.47      11.80    13.68      9.71
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.      95.97       85.87       10.10       7.63       4.60         3.03      17.88    16.66     15.51
------------------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp         97.54       85.48       12.06       7.66       4.90         2.76      10.83    14.64      8.87
Andover Bancorp Inc.                 96.38       86.11       10.27       7.52       4.85         2.67       6.56     8.32     17.90
First Essex Bancorp Inc.             96.37       86.72        9.65       7.85       5.05         2.80      47.75    35.78     43.47
Medford Savings Bank                 96.13       87.01        9.11       7.21       4.29         2.92       7.96     5.14      2.41
MetroWest Bank                       95.00       86.90        8.10       8.00       4.30         3.70      15.59    24.45     10.89
SIS Bancorp Inc.                     94.40       82.98       11.43       7.55       4.21         3.34      18.57    11.62      9.50

-----------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.              96.02       82.21       13.81       7.90       4.44         3.46       6.48    13.93      6.36
-----------------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut         95.68       87.54        8.14       7.56       4.50         3.06      13.96     3.51     16.77
Dime Community Bancorp Inc.          94.78       79.43       15.35       7.64       4.25         3.39      (4.14)   28.48      1.40
Horizon Financial Corp.              98.03       82.47       15.56       7.88       5.05         2.83       5.10     1.14      5.49
ITLA Capital Corp.                   97.35       81.52       15.84       8.30       4.42         3.88      12.64    26.85      5.53
JSB Financial Inc.                   96.23       89.27        6.96       8.54       4.85         3.69      10.98     8.68     11.69
Security First Corp.                 94.04       73.02       21.01       7.49       3.57         3.92       0.33    14.91     (2.73)

-----------------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.           92.24       69.89       22.35       8.11       4.19         3.92      11.04    10.44      7.25
-----------------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.          92.74       70.32       22.42       8.07       4.62         3.45      21.50    15.91     10.93
Century Bancorp Inc.                 89.71       71.86       17.85       8.05       3.95         4.10       7.37    10.09      1.60
First National Bank of Anchorage     89.58       53.38       36.19       8.42       3.93         4.49       1.32     7.14      1.77
Hudson Chartered Bancorp Inc.        92.32       70.38       21.94       7.92       4.08         3.84       6.34     6.60      6.32
Independent Bank Corp.               94.03       76.02       18.01       8.03       4.21         3.82      20.43    15.69     12.75
Keystone Heritage Group Inc.         95.06       77.38       17.68       8.18       4.37         3.81       9.29     7.20     10.13

        Source:  Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

================================================================================
                                   Table 17
                           Balance Sheet Composition
              As of the Latest Twelve Months Ended June 30, 1997
================================================================================

                                                               As a Percent of Total Assets
                                           ------------------------------------------------------------------
                                             Cash &          Net           Real        Intang.        Other
                                           Securities       Loans         Estate       Assets        Assets
                                           ----------       -----         ------       ------        ------

--------------------------------------------------------------------------------------------------------------
Brookline Savings Bank (8/31/97)             29.01          69.54          0.29          0.00          1.16
Comparative Group Average                    34.17          62.55          0.15          0.26          2.87
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.              36.15          60.56          0.11          0.26          2.92
--------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                 35.63          62.12          0.00          0.06          2.20
Andover Bancorp Inc.                         27.09          70.23          0.11          0.00          2.56
First Essex Bancorp Inc.                     38.41          56.95          0.12          0.92          3.60
Medford Savings Bank                         43.92          52.71          0.01          0.61          2.75
MetroWest Bank                               20.78          76.33          0.22          0.00          2.67
SIS Bancorp Inc.                             51.04          45.02          0.20          0.00          3.73

--------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                      26.61          70.49          0.29          0.42          2.18
--------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                 38.28          59.09          0.28          0.33          2.02
Dime Community Bancorp Inc.                  39.18          56.26          0.13          2.01          2.42
Horizon Financial Corp.                      19.70          78.07          0.00          0.00          2.22
ITLA Capital Corp.                           15.83          81.67          0.57          0.05          1.89
JSB Financial Inc.                           38.58          58.49          0.75          0.00          2.18
Security First Corp.                          8.09          89.37          0.03          0.15          2.36

--------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                   39.75          56.60          0.05          0.08          3.51
--------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                  42.95          53.89          0.07          0.00          3.09
Century Bancorp Inc.                         42.36          53.97          0.01          0.20          3.46
First National Bank of Anchorage             52.27          42.46          0.05          0.00          5.22
Hudson Chartered Bancorp Inc.                33.72          62.25          0.13          0.04          3.86
Independent Bank Corp.                       37.90          59.31          0.03          0.22          2.55
Keystone Heritage Group Inc.                 29.32          67.75          0.03          0.05          2.86

                                                              As a Percent of Total Assets
                                           -------------------------------------------------------------------
                                            Total          Borrowed        Other         Total         Total
                                           Deposits         Funds         Liabs.        Liabs.        Equity
                                           --------        --------       ------        ------        ------

--------------------------------------------------------------------------------------------------------------
Brookline Savings Bank (8/31/97)             70.77           9.09          1.71          81.57          18.43
Comparative Group Average                    75.06          12.61          1.31          88.98          11.02
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.              70.77          19.99          1.16          91.92           8.08
--------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                 62.03          27.39          0.80          90.22           9.78
Andover Bancorp Inc.                         73.56          17.68          0.70          91.94           8.06
First Essex Bancorp Inc.                     58.53          32.88          1.61          93.03           6.97
Medford Savings Bank                         76.88          13.64          0.49          91.01           8.99
MetroWest Bank                               82.86           8.79          0.90          92.55           7.45
SIS Bancorp Inc.                             70.78          19.54          2.48          92.80           7.20

--------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                      75.99           8.92          1.47          86.39          13.61
--------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                 73.88          17.31          0.52          91.71           8.29
Dime Community Bancorp Inc.                  73.26          10.61          1.61          85.48          14.52
Horizon Financial Corp.                      82.61           0.00          1.79          84.40          15.60
ITLA Capital Corp.                           81.04           7.23          0.73          89.01          10.99
JSB Financial Inc.                           73.97           0.00          3.17          77.15          22.85
Security First Corp.                         71.18          18.39          1.01          90.58           9.42

--------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                   78.42           8.93          1.28          88.63          11.37
--------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                  74.54          17.08          0.59          92.21           7.79
Century Bancorp Inc.                         79.97           9.96          1.28          91.21           8.79
First National Bank of Anchorage             64.26           9.58          0.69          74.53          25.47
Hudson Chartered Bancorp Inc.                90.19           0.25          0.54          90.98           9.02
Independent Bank Corp.                       75.99          13.82          3.37          93.18           6.82
Keystone Heritage Group Inc.                 85.59           2.87          1.23          89.69          10.31


        Source:  Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

================================================================================
                                    Table 18
               Capital Ratios, Asset Quality, and Loan Composition
               As of the Latest Twelve Months Ended June 30, 1997
================================================================================

                                      Tier 1    Tier 1    Total
                                     Capital/  Capital/  Capital/   Total    Total                       Resid.    Other    Nonmtg.
                                       Total   RiskAdj.  RiskAdj.   NPLs/    NPAs/  Resrvs./  Resrvs./    Mtgs./    Mtgs./  Loans/
                                      Assets    Assets    Assets    Loans   Assets    NPAs     Loans     Loans     Loans     Loans
                                      -------   -------   -------   ------  -------   -----    ------    ------    ------    -----

------------------------------------------------------------------------------------------------------------------------------------
Brookline Savings Bank  (8/31/97)      16.95     20.99     22.25     0.29     0.50   364.47      2.56     20.51     70.22      9.27
Comparative Group Average              10.32     16.86     17.94     0.93     0.71   160.96      1.46     43.23     42.38     14.39
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.         7.88     13.08     14.31     0.81     0.62   164.19      1.54     62.31     27.87      9.81
------------------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp            9.92     17.93     19.18     0.63     0.39   191.75      1.20     67.34     30.66      1.99
Andover Bancorp Inc.                    8.20     13.76     15.01     1.26     1.01    99.08      1.41     77.59     18.98      3.43
First Essex Bancorp Inc.                6.11     10.44     11.70     0.77     0.56   146.94      1.43     48.26     20.39     31.36
Medford Savings Bank                    8.54     14.89     16.03     0.68     0.37   176.45      1.22     71.69     23.19      5.11
MetroWest Bank                          7.51      9.57     10.82     0.62     0.91   126.64      1.48     51.11     44.34      4.56
SIS Bancorp Inc.                        6.99     11.88     13.13     0.90     0.47   244.29      2.48     57.88     29.69     12.44

------------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                11.57     18.34     19.11     1.11     0.90   110.49      1.12     40.35     56.81      2.84
------------------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut              NA        NA        NA     2.56     1.81    48.13      1.45     65.15     30.25      4.60
Dime Community Bancorp Inc.             9.87     18.73     19.99     1.05     0.73   112.22      1.43     37.95     61.16      0.89
Horizon Financial Corp.                15.38     29.44     30.39     0.00     0.00       NM      0.84     85.57     14.10      0.34
ITLA Capital Corp.                     10.60     12.20     13.40     1.09     1.47    84.20      1.50      1.59     98.05      0.36
JSB Financial Inc.                     14.08     20.97     20.37     1.62     1.08    33.98      0.62      9.41     87.03      3.56
Security First Corp.                    7.92     10.34     11.40     0.31     0.28   273.91      0.85     42.45     50.27      7.28

------------------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.             11.72     19.40     20.61     0.88     0.62   199.80      1.72     27.02     42.45     30.53
------------------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.             7.91     12.18     13.44     1.02     0.66   185.10      2.20     26.90     46.55     26.55
Century Bancorp Inc.                    8.68     15.34     16.59     1.69     0.97    80.04      1.42     34.23     48.11     17.66
First National Bank of Anchorage       24.88     49.16     50.02     0.67     0.49    88.23      1.03     23.32     44.87     31.81
Hudson Chartered Bancorp Inc.           8.84     13.00     14.26     0.96     0.81   159.36      2.04     30.13     35.28     34.59
Independent Bank Corp.                  9.66     13.32     14.60     0.74     0.53   188.88      1.65     29.30     33.36     37.34
Keystone Heritage Group Inc.           10.32     13.39     14.72     0.22     0.28   497.19      1.99     18.24     46.53     35.23

        Source:  Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                        III.  MARKET VALUE ADJUSTMENTS


     This concluding chapter of the appraisal identifies certain additional adjustments to Brookline Savings' estimated pro forma market value relative to the Comparative Group selected in Chapter II. Adjustments are also necessary to reflect the equity market's likely reception of a new thrift stock offering under current conditions. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which include depositors holding subscription rights exercisable in the Subscription Offering and unrelated parties who may purchase stock in the Community Offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Bank relative to other publicly held financial institutions and relative to alternative investments.

     In determining the aggregate pro forma market value of the Bank pursuant to its Reorganization, we have assumed that the Bank would be valued initially based on a full standard conversion, and subsequently with the mutual holding company structure in place based on a sale of a 47% minority ownership interest. Our appraised value is predicated on a continuation of the current operating environment for the Bank and thrift institutions in general. Changes in the Bank's operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the value of the Bank or thrift stocks in general. Therefore, the valuation range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

                    (1)   Earnings Prospects
                    (2)   Market Area
                    (3)   Management
                    (4)   Dividend Capacity
                    (5)   Liquidity
                    (6)   Subscription Interest
                    (7)   Stock Market Conditions
                    (8)   New Issue Discount
                    (9)   Mutual Holding Company Issues

Earnings Prospects
------------------

     Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects. The Bank's earnings structure is predicated on managing higher risk, higher yielding loans at profitable spreads over its cost of funds and operating expenses. The Bank has demonstrated a very successful track record in implementing this business strategy in the current economic environment. Given its asset composition, the Bank is adeptly focused on risk management through maintaining strong capital levels, flexible liquidity, solid credit reserves, highly efficient operations, and conservative underwriting practices.

     The challenges facing the Bank's profitability are threefold: (i) maintain and advance competitive advantages in originating income property loans; (ii) preserve its financial strength in the face of such riskier lending activity; and (iii) guard against liberalized lending standards

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

in good times and an economic downturn in bad times. On the whole, we believe that the Bank's earnings face a greater vulnerability to economic conditions than the average thrift due to its lending specialization in the commercial real estate and multi-family mortgage markets. Also, the larger dollar-balances of individual loans in the income property category present an additional risk of concentration. The Bank's post-Reorganization capital level will be additionally fortified to help the Bank manage these business risks. However, while the Bank's return on assets should be enhanced in the near term through the re-investment of net capital proceeds, Brookline Savings will be challenged to generate competitive returns on equity.

     The Bank's success in producing considerable returns in recent years indicates that its well-focused goals have been beneficial. While we believe it is a daunting challenge for any financial institution to sustain such a high level of profitability, the Bank has developed an effective business model that emphasizes higher yields and lower costs. Although economic conditions in the Bank's market area are anticipated to remain stable, an unexpected business downturn or dramatic interest rate increases could suppress the Bank's ability to expand its lending niche, disrupt asset quality, and strain earnings. However, we believe that the Bank's expected capital levels and low cost operating profile are mitigating factors. Therefore, we believe that no additional adjustment is warranted.

Market Area
-----------

     The members of the Comparative Group are located primarily in Massachusetts and other states in the Northeast. All of the Comparative Group companies have a significant base of real estate mortgage lending. The Bank's primary market area is characterized by a stable population base with above-average income levels. We do not believe that, on the whole, the

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

market area conditions of the Comparative Group are materially different from those facing the Bank. Accordingly, we believe that no adjustment is warranted for market area.

Management
----------

     Management's principal challenge is to generate profitable results, monitor credit risks, and control operating costs while the Bank competes in an increasingly competitive financial services environment. Brookline Savings' management has demonstrated its effectiveness in implementing specialized lending strategies and maintains a favorable image within the local community, which constitutes an important factor in cultivating depositor and borrower relationships. Accordingly, we believe that the Bank has sufficient managerial resources in place to implement its operating goals and that no additional adjustment is necessary.

Dividend Capacity
-----------------

     Upon completion of the Stock Offering, the Stock Company intends to pay cash dividends consistent with industry payout ratios and current dividend yields. Actual payment of dividends will depend upon a number of factors, including the amount of the net proceeds retained by the Stock Company, capital requirements, regulatory limitations, and operating results. All but one of the eighteen companies in the Comparative Group currently pay regular dividends. Furthermore, payment of cash dividends has become commonplace among publicly owned thrifts with relatively high capital levels. There is no reason to believe that the Bank, with its current earnings outlook and capital position, would not have the capacity to support dividend payments comparable to those of the Comparative Group. Accordingly, we do not believe an additional adjustment is warranted for this factor.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Liquidity of the Issue
----------------------

     Following the completion of the Stock Offering, the Stock Company anticipates that its common stock will be listed on the Nasdaq National Market. Fourteen of the Comparative Group companies are traded on the Nasdaq National Market, while the remainder are listed on other stock exchanges. With the increased number of market makers and institutional investors following thrift stocks, even small thrift stock conversions are able to develop a regulator trading market for their stock issues. Given the expected market capitalization of the Stock Company, it is reasonable to expect that an active and liquid trading market should develop for its stock issue. Additionally, the existence of active buyers and sellers trading thrift equity securities in the current stock environment has limited the impact of illiquidity on thrift market valuations overall. Therefore, given these overall consideration, we believe that there is no need to apply a discount to reflect the possible lack of stock liquidity.

Subscription Interest
---------------------

     In recent years, initial public offerings of thrift stocks have attracted a great deal of investor interest. During 1996, increased pro forma valuations and more restrained aftermarket performance did little to deter investors from actively participating in thrift stock conversions. Almost two-thirds of the conversions in 1996 were oversubscribed by depositors alone with no shares remaining for community offerings. Contributing to this huge demand is the growing scarcity factor of mutual candidates for thrift stock conversions. The annual number of conversion offerings and aggregate amount of gross proceeds have both declined over past years.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

     The visibility of thrift conversions moved to the forefront once again in late 1996 and early 1997 with the conversion of Roslyn Savings Bank, which received orders totaling approximately $1.7 billion for an offering that was ultimately valued at $424 million. Conversion activity has continued at a brisk pace in 1997 on the heels of a record-setting stock market. Notwithstanding the demand for thrift stocks in initial offerings, a strong subscription does not always indicate that the valuation range should be increased or the offering should be priced in the upper end of the valuation range. Many conversion investors do not routinely purchase in the after-market, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Bank's Subscription Offering, we do not believe any adjustment is warranted at this time.

Stock Market Conditions
-----------------------

     Table 19 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts as compared to the Standard & Poor's 500-Stock Index ("S&P 500") over the past two years. The SNL Thrift Index substantially outperformed the S&P 500 during this period, advancing by 99.8% since year-end 1995 through month-end October 1997 as compared to the broader market index up 48.5%.

     Table 20 graphically depicts selected interest rate levels over the past three years. General market interest rates declined throughout 1995 and propelled the stock market to new heights. Interest rates turned upward during the first half of 1996, responding to concerns about inflationary pressures. Thrift stocks, which had significantly outperformed the overall market in 1995, trailed the broader market through mid-year of 1996. However, as interest rates declined modestly and stabilized during the second half of 1996, thrift stocks regained

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

momentum and were sparked additionally by another wave of mergers and acquisitions. Resolution of the SAIF recapitalization appeared to break a logjam that resulted in the announcements of a number of acquisitions of relatively large thrifts.

     Speculation about higher rates and the sustainability of thrift stock valuations stalled the rally in early 1997. The market sell-off was prompted in part as reaction to suggestions from the Federal Reserve Chairman that the stock market was overheated and that the central bank might raise rates to head off inflation. However, a flurry of bank and thrift merger activity during mid-1997 pumped further speculative fervor into thrift stocks. Also, general interest levels remained stable over the past several months.

     On October 27, 1997, investors sold off stocks in a frenzy as turmoil in global securities markets spilled over into the U.S. market. The Dow Jones Industrial Average dropped 554 points or 7.2%, representing the largest one-day point decline in its history. Market observers generally attributed the slide to fallout from recent disorder in global markets, especially in Asia, where investors fear that economic troubles will hurt profits of American companies with overseas interests. Many analysts also felt that valuation levels for U.S. stocks had been bid up and were due for correction. The SNL Thrift Index fell by 5.2% on this day, trailing the decline of the broader S&P 500 at 6.9%. Spurred by unprecedented trading volume, domestic stocks rebounded firmly in subsequent days as investors pointed to the firm underpinning of the U.S. economy.

     By November 7, 1997, the S&P 500 and the SNL Thrift Index had almost recovered fully backed to their pre-correction levels. On a year-to-date basis, the SNL Thrift Index was still up 56.1%, as compared to the S&P 500 at 25.2%. The SNL MHC Index has advanced

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

ahead of other thrift indices, registering a 99.1% increase through November 7, 1997. Notwithstanding the spillover effect of merger activity, many stock analysts believe that the financial sector is headed for more sluggishness as valuation multiples continue to enter ground-breaking territory, but operating fundamentals remain strong enough to avert a major correction independent of the overall market.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 19
                     Comparative Stock Market Performance
                   Month-end Index Data, Year-end 1995 =100

                           [LINE GRAPH APPEARS HERE]

                        Dec-95   Feb-96   Apr-96   Jun-96   Aug-96   Oct-96   Dec-96   Feb-97   Apr-97    Jun-97   Aug-97   Oct-97
All Public Thrifts
S&P 500                                                   [PLOT POINTS ^ TO COME ^]
All Thrift MHCs

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Table 20
                       Selected Interest Rate Benchmarks
                             Month-end Indicators

                           [LINE GRAPH APPEARS HERE]

(%)

                        Dec-94   Mar-95   Jun-95   Sep-95   Dec-95   Mar-96   Jun-96   Sep-96   Dec-96   Mar-97   Jun-97   Sep-97
Prime Rate
FNMA Mixed Mtg.                                           [PLOT POINTS ^ TO COME ^]
1-Yr. Treasury

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Recent Acquisition Activity
---------------------------

     Acquisition speculation is one factor impacting the prices of newly converted thrifts in the after-market. Table 21 summarizes recent acquisition activity involving thrifts and banks based in Massachusetts. Overall acquisition premiums for Massachusetts financial institutions have been similar to the ratios reported nationwide. During 1996 and 1997 year-to-date, there were 15 acquisitions involving Massachusetts banks and thrifts. Most of the acquisition activity involved in-state combinations. The most prominent acquisition was the purchase of Walden Bancorp, a $1.1 billion-asset thrift, by UST Corp.

     The state's financial institution marketplace comprises a large number of middle-tier banks and thrifts. Larger institutions, such as Shawmut, Baybanks, and Multibank Financial, were absorbed in recent years by the state's market leaders, including BankBoston Corporation and Fleet Financial Group. Because of the relatively large number of stockholder-owned thrifts, consolidation activity is expected to continue in Massachusetts. We believe that while acquisition premiums are a significant factor to consider in determining the Bank's estimated pro forma market value, such speculative behavior is reflected to some degree in the general trading valuation levels of thrift stocks.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                    Table 21
              Summary of Recent Massachusetts Acquisition Activity

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 Seller Financial Data
                                                                       --------------------------------------
                                                                         Total   TanEq./     YTD         YTD
                                                                Bank/   Assets  Assets      ROAA        ROAE         Date
              Buyer        St.               Seller       St.  Thrift     ($M)     (%)       (%)         (%)        Anncd. Status
------------------------------------------------------------------------------------------------------------------------------------
All Massachusetts Acquisitions -- 1997 Average                             149       9.91      0.99       10.88
All Massachusetts Acquisitions -- 1996 Average                             387       8.78      0.90        9.85

Eastern Bank Corp          MA    Emerald Isle Bancorp     MA      T        444       6.99      0.88       12.59    10/23/97     P
Ben Franklin Bncp          MA    Foxboro National Bank    MA      B         74       8.21      1.34       16.05    09/04/97     P
South Weymouth SB          MA    Weymouth SB              MA      T        174       8.24      0.62        7.73    05/28/97     P
BankBoston Corp.           MA    Pacific National Corp    MA      B        102      10.72      1.69       16.62    05/27/97     P
City Savings Bank          MA    Lee National Banc        MA      B         62       9.04      0.66        7.53    03/11/97     P
MASSBANK Corporation       MA    Glendale Co-op Bank      MA      T         37      16.23      0.75        4.73    02/26/97     C
Citizens Fin'l Group       RI    Grove Bank               MA      T        599       6.49      0.91       14.35    11/04/96     C
Bay State FSB              MA    Union FS&LA              MA      T         39       7.45     (0.16)      (2.23)   11/01/96     C
BostonFed Bancorp          MA    Broadway Capital Corp    MA      B        121      13.29      1.62       12.45    09/23/96     C
Berkshire Cnty SB          MA    Great Barrington SB      MA      T        274      13.93      1.49       10.26    09/10/96     C
UST Corp                   MA    Walden Bancorp, Inc.     MA      T      1,052       8.07      1.14       12.18    08/30/96     C
Grove Bank                 MA    Greater Boston Bank      MA      T        150       7.76      0.37        4.72    08/27/96     C
Peoples Heritage Fin       ME    Family Bancorp           MA      T        887       7.14      0.95       12.22    05/31/96     C
Weetamoe Bancorp           MA    Fairbank, Inc.           MA      B         63       8.04      1.22       15.72    04/05/96     C
CFX Corporation            NH    Safety Fund Corp.        MA      B        293       6.81      0.60        8.99    01/05/96     C


----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Acquisition Ratios
                                                                                     ---------------------------------------------
                                                                              Offer      Price/      Price/      Price/       Dep.
                                                                      Bank/   Value        Book       TanBk.        EPS      Prem.
              Buyer         St.                  Seller         St.  Thrift    ($M)         (%)         (%)         (x)       (%)
----------------------------------------------------------------------------------------------------------------------------------
All Massachusetts Acquisitions -- 1997 Average                                   26.3       194.6       194.6        19.8      11.0
All Massachusetts Acquisitions -- 1996 Average                                   65.3       173.5       180.3        14.8       8.1

Eastern Bank Corp           MA       Emerald Isle Bancorp       MA      T        76.7       239.5       239.5        21.0      14.7
Ben Franklin Bncp           MA       Foxboro National Bank      MA      B        13.6       224.8       224.8        18.6      13.0
South Weymouth SB           MA       Weymouth SB                MA      T        NA          NA          NA          NA        NA
BankBoston Corp.            MA       Pacific National Corp      MA      B        24.4       222.3       222.3        14.0      15.2
City Savings Bank           MA       Lee National Banc          MA      B         9.5       170.7       170.7        20.7       8.2
MASSBANK Corporation        MA       Glendale Co-op Bank        MA      T         7.2       115.5       115.5        24.6       4.2
Citizens Fin'l Group        RI       Grove Bank                 MA      T        91.8        NA          NA          NA        NA
Bay State FSB               MA       Union FS&LA                MA      T        NA          NA          NA          NA        NA
BostonFed Bancorp           MA       Broadway Capital Corp      MA      B        22.0       136.5       136.5        12.2       5.6
Berkshire Cnty SB           MA       Great Barrington SB        MA      T        NA          NA          NA          NA        NA
UST Corp                    MA       Walden Bancorp, Inc.       MA      T       165.9       168.9       196.2        16.2      11.4
Grove Bank                  MA       Greater Boston Bank        MA      T        18.0       138.6       138.6         9.3       5.2
Peoples Heritage Fin        ME       Family Bancorp             MA      T       107.1       147.8       161.5        12.8       7.1
Weetamoe Bancorp            MA       Fairbank, Inc.             MA      B         8.6       232.0       232.0        11.7       9.5
CFX Corporation             NH       Safety Fund Corp.          MA      B        44.0       217.3       217.3        27.0      10.0

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

New Issue Discount
------------------

     A "new issue" discount that reflects investor concerns and investment risks inherent in all initial stock offerings is a factor to be considered in valuations of initial thrift stock offerings. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions.

     The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 22 presents a summary of publicly traded thrifts that have completed standard conversions since July 1, 1996. The after-market performance of thrift conversions was more subdued through the first half of 1996, similar to the thrift stock market overall. As the thrift market regained momentum during the second half of 1996 and first half of 1997, aftermarket performance improved even as pro forma valuations were increased.

     Recently, the thrift conversion market has proven to be resilient with the typical offering selling out in the subscription phase and being priced at or near the adjusted maximum of the valuation range. With valuations increasing to reflect the strength of recent offerings, it is uncertain when the market will reach its tolerance for higher valuations accompanied by the prospect of companies generating lackluster returns on equity. The average price/book ratio for the twenty-four publicly traded conversions completed thus far in 1997 was 70.8%.

     In the after-market, full conversions have been trading upward to and above 90% of book value. To price a new offering at 90% of pro forma book value, because of the mathematics of the calculation, would require dramatic increases in capital and produce very marginal returns on equity. This would likely produce price declines in the after-market.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                    Table 22
                        Recent Thrift Conversion Activity
                     Summary of 1997 Offerings Year-to-Date

====================================================================================================================================
                                                                                                              Pro Forma Ratios
                                                                                     Gross     Expense/   -----------------------
                                                                        Total     Offering        Gross      Price/       Price/
                                                               IPO     Assets     Proceeds     Proceeds        Book     Earnings
                       Company           St.    Exchange      Date       ($M)         ($M)          (%)         (%)          (x)
====================================================================================================================================
Average -- Full Conversion Offerings                                      198         40.9          4.3       70.8         21.7
Average -- MHC Offerings                                                  133          8.6          5.3      102.6         24.9
Average -- 2nd Stage Offerings                                            348         30.3           NA         NA           NA

First SecurityFed Financial              IL    NASDAQ       10/31/97      260         64.1          1.5       73.4         21.3
Oregon Trail Financial Corp.             OR    NASDAQ       10/06/97      204         46.9          2.3       76.6         18.5
Roebling Savings Bank (MHC)              NJ    OTC-BB       10/02/97       34          2.0          7.7      102.0         26.3
SHS Bancorp Inc.                         PA    NASDAQ       10/01/97       82          8.2          5.6       70.7         13.9
Ohio State Financial Services            OH    NASDAQ       09/29/97       34          6.3          5.4       63.3         17.0
Citizens Bancorp Inc.                    IN    OTC-BB       09/18/97       45         10.6          4.6       73.5         18.4
WSB Holding Co.                          PA    OTC-BB       08/29/97       33          3.3          8.5       71.4           NA
Bayonne Bancshares Inc. (2nd stage)      NJ    NASDAQ       08/22/97      602         48.7           NA         NA           NA
Peoples Home Savings Bk (MHC)            PA    NASDAQ       07/10/97      202         12.4          4.7      106.2         30.1
FirstSpartan Financial Corp.             SC    NASDAQ       07/09/97      376         88.6          1.6       73.0         26.0
GSB Financial Corp.                      NY    NASDAQ       07/09/97       96         22.5          4.1       73.4         23.2
FirstBank Corp.                          ID    NASDAQ       07/02/97      133         19.8          3.5       71.9         19.2
Community First Banking Co.              GA    NASDAQ       07/01/97      353         48.3          2.9       72.7         36.1
Montgomery Financial Corp. (2nd stage)   IN    NASDAQ       07/01/97       94         11.9           NA         NA           NA
Security Bancorp, Inc.                   TN    OTC-BB       06/30/97       44          4.4          6.9       72.9         18.1
Sistersville Bancorp Inc.                WV    OTC-BB       06/26/97       26          6.6          6.8       65.4         26.7
SFB Bancorp Inc.                         TN    OTC-BB       05/30/97       47          7.7          5.2       69.6         17.7
Rocky Ford Financial Inc.                CO    Pink Sheet   05/22/97       20          4.2          8.3       68.8         17.7
HCB Bancshares Inc.                      AR    NASDAQ       05/07/97      171         26.5          2.8       72.0         29.0
Peoples-Sidney Financial Corp.           OH    NASDAQ       04/28/97       87         17.9          3.2       71.2         11.5
First Carnegie Deposit (MHC)             PA    NASDAQ       04/04/97      136         10.4          3.9       98.8           NM
Pulaski Savings Bank (MHC)               NJ    NASDAQ       04/03/97      159          9.5          5.0      103.2         18.2
Hemlock Federal Financial Corp           IL    NASDAQ       04/02/97      147         20.8          3.1       71.6         37.5
GS Financial Corp.                       LA    NASDAQ       04/01/97       87         34.4          2.4       63.8         38.7
Market Financial Corp.                   OH    NASDAQ       03/27/97       46         13.4          3.5       71.1         26.2
Vermilion Bancorp Inc.                   IL    OTC-BB       03/26/97       35          4.0          7.2       71.4           NA
Empire Federal Bancorp Inc.              MT    NASDAQ       01/27/97       87         25.9          2.4       68.1         21.5
FirstFed America Bancorp Inc.            MA    AMSE         01/15/97      724         87.1          2.4       72.0         13.6
Roslyn Bancorp Inc.                      NY    NASDAQ       01/13/97    1,597        423.7          2.2       72.0          9.3
Advance Financial Bancorp                WV    NASDAQ       01/02/97       92         10.8          4.5       71.1         16.8



====================================================================================================================================
                                                                                    Current       1st Day      1st Day           YTD
                                                                           IPO        Stock        Price/        Price         Price
                                                                 IPO     Price        Price          Book       Change        Change
                       Company             St.    Exchange      Date       ($)          ($)           (%)          (%)           (%)
====================================================================================================================================
Average -- Full Conversion Offerings                                         NA          NA         102.1         44.1         64.4
Average -- MHC Offerings                                                     NA          NA         137.6         34.1         84.4
Average -- 2nd Stage Offerings                                               NA          NA            NA         14.4         25.6

First SecurityFed Financial                IL    NASDAQ       10/31/97    10.00       15.19         110.6         50.6         51.9
Oregon Trail Financial Corp.               OR    NASDAQ       10/06/97    10.00       16.13         128.4         67.5         61.3
Roebling Savings Bank (MHC)                NJ    OTC-BB       10/02/97    10.00       17.75         168.3         65.0         77.5
SHS Bancorp Inc.                           PA    NASDAQ       10/01/97    10.00       15.75         104.3         47.5         57.5
Ohio State Financial Services              OH    NASDAQ       09/29/97    10.00       15.25          98.2         55.0         52.5
Citizens Bancorp Inc.                      IN    OTC-BB       09/18/97    10.00       14.31         102.9         40.0         43.1
WSB Holding Co.                            PA    OTC-BB       08/29/97    10.00       14.37          96.4         35.0         43.7
Bayonne Bancshares Inc. (2nd stage)        NJ    NASDAQ       08/22/97    10.00       12.63            NA         17.5         26.3
Peoples Home Savings Bk (MHC)              PA    NASDAQ       07/10/97    10.00       18.38         148.7         40.0         83.8
FirstSpartan Financial Corp.               SC    NASDAQ       07/09/97    20.00       37.94         133.9         83.4         89.7
GSB Financial Corp.                        NY    NASDAQ       07/09/97    10.00       15.75         107.4         46.3         57.5
FirstBank Corp.                            ID    NASDAQ       07/02/97    10.00       17.00         113.7         58.1         70.0
Community First Banking Co.                GA    NASDAQ       07/01/97    20.00       37.50         115.9         59.4         87.5
Montgomery Financial Corp. (2nd stage)     IN    NASDAQ       07/01/97    10.00       12.50            NA         11.3         25.0
Security Bancorp, Inc.                     TN    OTC-BB       06/30/97    10.00       15.81         105.6         45.0         58.1
Sistersville Bancorp Inc.                  WV    OTC-BB       06/26/97    10.00       15.13          89.9         37.5         51.3
SFB Bancorp Inc.                           TN    OTC-BB       05/30/97    10.00       14.50          96.1         38.1         45.0
Rocky Ford Financial Inc.                  CO    Pink Sheet   05/22/97    10.00       14.25         128.7         87.1         42.5
HCB Bancshares Inc.                        AR    NASDAQ       05/07/97    10.00       13.50          90.8         26.3         35.0
Peoples-Sidney Financial Corp.             OH    NASDAQ       04/28/97    10.00       18.00          89.5         25.6         80.0
First Carnegie Deposit (MHC)               PA    NASDAQ       04/04/97    10.00       18.63         114.8         16.3         86.3
Pulaski Savings Bank (MHC)                 NJ    NASDAQ       04/03/97    10.00       19.00         118.6         15.0         90.0
Hemlock Federal Financial Corp             IL    NASDAQ       04/02/97    10.00       17.13          92.2         28.8         71.3
GS Financial Corp.                         LA    NASDAQ       04/01/97    10.00       17.56          85.3         33.8         75.6
Market Financial Corp.                     OH    NASDAQ       03/27/97    10.00       15.13          91.9         29.4         51.3
Vermilion Bancorp Inc.                     IL    OTC-BB       03/26/97    10.00       13.50          88.3         23.8         35.0
Empire Federal Bancorp Inc.                MT    NASDAQ       01/27/97    10.00       17.00          90.2         32.5         70.0
FirstFed America Bancorp Inc.              MA    AMSE         01/15/97    10.00       20.56          98.1         36.3        105.6
Roslyn Bancorp Inc.                        NY    NASDAQ       01/13/97    10.00       22.06         108.0         50.0        120.6
Advance Financial Bancorp                  WV    NASDAQ       01/02/97    10.00       17.75          91.5         28.8         77.5

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Accordingly, thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the ability of an institution to leverage the balance sheet. These are especially relevant issues to the Bank given its already high level of capital.

     Investors are aware that at pro forma price/book ratios approaching the current trading range of a majority of public thrifts, price/earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Standard thrift conversions are being discounted by 30% to 40% relative to the overall market based upon price/book measures and at lesser discounts based upon the price/earnings ratios.

Mutual Holding Company Issues
-----------------------------

     Market evidence indicates that minority ownership interests are discounted to majority ownership interests, which convey the ability to effect changes, influence business policies, and transfer control. In the thrift MHC ownership structure, public shareholders hold an aggregate minority ownership interest that is subordinate to the MHC. However, the governing board of the MHC is quite often similar to that managing the subsidiary bank. Furthermore, the public shareholders in a fully converted thrift offering also assume a minority ownership role since there are limitations on the purchase and accumulation of stock interests.

     The most significant impediment that the MHC poses is the ability to avert a sale of control by acquisition. Until recent, the trading activity of other publicly held MHCs indicated that this inability to be acquired suppressed the comparative market valuation of MHCs versus fully converted thrift stock issues. However, the anticipation of second-stage conversion announcements, the strong advancements posted by MHCs in general, and a growing cadre of

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

research analysts advancing the investment attributes of MHC from prior trading levels have combined to propel MHC stock price performance in 1997. On a fully converted basis, we have determined that thrift MHCs are trading at comparable price/earnings ratios to overall thrift stock norm, but at discounts on a price/book basis. This discount is not so much a qualitative abstraction but rather a recognition that the resulting high pro forma capital ratios have a restraining impact on the price/book measure.

     MHCs also have been typically characterized by reduced liquidity from the full conversion valuations and higher dividend expectations. However, because of the increased market valuations of thrift stocks in general and the relatively low yields being earned on the increased thrift stock prices, these characteristics are less important today than in prior periods. Furthermore, given the size of the Bank's expected Stock Offering and its trading market, the issue of liquidity does not loom pivotal.

     Many MHCs have completed full second-stage conversions within a relatively short time frame. As previously noted, the imminent expectation of second-stage offerings has resulted in speculative upward price movements of current MHCs. The proposed MHC regulations under Massachusetts state banking law, as distributed in October 1997 by the Commissioner of Banks, call for a restriction on full second-stage conversions by an MHC for a period of three years following the initial stock issuance. Such regulations, if implemented, would effectively disallow the Stock Company from pursuing a second-stage conversion during this interval, while other MHCs would not be inhibited by such a time constraint. We believe that investors would keenly note this differentiation, which could impact the resulting after-market performance separately from the Bank's operating fundamentals and general stock

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

market conditions. Therefore, we believe that a downward adjustment is warranted for this factor.

Adjustments Conclusion
----------------------

     Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, conversions are generally priced at substantial discounts to peer institutions relative to price/book ratios, but at lesser discounts to the comparable institutions' price/earnings ratios. It is the role of the appraiser to balance the relative dynamics of price/book and price/earnings discounts and premiums. We believe that relative to the Comparative Group, the Bank's pro forma valuation measures should be discounted on the basis of certain MHC issues as well as for the new issue discount encountered by heavily capitalized companies on a price/book basis.

Valuation Approach
------------------

     Table 23 displays the market price and valuation data of the Comparative Group as of November 7 1997. Table 23 also includes the Bank's pro forma valuation ratios on a full conversion and MHC offering basis. Exhibit IV displays the pro forma conversion assumptions and calculations utilized in analyzing the Bank's valuation ratios.

     Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based primarily upon consideration of price/earnings ratio comparisons and secondarily, price/book valuations. As evidenced by the trading valuation ratios of such highly capitalized and superior earning Comparative Group members such as JSB Financial, First National Bank of Anchorage, and Horizon Financial, certain strong performing

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

institutions demonstrate valuation discounts because of their exceptionally high financial ratios. Utilizing a discount of approximately 26% to the corresponding Comparative Group average, the Bank's resulting pro forma price/earnings at the midpoint is 11.8x, reflecting a maximum price/earnings ratio of 13.0x and an adjusted maximum of 14.3x. At the adjusted maximum valuation level, where most thrift offerings are being closed in the current market environment, the Bank's price/earnings ratio is positioned at an 11% discount to the Comparative Group's average price earnings ratio of 16.0x. We believe that this is an appropriate discount given the high level of earnings performance evidenced by the Bank and attendant challenge it faces in generating competitive returns on equity.

     The Bank's resulting pro forma price/book ratio of 71.1% at the maximum represents a significant discount to the Comparative Group's average price/book ratio of 191.5%. However this disparity is distorted by the differing levels of capital. On a full conversion basis, the Bank's equity to assets ratio would measure 39.08% at the maximum valuation and 41.32% at the adjusted maximum. Among the Comparative Group companies, only JSB Financial and First National Bank exhibit comparably high ratios of 23.21% and 25.47%, respectively. The trading price/book ratios of these highly capitalized companies are substantially discounted to market norms, measuring 134.9% for JSB Financial and 127.5% for First National Bank.

     In contrast to the Comparative Group aggregates, the Bank's higher price/assets ratio was largely related to its high capital level under the full conversion scenario. The Bank's price/assets ratios of 27.78% at the maximum and 30.76% at the adjusted maximum valuation surpassed the Comparative Group's average price/assets ratio of 19.36%. However, the

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

Bank's pro forma price/assets ratio is discounted to that evidenced by JSB Financial (31.31%) and First National Bank (32.48%).

Valuation Conclusion
--------------------


     It is our opinion that, as of November 7, 1997, the aggregate estimated pro forma market value of the Bank was within the valuation range of $187,000,000 to $253,000,000 with a midpoint of $220,000,000. The valuation range was based upon a 15 percent decrease from the midpoint to determine the minimum and a 15 percent increase to establish the maximum. Assuming an additional 15 percent increase above the maximum value results in an adjusted maximum of $290,950,000.
Exhibit IV displays the conversion calculations and assumptions utilized in determining the Bank's estimated pro forma market value on a full conversion basis and on the MHC Reorganization basis. The Board of Trustees has determined to offer for sale in the Reorganization a minority ownership interest equal to 47% of all the common stock to be issued and outstanding. Therefore, the total amount of common stock to be sold in the Reorganization will be equal to $87,890,000 at the minimum valuation, $103,400,000 at the midpoint valuation, $118,910,000 at the maximum valuation, and $136,746,500 at the adjusted maximum.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

================================================================================
                                   Table 23
                     Comparative Market Valuation Analysis
                   Market Price Data as of November 7, 1997
================================================================================

                                           Current       Total         Price/       Price/      Price/       Price/        Price/
                                            Stock        Market         LTM          Core        Book         Tang.        Total
                                            Price        Value          EPS          EPS         Value        Book         Assets
                                             ($)          ($M)          (x)          (x)          (%)          (%)          (%)
                                           -------       ------        ------       ------      ------       ------        ------
Brookline Savings Bank
---------------------------------------------------------------------------------------------------------------------------------
MHC Offering -- Pro Forma Minimum           10.00        87.9          12.38        12.42        91.7         91.7         24.64
MHC Offering -- Pro Forma Midpoint          10.00       103.4          13.94        13.99       100.8        100.8         28.45
MHC Offering -- Pro Forma Maximum           10.00       118.9          15.62        15.67       108.8        108.8         32.13
MHC Offering -- Pro Forma Adj. Max.         10.00       136.7          17.45        17.50       116.9        116.9         36.19
---------------------------------------------------------------------------------------------------------------------------------
Full Conversion -- Pro Forma Minimum        10.00       187.0          10.50        10.53        63.3         63.3         22.00
Full Conversion -- Pro Forma Midpoint       10.00       220.0          11.82        11.85        67.6         67.6         24.99
Full Conversion -- Pro Forma Maximum        10.00       253.0          13.03        13.06        71.1         71.1         27.78
Full Conversion -- Pro Forma Adj. Max.      10.00       291.0          14.30        14.34        74.4         74.4         30.76
---------------------------------------------------------------------------------------------------------------------------------
All Public Thrift Average                      NA       246.5          17.60        17.99       157.4        164.2         18.61
All MHC Thrift Average                         NA       246.5          23.62        23.11       257.3        265.6         29.49
Comparative Group Average                      NA       198.5          15.98        16.92       191.5        196.2         19.36
---------------------------------------------------------------------------------------------------------------------------------
Massachusetts Thrift Group Avg.                NA       165.0          15.38        16.08       185.6        191.4         15.08
---------------------------------------------------------------------------------------------------------------------------------
Affiliated Community Bancorp                28.75       186.7          16.52        16.52       166.4        167.3         16.54
Andover Bancorp Inc.                        38.75       199.5          15.56        15.95       191.8        191.8         15.58
First Essex Bancorp Inc.                    19.50       146.8          14.13        16.67       163.9        187.3         12.13
Medford Savings Bank                        34.63       157.2          14.49        15.60       157.7        168.3         14.21
MetroWest Bank                               8.00       111.7          15.09        15.09       255.6        255.6         19.06
SIS Bancorp Inc.                            33.75       188.4          16.46        16.63       178.2        178.2         12.96
---------------------------------------------------------------------------------------------------------------------------------
Other Thrift Group Avg.                        NA       212.8          16.22        17.26       167.3        173.1         21.53
---------------------------------------------------------------------------------------------------------------------------------
American Bank of Connecticut                46.00       106.4          14.42        17.10       198.1        205.5         17.45
Dime Community Bancorp Inc.                 22.00       277.7          20.56        21.78       148.6        172.4         20.05
Horizon Financial Corp.                     17.00       126.4          15.32        15.60       152.2        152.2         23.80
ITLA Capital Corp.                          19.63       154.0          13.17        13.17       159.3        159.9         17.08
JSB Financial Inc.                          48.44       479.5          17.00        19.07       134.9        134.9         31.31
Security First Corp.                        17.50       132.9          16.83        16.83       210.6        213.9         19.51
---------------------------------------------------------------------------------------------------------------------------------
Commercial Bank Group Avg.                     NA       217.6          16.35        17.43       221.7        224.2         21.46
---------------------------------------------------------------------------------------------------------------------------------
Cape Cod Bank and Trust Co.                 38.00       172.2          14.39        16.45       236.0        236.0         17.55
Century Bancorp Inc.                        17.13        98.9          16.47        16.79       197.1        201.7         10.45
First National Bank of Anchorage         2,325.00       465.0          13.83        14.48       127.5        127.5         32.48
Hudson Chartered Bancorp Inc.               21.88       154.0          17.50        18.54       225.3        226.2         21.30
Independent Bank Corp.                      15.13       221.6          16.62        16.62       248.4        255.9         16.45
Keystone Heritage Group Inc.                49.00       193.6          19.29        21.68       296.3        297.7         30.54

                                             Tang-      Current
                                             Equity/    Dividend
                                             Assets      Yield
                                              (%)         (%)
                                             ------     --------
Brookline Savings Bank
----------------------------------------------------------------
MHC Offering -- Pro Forma Minimum            26.88          NA
MHC Offering -- Pro Forma Midpoint           28.23          NA
MHC Offering -- Pro Forma Maximum            29.53          NA
MHC Offering -- Pro Forma Adj. Max.          30.97          NA
----------------------------------------------------------------
Full Conversion -- Pro Forma Minimum         34.72          NA
Full Conversion -- Pro Forma Midpoint        36.97          NA
Full Conversion -- Pro Forma Maximum         39.08          NA
Full Conversion -- Pro Forma Adj. Max.       41.32          NA
----------------------------------------------------------------
All Public Thrift Average                    11.82        1.56
All MHC Thrift Average                       11.49        1.89
Comparative Group Average                    11.02        1.96
----------------------------------------------------------------
Massachusetts Thrift Group Avg.               8.19        1.92
----------------------------------------------------------------
Affiliated Community Bancorp                  9.76        2.09
Andover Bancorp Inc.                          8.12        1.76
First Essex Bancorp Inc.                      7.40        2.46
Medford Savings Bank                          9.02        2.08
MetroWest Bank                                7.47        1.50
SIS Bancorp Inc.                              7.36        1.66
----------------------------------------------------------------
Other Thrift Group Avg.                      13.52        1.92
----------------------------------------------------------------
American Bank of Connecticut                  8.81        3.13
Dime Community Bancorp Inc.                  13.49        1.09
Horizon Financial Corp.                      15.64        2.59
ITLA Capital Corp.                           10.72        0.00
JSB Financial Inc.                           23.21        2.89
Security First Corp.                          9.26        1.83
----------------------------------------------------------------
Commercial Bank Group Avg.                   11.35        2.04
----------------------------------------------------------------
Cape Cod Bank and Trust Co.                   7.44        2.21
Century Bancorp Inc.                          8.79        1.17
First National Bank of Anchorage             25.47        2.15
Hudson Chartered Bancorp Inc.                 9.45        2.32
Independent Bank Corp.                        6.62        2.38
Keystone Heritage Group Inc.                 10.31        2.04


Source: Brookline Savings Bank; SNL Securities; Feldman Financial

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                   Exhibit I
                Background of Feldman Financial Advisors, Inc.


Overview of Firm
----------------

Feldman Financial Advisors provides consulting and advisory services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, enhancing franchise value, portfolio analysis and restructuring, evaluating bank management, regulatory analysis, and expert witness testimony and analysis. Our principals have been involved in the stock conversion process since 1982 and have valued more than 350 converting institutions.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their prior firm. Our principals collectively have worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in Washington, D.C.

Background of Principals
------------------------

Trent Feldman is the President of the firm. Trent is a nationally recognized expert in valuing financial institutions, providing strategic advice to financial institutions, and advising on mergers and acquisitions for banks and thrifts of all sizes. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked in the Chairman's Office of the Federal Home Loan Bank Board, the Federal Savings and Loan Insurance Corporation, and with the California state legislature. Trent holds Bachelors and Masters degrees from the University of California at Los Angeles.

Peter Williams specializes in merger and acquisition analysis, corporate valuations, strategic business plans and retail branch analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance from George Washington University.

Michael Green is an expert in mergers and acquisition analysis, financial institution valuations, and business plans. During Mike's 10 years at Kaplan Associates, his experience also included mark-to-market analysis, goodwill valuations and core deposit studies. Mike holds a BS in Finance and Economics from Rutgers College.

Linda Farrell is nationally known for her expertise in branch purchases and sales, and she specializes in small bank mergers and acquisitions, retail banking analysis, business plans and management reviews. Linda was with Kaplan Associates for 12 years. Linda also was a Senior Vice President of Retail Banking at Western Savings in Salt Lake City and a consultant with both Arthur Young & Company and Richard T. Pratt Associates. Linda holds a BA in English from Oklahoma State University and an MBA from the University of Utah.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit II-1
                        Statement of Financial Condition
              As of December 31, 1995 and 1996 and August 31, 1997
                             (Dollars in Thousands)

                                           August 31,       December 31,
                                              1997        1996        1995
                                          -----------  ----------  ----------
ASSETS
------
Cash and due from banks                     $  8,021    $  6,465    $  5,980
Short-term investments                         7,495      19,870       5,698
Securities available for sale                128,525     117,372      81,765
Securities held to maturity                   49,801      41,620      89,342
Restricted equity securities                   3,519       3,481       2,868
Loans                                        485,515     480,683     448,631
Allowance for loan losses                    (12,443)    (12,326)    (12,326)
                                            --------    --------    --------
     Net loans                               473,072     468,357     436,305
                                            --------    --------    --------
Accrued interest receivable                    5,923       5,106       5,593
Bank premises and equipment, net               1,354       1,442       1,122
Other real estate owned, net                   2,002       1,689       1,722
Deferred income tax asset, net                    --         875       1,676
Other assets                                     604         711         717
                                            --------    --------    --------

     TOTAL ASSETS                           $680,316    $666,988    $632,788
                                            ========    ========    ========

LIABILITIES AND RETAINED EARNINGS
---------------------------------
Deposits                                    $481,467    $484,016    $474,215
Borrowed funds                                61,815      60,565      49,665
Mortgagors' escrow deposits                    2,348       2,777       2,374
Income taxes payable                           3,825       1,399       1,997
Deferred income tax liability, net               554          --          --
Accrued expenses and other liabilities         4,937       4,284       3,954
                                            --------    --------    --------

     TOTAL LIABILITIES                      $554,946    $553,041    $532,205
                                            --------    --------    --------

Retained earnings:
Retained earnings                            114,413     105,287      93,350
Net unrealized gain on securities
   available for sale, net of taxes           10,957       8,660       7,233
                                            --------    --------    --------

     TOTAL RETAINED EARNINGS                 125,370     113,947     100,583
                                            --------    --------    --------

     TOTAL LIABILITIES AND
           RETAINED EARNINGS                $680,316    $666,988    $632,788
                                            ========    ========    ========

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit II-2
                              Statement of Income
                 For the Years Ended December 31, 1994 to 1996
              And the Eight Months Ended August 31, 1996 and 1997
                            (Dollars in Thousands)

                                        Eight Months                 Year Ended
                                      Ended August 31,              December 31,
                                   --------------------    ------------------------------
                                        1997       1996       1996       1995        1994
                                   --------------------    ------------------------------
  Total interest income              $36,119    $33,563    $51,019    $48,920     $39,943
  Total interest expense              17,204     16,859     25,458     23,938      17,761
                                     -------    -------    -------    -------     -------
      Net interest income             18,915     16,704     25,561     24,982      22,182

  Provision for loan losses               --         --         --         --        (477)
                                     -------    -------    -------    -------     -------
      Net int. income after prov.     18,915     16,704     25,561     24,982      22,182

  Non-interest operating income          597        839      1,077        768         816
  Gains on sales of securities, net       74        464        464        877           4
  Real estate income (expense)           158        186        299        (40)       (741)
                                     -------    -------    -------    -------     -------
      Total non-interest income          829      1,489      1,840      1,605          79

  Compensation and benefits            3,500      2,974      4,513      4,395       4,017
  Occupancy                              473        409        627        579         591
  Equipment and data processing          720        606        892        882         878
  Deposit insurance premiums              47          7         11        561       1,023
  Other expense                          998        811      1,670      1,033       1,187
                                     -------    -------    -------    -------     -------
      Total non-interest expense       5,738      4,807      7,713      7,450       7,696

  Income before taxes                 14,006     13,386     19,688     19,137      15,042
  Income tax provision                 4,880      5,191      7,751      7,409       5,942
                                     -------    -------    -------    -------     -------

      Net income                     $ 9,126    $ 8,195    $11,937    $11,728     $ 9,100
                                     =======    =======    =======    =======     =======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit II-3
                           Loan Portfolio Composition
               At December 31, 1995 and 1996 and August 31, 1997
                             (Dollars in Thousands)


                                                                       At December 31,
                                    At August 31,        -------------------------------------------
                                         1997                    1996                    1995
                               ----------------------    -------------------------------------------
                                             Percent                 Percent                 Percent
                                  Amount    of Total      Amount    of Total      Amount    of Total
                                 ---------  ---------    ---------  ---------    ---------  ---------
Mortgage loans
--------------
 One-to-four family              $ 65,226      13.08%    $ 57,725      11.68%    $ 56,814      12.34%
 Multi-family                     214,062      42.93      200,368      40.54      193,812      42.11
 Commercial real estate           143,187      28.72      139,430      28.21      125,363      27.24
 Construction & development         7,849       1.57        7,261       1.47       10,288       2.24
 Home equity                        5,359       1.08        6,398       1.29        7,420       1.61
 Second                            16,706       3.35       19,872       5.02       17,680       3.84
                                 --------     ------     --------     ------     --------     ------
     Total mortgage loans         452,389      90.73      431,054      87.21      411,377      89.38
                                 --------     ------     --------     ------     --------     ------
Commercial loans
----------------
 Participations                    36,500       7.32       52,950      10.71       43,100       9.36
 Other                              8,384       1.68        9,221       1.87        4,584       1.00
                                 --------     ------     --------     ------     --------     ------
     Total commercial loans        44,884       9.00       62,171      12.58       47,684      10.36
                                 --------     ------     --------     ------     --------     ------

Consumer loans                      1,336       0.27        1,023       0.21        1,192       0.26
                                 --------     ------     --------     ------     --------     ------

     Gross loans                  498,609     100.00%     494,248     100.00%     460,253     100.00%
                                              ======                  ======                  ======
Less:
 Unadvanced funds on loans        (11,812)                (11,950)                 (9,879)
 Deferred loan origination fees    (1,272)                 (1,326)                 (1,012)
 Unearned discounts                   (10)                   (289)                   (731)
                                 --------                --------                --------

     Total loans                 $485,515                $480,683                $448,631
                                 ========                ========                ========

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                 Exhibit II-4
                             Net Lending Activity
                For the Years Ended December 31, 1995 and 1996
                and Eight Months Ended August 31, 1996 and 1997
                            (Dollars in Thousands)


                                                   Eight Months
                                                      Ended                       Year Ended
                                                    August 31,                   December 31,
                                                    ----------                   ------------
                                                 1997        1996            1996           1995
                                                 ----        ----            ----           ----

Loans outstanding at beginning of period      $ 494,248   $ 460,253       $ 460,253      $ 431,692
                                              ---------   ---------       ---------      ---------
Loans originated
----------------
 Mortgage loans:                                  6,207       4,863           6,463          5,758
   One-to-four family                            29,449      21,519          36,452         25,599
   Multi-family                                  17,737      23,724          34,214         18,399
   Commercial real estate                         7,186       9,850           9,850         10,638
   Construction and development                   3,034       3,366           4,995          6,322
   Home equity                                    1,400       2,150           2,200          1,765
                                              ---------   ---------       ---------      ---------
   Second mortgage                               65,013      65,472          94,174         68,481
      Total mortgage loans                        1,466       4,254           5,728          2,395
 Commercial loans                                   190         304             453            154
                                              ---------   ---------       ---------      ---------
 Consumer loans                                  66,669      70,030         100,355         71,030
                                              ---------   ---------       ---------      ---------
      Total loans originated

 Purchases of one-to-four family                  7,246       3,425           5,028          2,381
  mortgage loans                              ---------   ---------       ---------      ---------

 Commercial loan participations:
   Purchases                                    834,418   1,029,905       1,423,850        603,700
   Repayments                                  (850,868) (1,009,255)     (1,414,000)      (597,000)
                                              ---------   ---------       ---------      ---------
      Net increase (decrease) in
      commercial loan participations            (16,450)     20,650           9,850          6,700
                                              ---------   ---------       ---------      ---------

 Less:
   Principal repayments                          51,615      51,869          74,011         48,215
   Participations sold                            1,198       3,965           5,965          3,000
   Transfers to other real estate owned             285         526           1,096             95
   Principal charged-off                              6          94             166            240
                                              ---------   ---------       ---------      ---------

 Loans outstanding at end of period           $ 498,609   $ 497,904       $ 494,248      $ 460,253
                                              =========   =========       =========      =========


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------



                                 Exhibit II-5
                       Investment Portfolio Composition
                         At December 31, 1995 and 1996
                              and August 31, 1997
                            (Dollars in Thousands)


                                   At August 31,                    At December 31,
                                                   ------------------------------------------------
                                      1997                    1996                    1995
                            ---------------------  -----------------------   ----------------------
                                         Percent                 Percent                 Percent
                               Amount    of Total      Amount    of Total      Amount    of Total
                               -------   --------      ------    --------      ------    --------

Debt securities
---------------
U.S. Government and
Agency obligations             $ 77,706   42.73%       $ 70,055   43.12%       $ 71,848   41.30%
Corporate obligations            74,434   40.93          65,808   40.50          77,035   44.28
Mortgage-backed securities        2,560    1.41           2,764    1.70           3,150    1.81
                               --------  ------        --------  ------        --------  ------
  Total debt securities         154,700   85.07         138,627   85.32         152,033   87.39

Marketable equity securities     23,626   12.99          20,365   12.54          19,074   10.96
Restricted equity securities      3,519    1.94           3,481    2.14           2,868    1.65
                               --------  ------        --------  ------        --------  ------

  Total securities             $181,845  100.00%       $162,473  100.00%       $173,975  100.00%
                               ========  ======        ========  ======        ========  ======

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                 Exhibit II-6
                         Deposit Account Distribution
                 For the Year Ended December 31, 1995 and 1996
                    and Eight Months Ended August 31, 1997
                            (Dollars in Thousands)



                                    Eight Months Ended                    Year Ended December 31,
                                                         ----------------------------------------------------
                                     August 31, 1997                 1996                      1995
                               ------------------------  ---------------------------   ----------------------
                                               Percent                    Percent                   Percent
                                              of Total                    of Total                  of Total
                                  Average      Average         Average    Average        Average    Average
                                  Balance     Deposits         Balance    Deposits       Balance    Deposits
                                  -------     --------         -------    --------       -------    --------
NOW accounts                     $ 37,606        7.74%        $ 37,095        7.69%     $ 35,787       7.60%
Savings accounts                   15,327        3.16           17,302        3.59        20,460       4.35
Money market savings accounts     158,618       32.67          154,541       32.03       151,334      32.16
Non-interest-bearing checking
 accts.                            11,955        2.46           11,472        2.38        10,050       2.13
                                  -------      ------         --------      ------      --------     ------
 Total transaction deposit
  accounts                        223,506       46.03          220,410       45.69       217,631      46.24
                                  -------      ------         --------      ------      --------     ------

Certificate of deposit
 accounts:
  Six months or less               67,982       14.00           67,402       13.97        68,921      14.64
  Over six through 12 months      108,730       22.40          107,064       22.19        93,925      19.96
  Over 12 months through 24
   months                          28,579        5.89           32,298        6.70        35,184       7.48
  Over 24 months                   56,718       11.68           55,243       11.45        54,955      11.68
                                  -------      ------         --------      ------      --------     ------
   Total certificate of
    deposit accounts              262,009       53.97          262,007       54.31       252,985      53.76
                                  -------      ------         --------      ------      --------     ------

   Total average deposits        $485,515      100.00%        $482,417      100.00%     $470,616     100.00%
                                 ========      ======         ========      ======      ========     ======


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit II-7
                            Borrowed Funds Activity
                  Year Ended December 31, 1994, 1995 and 1996
                and Eight Months Ended August 31, 1996 and 1997
                            (Dollars in Thousands)


                                        Eight Months Ended                Year Ended
                                             August 31,                   December 31,
                                        ---------------------      -----------------------------
                                           1997       1996         1996       1995       1994
                                           ----       ----         ----       ----       ----
Advances from the FHLB
----------------------
  Average balance outstanding              $63,019    $52,645      $55,497    $46,172    $32,904
  Maximum amount outstanding at any
   month end during the period              65,315     58,665       62,665     50,665     43,265
  Balance outstanding at end of period      61,815     58,665       60,565     49,665     43,265

  Weighted average interest rate
    during the period                        6.52%      6.64%        6.64%      6.56%      5.85%
  Weighted average interest rate
    at end of period                         6.44%      6.55%        6.49%      6.52%      6.32%

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                 Exhibit II-8
                               Office Facilities
                             As of August 31, 1997
                            (Dollars in Thousands)



                                                                                 Net Book Value
                                                                                 of Property or
                                             Original Year                          Leasehold
                               Leased or       Leased or       Year of Lease     Improvements at
    Location                     Owned          Acquired         Expiration      August 31, 1997
-------------------------    ------------  -----------------  ---------------  -----------------
Corporate/Main Office
---------------------
160 Washington Street            Owned           1921         Not Applicable            $151
Brookline, MA  02147

Operations Center
-----------------
24 Webster Place                Leased           1986              2001                  165
Brookline, MA  02147

Other Branch Offices
--------------------
Coolidge Corner Office
1330-1340 Beacon Street         Leased           1977              2001                  204
Brookline, MA  02147

South Brookline Office
1018 West Roxbury Parkway       Leased           1952              2006                  158
Brookline, MA  02147

Longwood Office
1014 Beacon Street              Leased           1956              2008                    1
Brookline, MA  02147

Washington Square Office
1661 Beacon Street              Leased           1975              2001                   27
Brookline, MA  02147

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                  Exhibit III
          Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                  LTM          LTM         Stock         Total
                                                                   Total          Core         Core        Price         Market
                                                                   Assets         ROAA         ROAE       11/7/97        Value
                 Company                  Ticker       St.          ($M)           (%)          (%)         ($)           ($M)
=================================================================================================================================
Abington Bancorp Inc.                     ABBK         MA           502           0.76         11.05        35.50          65.3
Acadiana Bancshares Inc.                  ANA          LA           267           0.92          5.35        23.25          63.3
Access Anytime Bancorp Inc.               AABC         NM           105          (0.13)        (2.38)        9.44          11.5
Advance Financial Bancorp                 AFBC         WV           105           0.84          7.02        17.75          19.3
Affiliated Community Bancorp              AFCB         MA         1,129           1.08         11.05        28.75         186.7
AFSALA Bancorp Inc.                       AFED         NY           159             NA            NA        18.75          27.3
Ahmanson & Company (H.F.)                 AHM          CA        46,799           0.73         14.58        61.06       5,765.0
ALBANK Financial Corp.                    ALBK         NY         3,717           1.04         11.33        42.50         547.1
Albion Banc Corp.                         ALBC         NY            69           0.37          4.03        29.25           7.3
Alliance Bancorp Inc.                     ABCL         IL         1,371           0.84          9.35        26.31         211.0
Alliance Bncorp of New England            ANE          CT           242           0.76         10.93        17.13          27.9
AMB Financial Corp.                       AMFC         IN           103           0.73          4.46        16.38          15.8
Ambanc Holding Co.                        AHCI         NY           485          (0.61)        (4.47)       16.75          69.9
Ameriana Bancorp                          ASBI         IN           393           0.82          7.51        20.25          65.4
American Bank of Connecticut              BKC          CT           610           1.10         13.05        46.00         106.4
AmTrust Capital Corp.                     ATSB         IN            70           0.23          2.27        14.00           7.4
Anchor BanCorp Wisconsin                  ABCW         WI         1,955           0.93         14.53        29.50         267.1
Andover Bancorp Inc.                      ANDB         MA         1,281           1.03         12.93        38.75         199.5
ASB Financial Corp.                       ASBP         OH           112           0.91          5.53        13.38          22.7
Astoria Financial Corp.                   ASFC         NY         7,904           0.77          9.80        55.50       1,147.0
Avondale Financial Corp.                  AVND         IL           597          (1.94)       (20.35)       16.00          55.9
Bancorp Connecticut Inc.                  BKCT         CT           424           1.24         12.04        37.25          94.7
Bank Plus Corp.                           BPLS         CA         3,920           0.30          6.26        12.00         232.1
Bank United Corp.                         BNKU         TX        11,967           0.54         10.48        43.00       1,358.6
Bank West Financial Corp.                 BWFC         MI           156           0.58          3.50        21.88          38.4
BankAtlantic Bancorp Inc.                 BANC         FL         2,845           0.54          9.56        13.63         303.5
BankUnited Financial Corp.                BKUNA        FL         1,807           0.58          8.04        13.00         115.3
Bay View Capital Corp.                    BVCC         CA         3,162           0.62         10.07        30.63         380.4
Bayonne Bancshares Inc.                   FSNJ         NJ           602           0.27          3.33        12.38         111.3
Bedford Bancshares Inc.                   BFSB         VA           135           1.28          8.90        27.00          30.9
Big Foot Financial Corp.                  BFFC         IL           212             NA            NA        18.38          46.2
BostonFed Bancorp Inc.                    BFD          MA           961           0.66          6.87        20.56         116.2
Broadway Financial Corp.                  BYFC         CA           122           0.30          2.60        12.88          10.8

==================================================================================================================================
                                                              Price/       Price/       Price/       Price/       Price/
                                                               LTM         Core          Book         Tang.        Total      Div.
                                                               EPS          EPS         Value         Book        Assets     Yield
                 Company                  Ticker    St.        (x)          (x)          (%)          (%)          (%)        (%)
==================================================================================================================================
Abington Bancorp Inc.                     ABBK      MA       16.82        18.78          182.7        201.6        13.02      1.13
Acadiana Bancshares Inc.                  ANA       LA          NA           NA          136.9        136.9        23.78      1.55
Access Anytime Bancorp Inc.               AABC      NM          NM           NM          147.5        147.5        10.97      0.00
Advance Financial Bancorp                 AFBC      WV          NA           NA          119.4        119.4        18.41      1.80
Affiliated Community Bancorp              AFCB      MA       16.52        16.52          166.4        167.3        16.54      2.09
AFSALA Bancorp Inc.                       AFED      NY          NA           NA          117.8        117.8        17.14      0.85
Ahmanson & Company (H.F.)                 AHM       CA       17.65        20.56          302.7        356.3        12.32      1.44
ALBANK Financial Corp.                    ALBK      NY       15.98        16.10          159.2        180.8        14.72      1.69
Albion Banc Corp.                         ALBC      NY      108.33        30.15          122.1        122.1        10.66      1.09
Alliance Bancorp Inc.                     ABCL      IL       22.68        20.40          163.4        165.4        15.39      1.67
Alliance Bncorp of New England            ANE       CT       14.89        15.86          156.4        160.2        11.52      1.17
AMB Financial Corp.                       AMFC      IN       16.38        23.39          109.5        109.5        15.27      1.71
Ambanc Holding Co.                        AHCI      NY          NM           NM          117.2        117.2        15.17      1.19
Ameriana Bancorp                          ASBI      IN       18.08        20.05          148.6        148.7        16.65      3.16
American Bank of Connecticut              BKC       CT       14.42        17.10          198.1        205.5        17.45      3.13
AmTrust Capital Corp.                     ATSB      IN       25.00        41.18           96.8         97.8        10.58      1.43
Anchor BanCorp Wisconsin                  ABCW      WI       14.90        15.95          213.5        217.2        13.66      1.09
Andover Bancorp Inc.                      ANDB      MA       15.56        15.95          191.8        191.8        15.58      1.76
ASB Financial Corp.                       ASBP      OH       18.84        19.96          129.9        129.9        20.22      2.99
Astoria Financial Corp.                   ASFC      NY       19.20        20.33          188.1        222.4        14.51      1.08
Avondale Financial Corp.                  AVND      IL          NM           NM          121.4        121.4         9.37      0.00
Bancorp Connecticut Inc.                  BKCT      CT       18.00        19.61          207.9        207.9        22.35      2.69
Bank Plus Corp.                           BPLS      CA       17.65        21.05          131.0        131.3         5.92      0.00
Bank United Corp.                         BNKU      TX       17.77        22.87          227.0        232.3        11.35      1.30
Bank West Financial Corp.                 BWFC      MI       42.07        46.54          169.8        169.8        24.64      1.46
BankAtlantic Bancorp Inc.                 BANC      FL       14.34        26.72          193.8        233.7        10.67      0.97
BankUnited Financial Corp.                BKUNA     FL       48.15        22.81          171.3        211.4         6.38      0.00
Bay View Capital Corp.                    BVCC      CA       23.20        20.83          206.8        247.6        12.03      1.05
Bayonne Bancshares Inc.                   FSNJ      NJ          NA           NA             NA           NA          NA       1.37
Bedford Bancshares Inc.                   BFSB      VA       22.31        17.31          152.1        152.1        22.77      2.07
Big Foot Financial Corp.                  BFFC      IL          NA           NA          128.1        128.1        21.75      0.00
BostonFed Bancorp Inc.                    BFD       MA       18.20        19.96          133.3        138.0        12.09      1.36
Broadway Financial Corp.                  BYFC      CA          NM        31.40           87.9         87.9         8.80      1.55

                                     III-1

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts


==================================================================================================================================
                                                                                  LTM          LTM         Stock       Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE       11/7/97      Value
                 Company                  Ticker       St.          ($M)           (%)         (%)          ($)         ($M)
==================================================================================================================================
Calumet Bancorp Inc.                      CBCI         IL           488           1.41         8.96        50.75       107.1
Camco Financial Corp.                     CAFI         OH           490           0.89         9.59        23.13        74.3
Cameron Financial Corp                    CMRN         MO           208           1.32         5.51        19.25        49.3
Capital Savings Bancorp Inc.              CAPS         MO           242           0.94        10.77        18.25        34.5
Carolina Fincorp Inc.                     CFNC         NC           112           1.01         5.48        17.13        31.7
Carver Bancorp Inc.                       CNY          NY           416           0.18         2.08        13.00        30.1
Cascade Financial Corp.                   CASB         WA           368           0.52         8.50        14.00        47.4
Catskill Financial Corp.                  CATB         NY           290           1.37         5.11        17.50        81.5
CBES Bancorp Inc.                         CBES         MO           107           1.13         6.28        20.75        21.3
CCF Holding Company                       CCFH         GA           101           0.07         0.44        21.00        17.2
CENIT Bancorp Inc.                        CNIT         VA           702           0.78        10.96        66.25       109.6
Central Co-operative Bank                 CEBK         MA           344           0.88         8.75        24.75        48.6
Century Bancorp Inc.                      CENB         NC           101           1.52         6.77        81.00        33.0
CFSB Bancorp Inc.                         CFSB         MI           860           1.14        14.86        31.13       158.3
CFX Corp.                                 CFX          NH         2,821           0.95        11.09        25.44       609.9
Charter Financial Inc.                    CBSB         IL           393           1.16         7.78        21.38        88.7
Charter One Financial                     COFI         OH        15,197           1.24        18.34        57.88     2,868.5
Chester Valley Bancorp Inc.               CVAL         PA           322           0.93        10.83        26.00        56.9
CitFed Bancorp Inc.                       CTZN         OH         3,295           0.87        13.46        51.88       449.0
Citizens First Financial Corp.            CBK          IL           278           0.54         3.70        18.00        46.5
CKF Bancorp Inc.                          CKFB         KY            61           1.33         5.37        18.00        16.7
Classic Bancshares Inc.                   CLAS         KY           131           0.72         4.64        15.00        19.6
CNS Bancorp Inc.                          CNSB         MO            98           0.77         3.10        17.88        29.6
Coastal Bancorp Inc.                      CBSA         TX         2,930           0.40        11.94        29.75       148.5
Coastal Financial Corp.                   CFCP         SC           494           1.05        16.81        25.00       116.2
Commercial Federal Corp.                  CFB          NE         7,207           0.94        15.97        47.56     1,026.5
Commonwealth Bancorp Inc.                 CMSB         PA         2,278           0.58         5.76        18.13       294.4
Community Federal Bancorp                 CFTP         MS           216           1.45         4.71        17.00        78.7
Community Financial Corp.                 CFFC         VA           175           1.28         9.23        22.25        28.4
Community First Banking Co.               CFBC         GA           451            NA           NA         38.13        84.7
Community Investors Bancorp               CIBI         OH            94           0.97         8.37        15.75        14.4
Cooperative Bankshares Inc.               COOP         NC           360           0.63         8.21        17.50        52.2
Crazy Woman Creek Bancorp                 CRZY         WY            54           1.30         4.54        15.06        14.4

=================================================================================================================================
                                                            Price/       Price/       Price/       Price/     Price/
                                                             LTM         Core         Book         Tang.      Total         Div.
                                                             EPS          EPS         Value         Book      Assets       Yield
                 Company              Ticker       St.       (x)          (x)          (%)          (%)         (%)         (%)
==================================================================================================================================
Calumet Bancorp Inc.                  CBCI         IL        16.75        17.09       135.3        135.3        21.94        0.00
Camco Financial Corp.                 CAFI         OH        21.82        17.26       158.6        171.9        15.17        2.25
Cameron Financial Corp                CMRN         MO        24.37        19.25       112.1        112.1        24.30        1.46
Capital Savings Bancorp Inc.          CAPS         MO        15.34        15.73       153.8        153.8        14.25        1.32
Carolina Fincorp Inc.                 CFNC         NC          NA           NA        124.6        124.6        28.44        1.40
Carver Bancorp Inc.                   CNY          NY          NM         39.39        86.2         89.7         7.24        0.00
Cascade Financial Corp.               CASB         WA        33.33        22.22       159.5        159.5         9.78        0.00
Catskill Financial Corp.              CATB         NY        21.34        21.88       113.6        113.6        28.14        1.60
CBES Bancorp Inc.                     CBES         MO        16.21        17.89       117.9        117.9        19.94        1.93
CCF Holding Company                   CCFH         GA          NM           NM        146.2        146.2        17.09        2.62
CENIT Bancorp Inc.                    CNIT         VA        20.08        20.57       213.6        233.3        15.62        1.51
Central Co-operative Bank             CEBK         MA        16.95        16.84       142.2        159.0        14.12        1.29
Century Bancorp Inc.                  CENB         NC          NA           NA        108.9        108.9        32.78        2.47
CFSB Bancorp Inc.                     CFSB         MI        16.64        17.79       238.9        238.9        18.41        2.19
CFX Corp.                             CFX          NH        23.55        19.57       248.2        257.5        21.62        3.46
Charter Financial Inc.                CBSB         IL        20.55        20.17       155.9        176.2        22.55        1.50
Charter One Financial                 COFI         OH        16.03        16.40       267.6        291.3        18.88        1.73
Chester Valley Bancorp Inc.           CVAL         PA        19.12        20.16       201.7        201.7        17.66        1.61
CitFed Bancorp Inc.                   CTZN         OH        18.07        18.07       217.2        239.1        13.63        0.69
Citizens First Financial Corp.        CBK          IL        31.03        34.62       110.4        110.4        16.73        0.00
CKF Bancorp Inc.                      CKFB         KY        14.75        20.00       106.1        106.1        27.39        2.78
Classic Bancshares Inc.               CLAS         KY        27.27        20.55       100.9        119.3        15.00        1.87
CNS Bancorp Inc.                      CNSB         MO        66.20        36.48       120.5        120.5        30.05        1.34
Coastal Bancorp Inc.                  CBSA         TX        12.66        13.16       147.8        175.8         5.07        1.61
Coastal Financial Corp.               CFCP         SC        21.01        24.27       358.7        358.7        23.51        1.44
Commercial Federal Corp.              CFB          NE        15.96        15.91       231.0        258.1        14.24        0.59
Commonwealth Bancorp Inc.             CMSB         PA        17.95        23.24       139.2        178.6        12.92        1.55
Community Federal Bancorp             CFTP         MS        24.29        24.29       126.9        126.9        36.44        1.77
Community Financial Corp.             CFFC         VA        16.86        13.17       118.0        118.0        16.18        2.52
Community First Banking Co.           CFBC         GA          NA           NA           NA           NA          NA         1.57
Community Investors Bancorp           CIBI         OH        15.00        15.00       130.3        130.3        15.30        2.03
Cooperative Bankshares Inc.           COOP         NC        25.36        25.36       188.8        188.8        14.52        0.00
Crazy Woman Creek Bancorp             CRZY         WY        26.43        21.52       102.6        102.6        26.50        2.66

                                     III-2

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)

           Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                     LTM          LTM         Stock       Total
                                                                   Total             Core         Core        Price       Market
                                                                   Assets            ROAA         ROAE       11/7/97      Value
                 Company                  Ticker       St.          ($M)             (%)          (%)          ($)         ($M)
=================================================================================================================================
CSB Financial Group Inc.                  CSBF         IL             49             0.51         1.99        12.44        11.7
D & N Financial Corp.                     DNFC         MI          1,754             0.83        14.74        25.00       206.1
Delphos Citizens Bancorp Inc.             DCBI         OH            108             1.61         8.03        17.50        34.3
Dime Bancorp Inc.                         DME          NY         19,414             0.66        12.47        24.13     2,448.5
Dime Community Bancorp Inc.               DIME         NY          1,385             1.04         6.55        22.00       277.7
Dime Financial Corp.                      DIBK         CT            922             1.90        23.53        31.50       162.6
Downey Financial Corp.                    DSL          CA          5,854             0.70         9.57        26.88       719.0
Eagle BancGroup Inc.                      EGLB         IL            172             0.24         1.99        18.75        22.5
Eagle Bancshares                          EBSI         GA            848             0.76         8.78        18.50       104.7
Eagle Financial Corp.                     EGFC         CT          2,097             0.49         6.80        51.75       326.9
East Texas Financial Services             ETFS         TX            113             0.63         3.38        19.38        19.9
Elmira Savings Bank (The)                 ESBK         NY            228             0.35         5.53        30.75        21.7
Emerald Financial Corp.                   EMLD         OH            603             0.97        12.70        18.50        93.8
Emerald Isle Bancorp Inc.                 EIRE         MA            444             0.92        13.23        31.75        71.4
Empire Federal Bancorp Inc.               EFBC         MT            109               NA           NA        16.63        43.1
Enterprise Federal Bancorp                EFBI         OH            276             0.78         6.10        26.25        52.1
Equitable Federal Savings Bank            EQSB         MD            308             0.73        14.49        42.00        25.3
Essex Bancorp Inc.                        ESX          VA            190            (0.05)       (0.60)        5.31         5.6
Falmouth Bancorp Inc.                     FCB          MA             94             0.80         3.26        19.88        28.9
FCB Financial Corp.                       FCBF         WI            526             1.06         6.32        27.75       107.7
Fed One Bancorp                           FOBC         WV            358             0.94         8.26        24.25        57.6
FFBS BanCorp Inc.                         FFBS         MS            131             1.47         7.51        23.25        36.2
FFD Financial Corp.                       FFDF         OH             88             0.93         3.77        18.75        27.1
FFLC Bancorp Inc.                         FFLC         FL            383             0.94         6.42        35.00        80.5
FFVA Financial Corp.                      FFFC         VA            567             1.35         9.97        33.38       150.9
FFW Corp.                                 FFWC         IN            181             1.03        10.34        33.50        24.0
FFY Financial Corp.                       FFYF         OH            611             1.26         8.58        29.75       122.6
Fidelity Bancorp Inc.                     FBCI         IL            498             0.81         7.81        23.75        66.4
Fidelity Bancorp Inc.                     FSBI         PA            363             0.83        11.94        24.00        37.2
Fidelity Federal Bancorp                  FFED         IN            235             0.73        13.74         9.75        27.2
Fidelity Financial of Ohio                FFOH         OH            529             0.94         7.07        14.88        83.0
Financial Bancorp Inc.                    FIBC         NY            297             0.98        10.16        24.13        41.3
First Bancorp                             FBCV         IN            261             0.36         4.40        35.88        24.8

================================================================================================================================
                                                          Price/      Price/       Price/        Price/      Price/
                                                           LTM         Core         Book         Tang.       Total        Div.
                                                           EPS          EPS         Value         Book       Assets       Yield
                 Company              Ticker       St.     (x)          (x)          (%)          (%)         (%)          (%)
================================================================================================================================
CSB Financial Group Inc.              CSBF         IL       73.16        46.07        95.8        101.4        23.98        0.00
D & N Financial Corp.                 DNFC         MI       15.43        16.67       223.6        225.8        11.75        0.80
Delphos Citizens Bancorp Inc.         DCBI         OH          NA           NA       119.5        119.5        31.81        0.00
Dime Bancorp Inc.                     DME          NY       19.46        19.77       232.4        244.2        12.61        0.66
Dime Community Bancorp Inc.           DIME         NY       20.56        21.78       148.6        172.4        20.05        1.09
Dime Financial Corp.                  DIBK         CT       10.68        10.94       216.6        223.1        17.65        1.40
Downey Financial Corp.                DSL          CA       18.16        19.06       172.2        174.4        12.28        1.19
Eagle BancGroup Inc.                  EGLB         IL       41.67        55.15       110.1        110.1        13.05        0.00
Eagle Bancshares                      EBSI         GA       29.37        17.96       148.6        148.6        12.34        3.24
Eagle Financial Corp.                 EGFC         CT       47.92        35.69       225.9        283.9        15.59        1.93
East Texas Financial Services         ETFS         TX       49.68        27.68        97.0         97.0        17.63        1.03
Elmira Savings Bank (The)             ESBK         NY       26.97        27.70       148.4        154.8         9.53        2.08
Emerald Financial Corp.               EMLD         OH       15.55        16.67       199.4        202.4        15.55        1.30
Emerald Isle Bancorp Inc.             EIRE         MA       20.22        19.13       230.4        230.4        16.11        0.88
Empire Federal Bancorp Inc.           EFBC         MT          NA           NA       106.2        106.2        39.70        1.81
Enterprise Federal Bancorp            EFBI         OH       21.52        25.74       163.3        163.4        18.91        3.81
Equitable Federal Savings Bank        EQSB         MD       20.39        12.73       162.8        162.8         8.21        0.00
Essex Bancorp Inc.                    ESX          VA          NM           NM          NM           NM         2.95        0.00
Falmouth Bancorp Inc.                 FCB          MA       38.22        39.75       129.1        129.1        30.79        1.01
FCB Financial Corp.                   FCBF         WI       30.83        23.32       147.6        147.6        21.48        2.88
Fed One Bancorp                       FOBC         WV       18.10        18.23       139.0        145.4        16.09        2.56
FFBS BanCorp Inc.                     FFBS         MS       23.97        18.90       137.0        137.0        27.69        2.15
FFD Financial Corp.                   FFDF         OH       17.52        30.74       127.0        127.0        31.00        1.60
FFLC Bancorp Inc.                     FFLC         FL       23.18        24.65       153.0        153.0        21.00        1.37
FFVA Financial Corp.                  FFFC         VA       20.48        21.26       187.1        190.9        26.60        1.44
FFW Corp.                             FFWC         IN       13.62        13.90       136.0        149.8        13.20        2.15
FFY Financial Corp.                   FFYF         OH       16.08        16.35       146.6        146.6        20.07        2.69
Fidelity Bancorp Inc.                 FBCI         IL       17.21        17.21       127.3        127.6        13.33        1.35
Fidelity Bancorp Inc.                 FSBI         PA       22.64        14.37       151.6        151.6        10.24        1.50
Fidelity Federal Bancorp              FFED         IN       13.93        14.34       189.3        189.3        11.56        4.10
Fidelity Financial of Ohio            FFOH         OH       19.07        16.71       120.5        136.0        15.70        1.88
Financial Bancorp Inc.                FIBC         NY       16.08        15.17       153.6        154.3        13.89        1.66
First Bancorp                         FBCV         IN       13.19        26.00       109.9        112.1         9.51        1.12

                                     III-3

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                            Exhibit III (continued)
          Market Valuation and Financial Data for All Public Thrifts


=================================================================================================================================
                                                                                  LMT          LTM         Stock       Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE       11/7/97      Value
                 Company                  Ticker       St.          ($M)          (%)          (%)          ($)        ($M)
=================================================================================================================================
First Bancshares Inc.                     FBSI         MO            163          1.08         7.68       25.25        27.6
First Bell Bancorp Inc.                   FBBC         PA            681          1.09         9.27       17.25       112.3
First Bergen Bancorp                      FBER         NJ            285          0.77         4.94       18.38        52.6
First Citizens Corp.                      FSTC         GA            339          1.90        19.95       38.50        70.8
First Coastal Corp.                       FCME         ME            149          3.97        44.99       12.91        17.5
First Colorado Bancorp Inc.               FFBA         CO          1,513          1.20         8.96       20.44       336.9
First Defiance Financial                  FDEF         OH            574          1.01         4.70       15.38       137.7
First Essex Bancorp Inc.                  FESX         MA          1,210          0.77        10.65       19.50       146.8
First Federal Bancorp Inc.                FFBZ         OH            201          0.96        12.66       19.25        30.3
First Federal Bancorporation              BDJI         MN            111          0.63         5.48       25.75        17.6
First Federal Bancshares of AR            FFBH         AR            535          1.06         6.61       21.00       102.8
First Federal Capital Corp.               FTFC         WI          1,560          0.90        13.94       26.13       239.4
First Federal Financial Corp.             FFKY         KY            383          1.62        11.85       21.50        89.4
First Federal of East Hartford            FFES         CT            987          0.60         9.47       36.25        97.2
First Financial Bancorp Inc.              FFBI         IL             85          0.41         5.11       19.25         8.0
First Financial Holdings Inc.             FFCH         SC          1,713          0.85        13.85       40.75       259.5
First Franklin Corporation                FFHS         OH            231          0.65         7.31       24.00        28.6
First Georgia Holding Inc.                FGHC         GA            156          0.78         9.53        8.38        25.6
First Home Bancorp Inc.                   FSPG         NJ            522          0.97        14.79       22.75        61.6
First Independence Corp.                  FFSL         KS            111          0.69         6.20       15.00        14.9
First Indiana Corporation                 FISB         IN          1,547          0.95         9.90       24.50       258.8
First Keystone Financial                  FKFS         PA            321          0.78        10.49       32.00        39.3
First Lancaster Bancshares                FLKY         KY             43          1.40         4.04       16.00        15.3
First Liberty Financial Corp.             FLFC         GA          1,289          0.94        12.81       27.50       212.6
First Midwest Financial Inc.              CASH         IA            375          0.93         8.12       19.69        53.8
First Mutual Bancorp Inc.                 FMBD         IL            402          0.28         1.95       20.00        70.1
First Mutual Savings Bank                 FMSB         WA            451          1.00        15.00       18.13        73.7
First Northern Capital Corp.              FNGB         WI            657          0.89         7.88       13.50       119.3
First Palm Beach Bancorp Inc.             FFPB         FL          1,808          0.48         7.19       39.63       200.0
First Savings Bancorp Inc.                SOPN         NC            295          1.76         7.28       24.00        88.5
First SB of Washington Bancorp            FWWB         WA          1,074          1.16         7.58       23.63       247.9
First SecurityFed Financial               FSFF         IL            258          1.16         9.67       15.13        96.9
First Shenango Bancorp Inc.               SHEN         PA            401          1.17        10.46       34.00        70.4


=================================================================================================================================
                                                             Price/       Price/      Price/       Price/       Price/
                                                             LTM          Core        Book         Tang.        Total        Div.
                                                             EPS          EPS         Value        Book         Assets      Yield
                 Company              Ticker       St.       (x)          (x)          (%)          (%)         (%)         (%)
=================================================================================================================================
First Bancshares Inc.                 FBSI         MO        14.85        16.40       121.8        121.8        16.95        0.79
First Bell Bancorp Inc.               FBBC         PA        14.87        15.27       156.5        156.5        16.49        2.32
First Bergen Bancorp                  FBER         NJ        25.17        25.17       135.4        135.4        18.49        1.09
First Citizens Corp.                  FSTC         GA        13.65        13.75       214.0        275.2        20.83        1.14
First Coastal Corp.                   FCME         ME         2.87         2.98       121.1        121.1        11.81        0.00
First Colorado Bancorp Inc.           FFBA         CO        18.41        18.41       170.3        172.6        22.27        2.35
First Defiance Financial              FDEF         OH        25.63        25.63       121.9        121.9        23.97        2.08
First Essex Bancorp Inc.              FESX         MA        14.13        16.67       163.9        187.3        12.13        2.46
First Federal Bancorp Inc.            FFBZ         OH        24.06        18.16       218.5        218.8        15.03        1.25
First Federal Bancorporation          BDJI         MN        44.40        23.62       146.2        146.2        15.89        0.00
First Federal Bancshares of AR        FFBH         AR        24.14        18.42       128.4        128.4        19.21        1.14
First Federal Capital Corp.           FTFC         WI        15.74        18.93       228.0        241.9        15.35        1.84
First Federal Financial Corp.         FFKY         KY        14.73        14.93       170.6        180.8        23.37        2.61
First Federal of East Hartford        FFES         CT        19.39        17.10       148.6        148.6         9.85        1.66
First Financial Bancorp Inc.          FFBI         IL           NM        21.63       109.3        109.3         9.46        0.00
First Financial Holdings Inc.         FFCH         SC        18.27        18.78       247.7        247.7        15.15        2.06
First Franklin Corporation            FFHS         OH        23.53        19.83       137.2        138.0        12.37        1.67
First Georgia Holding Inc.            FGHC         GA        27.92        22.64       198.9        217.0        16.35        0.64
First Home Bancorp Inc.               FSPG         NJ        14.04        12.85       177.0        180.0        11.79        1.76
First Independence Corp.              FFSL         KS        33.33        21.13       129.3        129.3        13.49        1.67
First Indiana Corporation             FISB         IN        15.51        18.70       173.5        175.6        16.72        1.96
First Keystone Financial              FKFS         PA        22.22        15.69       167.6        167.6        12.25        0.63
First Lancaster Bancshares            FLKY         KY           NA           NA       108.8        108.8        35.83        3.13
First Liberty Financial Corp.         FLFC         GA        20.99        17.97       223.6        248.0        16.48        1.46
First Midwest Financial Inc.          CASH         IA        20.51        14.27       126.0        142.3        14.36        1.83
First Mutual Bancorp Inc.             FMBD         IL        58.82        64.52       119.3        156.5        17.43        1.60
First Mutual Savings Bank             FMSB         WA        17.77        18.13       240.7        240.7        16.34        0.74
First Northern Capital Corp.          FNGB         WI        21.09        21.77       163.8        163.8        18.17        2.37
First Palm Beach Bancorp Inc.         FFPB         FL        21.42        25.56       177.0        181.2        11.06        1.51
First Savings Bancorp Inc.            SOPN         NC        19.51        19.51       130.2        130.2        29.96        3.67
First SB of Washington Bancorp        FWWB         WA        22.72        20.54       150.7        163.2        23.13        1.19
First SecurityFed Financial           FSFF         IL           NA           NA          NA           NA           NA        0.00
First Shenango Bancorp Inc.           SHEN         PA        15.25        15.32       150.8        150.8        17.52        1.77

                                     III-4

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts


=================================================================================================================================
                                                                                      LTM          LTM        Stock        Total
                                                                       Total         Core         Core        Price       Market
                                                                      Assets         ROAA         ROAE       11/7/97       Value
                 Company                  Ticker       St.              ($M)          (%)          (%)         ($)         ($M)
=================================================================================================================================
FirstBank Corp.                           FBNW         ID                154           NA           NA        17.00        33.7
FirstFed America Bancorp Inc.             FAB          MA              1,036         0.47         4.89        20.38       177.4
FirstFed Bancorp Inc.                     FFDB         AL                177         0.94         9.54        22.00        25.3
FirstFed Financial Corp.                  FED          CA              4,105         0.56        11.68        36.63       387.7
FirstSpartan Financial Corp.              FSPT         SC                482           NA           NA        38.00       168.4
FLAG Financial Corp.                      FLAG         GA                222         0.12         1.30        17.75        36.2
Flagstar Bancorp Inc.                     FLGS         MI              1,596           NA           NA        18.50       252.9
Flushing Financial Corp.                  FFIC         NY                960         0.97         6.05        21.75       173.6
FMS Financial Corp.                       FMCO         NJ                555         1.02        15.76        30.00        71.6
Fort Bend Holding Corp.                   FBHC         TX                319         0.51         8.12        20.00        33.1
Fort Thomas Financial Corp.               FTSB         KY                 97         0.81         4.47        14.00        19.9
Frankfort First Bancorp Inc.              FKKY         KY                133         0.63         2.74         9.63        31.6
FSF Financial Corp.                       FFHH         MN                388         0.84         6.96        19.25        57.9
Fulton Bancorp Inc.                       FTNB         MO                101         1.00         4.94        20.00        34.4
GA Financial Inc.                         GAF          PA                802         1.07         6.10        19.06       152.0
GFSB Bancorp Inc.                         GUPB         NM                 94         0.95         5.44        20.00        15.0
Glacier Bancorp Inc.                      GBCI         MT                574         1.54        16.10        22.00       150.0
Glenway Financial Corp.                   GFCO         OH                287         0.71         7.49        31.25        35.6
Golden State Bancorp Inc.                 GSB          CA             16,432         0.74        11.69        33.75     1,702.9
Golden West Financial                     GDW          CA             39,228         0.86        13.68        87.38     4,960.3
Great American Bancorp                    GTPS         IL                140         0.59         2.65        19.38        32.9
Great Southern Bancorp Inc.               GSBC         MO                708         1.54        17.00        21.13       170.7
Green Street Financial Corp.              GSFC         NC                175         1.66         4.72        18.50        79.5
GreenPoint Financial Corp.                GPT          NY             13,094         1.05        10.01        68.50     2,933.6
GS Financial Corp.                        GSLA         LA                131         1.31         3.48        17.75        61.0
GSB Financial Corp.                       GOSB         NY                155           NA           NA        15.38        34.6
Hallmark Capital Corp.                    HALL         WI                418         0.63         8.94        29.38        42.4
Harbor Federal Bancorp Inc.               HRBF         MD                217         0.71         5.50        21.50        36.4
Hardin Bancorp Inc.                       HFSA         MO                117         0.75         5.55        18.00        15.5
Harleysville Savings Bank                 HARL         PA                345         1.04        16.17        30.13        50.1
Harrington Financial Group                HFGI         IN                521         0.36         7.49        13.25        43.2
Harrodsburg First Fin Bancorp             HFFB         KY                109         1.35         4.99        16.75        33.9
Harvest Home Financial Corp.              HHFC         OH                 88         0.57         4.44        13.75        12.6


==================================================================================================================================
                                                              Price/       Price/      Price/       Price/     Price/
                                                              LTM          Core        Book         Tang.      Total        Div.
                                                              EPS          EPS         Value        Book       Assets       Yield
                 Company             Ticker       St.         (x)          (x)         (%)          (%)         (%)          (%)
==================================================================================================================================
FirstBank Corp.                      FBNW         ID             NA           NA          NA           NA           NA       1.65
FirstFed America Bancorp Inc.        FAB          MA             NA           NA       130.4        130.4        17.12       0.00
FirstFed Bancorp Inc.                FFDB         AL          25.58        16.67       151.9        166.7        14.31       2.27
FirstFed Financial Corp.             FED          CA          17.03        17.03       183.0        184.9         9.44       0.00
FirstSpartan Financial Corp.         FSPT         SC             NA           NA       130.3        130.3        34.90       1.58
FLAG Financial Corp.                 FLAG         GA             NM       136.54       170.0        170.0        16.29       1.92
Flagstar Bancorp Inc.                FLGS         MI             NA           NA       219.2        229.5        15.84       0.00
Flushing Financial Corp.             FFIC         NY          20.52        20.33       127.3        132.6        18.08       1.10
FMS Financial Corp.                  FMCO         NJ          19.74        13.51       196.9        200.4        12.91       0.93
Fort Bend Holding Corp.              FBHC         TX          21.05        27.40       168.4        180.3        10.37       1.00
Fort Thomas Financial Corp.          FTSB         KY          43.75        28.00       134.6        134.6        21.59       1.79
Frankfort First Bancorp Inc.         FKKY         KY             NM        37.02       140.7        140.7        23.69       3.74
FSF Financial Corp.                  FFHH         MN          18.16        18.33       118.5        118.5        14.93       2.60
Fulton Bancorp Inc.                  FTNB         MO             NA           NA       136.2        136.2        34.19       1.00
GA Financial Inc.                    GAF          PA          19.86        20.28       129.5        130.8        18.94       2.52
GFSB Bancorp Inc.                    GUPB         NM          25.97        20.83       114.9        114.9        17.07       2.00
Glacier Bancorp Inc.                 GBCI         MT          18.03        17.60       261.6        268.3        26.13       2.18
Glenway Financial Corp.              GFCO         OH          29.48        17.66       130.8        132.6        12.41       2.56
Golden State Bancorp Inc.            GSB          CA          24.64        20.45       208.9        233.4        10.36       0.00
Golden West Financial                GDW          CA          14.83        15.06       192.6        192.6        12.64       0.50
Great American Bancorp               GTPS         IL          49.68        45.06       105.1        105.1        23.56       2.07
Great Southern Bancorp Inc.          GSBC         MO          19.20        16.90       283.6        283.6        24.19       2.08
Green Street Financial Corp.         GSFC         NC          31.36        25.69       125.6        125.6        45.54       2.38
GreenPoint Financial Corp.           GPT          NY          19.24        19.97       203.6        379.7        22.40       0.00
GS Financial Corp.                   GSLA         LA             NA           NA       108.0        108.0        46.56       1.58
GSB Financial Corp.                  GOSB         NY             NA           NA          NA           NA           NA       0.00
Hallmark Capital Corp.               HALL         WI          16.23        16.50       138.8        138.8        10.13       0.00
Harbor Federal Bancorp Inc.          HRBF         MD          22.87        22.87       128.4        128.4        16.76       2.23
Hardin Bancorp Inc.                  HFSA         MO          18.75        19.78       114.3        114.3        13.18       2.67
Harleysville Savings Bank            HARL         PA          14.99        14.99       218.9        218.9        14.50       1.46
Harrington Financial Group           HFGI         IN          19.49        24.09       171.2        171.2         8.28       0.91
Harrodsburg First Fin Bancorp        HFFB         KY          28.39        22.33       106.8        106.8        31.13       2.39
Harvest Home Financial Corp.         HHFC         OH          52.88        25.94       121.6        121.6        14.36       3.20


                                     III-5

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                      LTM          LTM        Stock       Total
                                                                        Total        Core         Core        Price      Market
                                                                       Assets        ROAA         ROAE      11/7/97       Value
                 Company                  Ticker       St.               ($M)         (%)          (%)         ($)         ($M)
=================================================================================================================================
Haven Bancorp Inc.                        HAVN         NY               1,833        0.69        11.45        41.88       183.7
Hawthorne Financial Corp.                 HTHR         CA                 891        1.04        18.85        17.75        54.8
Haywood Bancshares Inc.                   HBS          NC                 150        1.15         7.72        20.56        25.7
HCB Bancshares Inc.                       HCBB         AR                 200        0.09         1.18        13.38        35.4
Hemlock Federal Financial Corp            HMLK         IL                 162        0.80         5.32        17.00        35.3
HF Bancorp Inc.                           HEMT         CA               1,050        0.18         2.17        15.50        97.4
HF Financial Corp.                        HFFC         SD                 575        0.94        10.13        25.50        76.1
HFNC Financial Corp.                      HFNC         NC                 867        1.05         4.55        14.06       241.8
Highland Federal Bank FSB                 HBNK         CA                 516        0.86        11.72        32.50        74.8
Hingham Instit. for Savings               HIFS         MA                 216        1.25        12.96        28.50        37.2
HMN Financial Inc.                        HMNF         MN                 569        0.85         5.81        25.25       106.4
Home Bancorp                              HBFW         IN                 335        0.89         6.29        24.00        60.6
Home Bancorp of Elgin Inc.                HBEI         IL                 343        0.80         2.90        17.25       118.3
Home Building Bancorp                     HBBI         IN                  42        0.76         5.65        21.63         6.7
Home City Financial Corp.                 HCFC         OH                  70        1.20        13.70        16.63        15.0
Home Federal Bancorp                      HOMF         IN                 694        1.21        14.44        37.13       126.3
Home Financial Bancorp                    HWEN         IN                  43        0.83         4.21        16.75         7.8
Home Port Bancorp Inc.                    HPBC         MA                 201        1.67        15.64        23.00        42.4
Horizon Financial Corp.                   HRZB         WA                 531        1.54         9.95        17.00       126.4
Horizon Financial Svcs Corp.              HZFS         IA                  88        0.66         6.37        23.00         9.8
IBS Financial Corp.                       IBSF         NJ                 733        0.85         4.54        15.88       174.9
Independence Federal Svgs Bank            IFSB         DC                 258        0.27         4.09        14.25        18.3
Industrial Bancorp Inc.                   INBI         OH                 354        1.44         7.92        17.50        90.5
InterWest Bancorp Inc.                    IWBK         WA               2,047        0.98        14.90        37.63       302.9
Ipswich Savings Bank                      IPSW         MA                 203        0.97        16.37        11.75        28.0
ISB Financial Corp.                       ISBF         LA                 947        0.85         6.26        24.50       169.1
ITLA Capital Corp.                        ITLA         CA                 902        1.46        13.05        19.63       154.0
Jacksonville Bancorp Inc.                 JXVL         TX                 226        1.33         8.42        18.88        46.1
Jefferson Savings Bancorp                 JSBA         MO               1,292        0.77         9.84        42.50       212.8
Joachim Bancorp Inc.                      JOAC         MO                  35        0.76         2.59        15.00        10.8
JSB Financial Inc.                        JSB          NY               1,531        1.72         7.68        48.44       479.5
Kankakee Bancorp Inc.                     KNK          IL                 340        0.87         8.11        31.75        45.3
Kentucky First Bancorp Inc.               KYF          KY                  88        1.14         6.60        13.63        17.8


==================================================================================================================================
                                                           Price/       Price/      Price/       Price/       Price/
                                                              LTM         Core        Book        Tang.        Total        Div.
                                                              EPS          EPS       Value         Book       Assets       Yield
                 Company             Ticker       St.         (x)          (x)         (%)          (%)          (%)         (%)
==================================================================================================================================
Haven Bancorp Inc.                   HAVN         NY        16.55        16.49       167.0        167.6        10.02        1.43
Hawthorne Financial Corp.            HTHR         CA        13.45        14.20       126.7        126.7         6.15        0.00
Haywood Bancshares Inc.              HBS          NC        23.10        16.45       122.7        127.3        17.09        2.72
HCB Bancshares Inc.                  HCBB         AR           NA           NA        93.7         97.4        17.66        0.00
Hemlock Federal Financial Corp       HMLK         IL           NA           NA       112.9        112.9        21.80        1.41
HF Bancorp Inc.                      HEMT         CA           NM        51.67       116.9           NA         9.27        0.00
HF Financial Corp.                   HFFC         SD        13.64        14.83       140.0        140.0        13.23        1.65
HFNC Financial Corp.                 HFNC         NC        20.99        24.25       148.3        148.3        27.89        1.99
Highland Federal Bank FSB            HBNK         CA        13.77        17.96       189.0        189.0        14.49        0.00
Hingham Instit. for Savings          HIFS         MA        14.39        14.39       177.0        177.0        17.18        1.68
HMN Financial Inc.                   HMNF         MN        17.91        21.04       125.7        125.7        18.70        0.00
Home Bancorp                         HBFW         IN        31.58        20.51       136.2        136.2        18.10        0.83
Home Bancorp of Elgin Inc.           HBEI         IL        37.50        39.20       125.3        125.3        34.53        2.32
Home Building Bancorp                HBBI         IN        18.80        19.14       105.9        105.9        16.14        1.39
Home City Financial Corp.            HCFC         OH           NA           NA       110.8        110.8        22.63        1.93
Home Federal Bancorp                 HOMF         IN        14.73        16.28       210.2        216.6        18.19        1.35
Home Financial Bancorp               HWEN         IN           NA           NA       109.3        109.3        18.50        1.19
Home Port Bancorp Inc.               HPBC         MA        13.07        13.14       197.4        197.4        21.08        3.48
Horizon Financial Corp.              HRZB         WA        15.32        15.60       152.2        152.2        23.80        2.59
Horizon Financial Svcs Corp.         HZFS         IA        14.84        18.11       112.0        112.0        11.15        1.57
IBS Financial Corp.                  IBSF         NJ        46.69        26.91       137.0        137.0        23.84        2.52
Independence Federal Svgs Bank       IFSB         DC        21.59        25.91       102.6        116.0         7.06        1.54
Industrial Bancorp Inc.              INBI         OH        17.33        18.23       148.8        148.8        25.56        3.20
InterWest Bancorp Inc.               IWBK         WA        15.17        17.26       233.3        237.5        14.80        1.70
Ipswich Savings Bank                 IPSW         MA        13.99        17.28       245.8        245.8        13.80        1.02
ISB Financial Corp.                  ISBF         LA        29.88        21.88       139.1        163.6        17.85        2.04
ITLA Capital Corp.                   ITLA         CA        13.17        13.17       159.3           NA        17.08        0.00
Jacksonville Bancorp Inc.            JXVL         TX        24.51         8.28       139.3        139.3        20.78        2.65
Jefferson Savings Bancorp            JSBA         MO        45.21        19.86       177.4        228.6        16.46        0.94
Joachim Bancorp Inc.                 JOAC         MO        68.18        40.54       110.1        110.1        31.02        3.33
JSB Financial Inc.                   JSB          NY        17.00        19.07       134.9        134.9        31.31        2.89
Kankakee Bancorp Inc.                KNK          IL        15.56        15.80       116.5        123.6        13.31        1.51
Kentucky First Bancorp Inc.          KYF          KY        17.03        17.25       120.7        120.7        20.15        3.67

                                     III-6

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================================
                                                                                   LTM          LTM        Stock        Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE      11/7/97        Value
                 Company                  Ticker       St.           ($M)          (%)          (%)          ($)         ($M)
==================================================================================================================================
Klamath First Bancorp                     KFBI         OR             980         1.04         5.75        21.13        211.6
KS Bancorp Inc.                           KSAV         NC             110         1.20         8.77        22.00         19.5
KSB Bancorp Inc.                          KSBK         ME             146         1.08        15.21        15.00         18.6
Lakeview Financial                        LVSB         NJ             506         0.93         9.48        25.50        115.0
Landmark Bancshares Inc.                  LARK         KS             228         1.04         7.02        23.50         40.2
Laurel Capital Group Inc.                 LARL         PA             210         1.41        13.60        26.50         38.3
Lawrence Savings Bank                     LSBX         MA             353         1.74        20.08        13.94         59.7
Lexington B&L Financial Corp.             LXMO         MO              59         1.32         4.46        16.94         19.3
Life Financial Corp.                      LFCO         CA             294           NA           NA        17.75        116.1
Little Falls Bancorp Inc.                 LFBI         NJ             300         0.47         3.43        18.63         48.6
Logansport Financial Corp.                LOGN         IN              86         1.47         7.54        15.75         19.9
London Financial Corporation              LONF         OH              38         0.99         4.77        20.13         10.3
Long Island Bancorp Inc.                  LISB         NY           5,931         0.73         7.93        44.13      1,060.0
LSB Financial Corp.                       LSBI         IN             200         0.69         7.65        25.00         22.9
MAF Bancorp Inc.                          MAFB         IL           3,371         1.15        14.72        32.75        499.4
Marion Capital Holdings                   MARN         IN             173         1.67         7.28        26.75         47.5
Market Financial Corp.                    MRKF         OH              57           NA           NA        15.13         20.2
Maryland Federal Bancorp                  MFSL         MD           1,175         0.92        11.03        46.50        150.4
MASSBANK Corp.                            MASB         MA             933         1.03         9.90        45.00        160.2
Mayflower Co-operative Bank               MFLR         MA             126         0.92         9.53        26.25         23.4
MBLA Financial Corp.                      MBLF         MO             224         0.85         6.63        25.75         32.6
Mechanics Savings Bank                    MECH         CT             831         1.79        17.84        25.75        136.3
Medford Savings Bank                      MDBK         MA           1,106         1.00        11.19        34.63        157.2
Meritrust Federal SB                      MERI         LA             233         1.15        14.61        49.25         38.1
Metropolitan Financial Corp.              METF         OH             866         0.60        15.21        26.00         91.7
MetroWest Bank                            MWBX         MA             586         1.37        18.02         8.00        111.7
MFB Corp.                                 MFBC         IN             256         0.83         5.62        23.25         38.4
Mid-Coast Bancorp Inc.                    MCBN         ME              61         0.72         8.25        28.38          6.6
Mid-Iowa Financial Corp.                  MIFC         IA             126         1.16        12.58        10.38         17.4
Midwest Bancshares Inc.                   MWBI         IA             150         0.77        11.05        52.75         17.9
Midwest Federal Financial                 MWFD         WI             207         1.09        12.59        25.25         41.1
Milton Federal Financial Corp.            MFFC         OH             210         0.65         4.52        15.00         34.6
Mississippi View Holding Co.              MIVI         MN              69         1.05         5.95        17.63         13.1

===================================================================================================================================
                                                            Price/       Price/      Price/       Price/       Price/
                                                               LTM         Core        Book        Tang.        Total        Div.
                                                               EPS          EPS       Value         Book       Assets       Yield
                 Company              Ticker       St.         (x)          (x)         (%)          (%)          (%)         (%)
===================================================================================================================================
Klamath First Bancorp                 KFBI         OR        24.01        24.01       135.1           NA        21.59        1.52
KS Bancorp Inc.                       KSAV         NC        16.67        16.79       133.8        133.9        17.72        2.73
KSB Bancorp Inc.                      KSBK         ME        13.04        11.81       177.3        187.5        12.73        0.53
Lakeview Financial                    LVSB         NJ        21.25        29.31       186.0        217.0        22.73        0.49
Landmark Bancshares Inc.              LARK         KS        22.17        18.36       127.8        127.8        17.62        1.70
Laurel Capital Group Inc.             LARL         PA        13.52        14.02       174.3        174.3        18.25        1.96
Lawrence Savings Bank                 LSBX         MA        10.17        10.17       177.8        177.8        16.92        0.00
Lexington B&L Financial Corp.         LXMO         MO        29.72        22.29       115.0        115.0        32.55        1.77
Life Financial Corp.                  LFCO         CA           NA           NA       234.8        234.8        39.48        0.00
Little Falls Bancorp Inc.             LFBI         NJ        60.08        35.14       128.4        139.0        17.04        1.07
Logansport Financial Corp.            LOGN         IN        17.50        16.76       122.5        122.5        23.14        2.54
London Financial Corporation          LONF         OH        38.70        26.14       137.8        137.8        27.11        1.19
Long Island Bancorp Inc.              LISB         NY        21.21        24.93       194.0        195.9        17.87        1.36
LSB Financial Corp.                   LSBI         IN        14.97        17.01       123.5        123.5        11.44        1.36
MAF Bancorp Inc.                      MAFB         IL        14.00        14.06       190.2        216.5        14.82        0.86
Marion Capital Holdings               MARN         IN        20.58        17.26       121.1        121.1        27.29        3.29
Market Financial Corp.                MRKF         OH           NA           NA       102.0        102.0        35.71        1.85
Maryland Federal Bancorp              MFSL         MD        20.22        14.13       150.8           NA        12.80        1.81
MASSBANK Corp.                        MASB         MA        16.67        17.72       159.3        161.7        17.18        2.13
Mayflower Co-operative Bank           MFLR         MA        18.88        21.17       192.0        195.3        18.60        2.59
MBLA Financial Corp.                  MBLF         MO        19.22        18.80       115.2        115.2        14.58        1.55
Mechanics Savings Bank                MECH         CT         9.61         9.61       157.7        157.7        16.41        0.00
Medford Savings Bank                  MDBK         MA        14.49        15.60       157.7        168.3        14.21        2.08
Meritrust Federal SB                  MERI         LA        15.15        15.15       197.9        197.9        16.34        1.42
Metropolitan Financial Corp.          METF         OH        17.69        18.84       262.6        287.9        10.59        0.00
MetroWest Bank                        MWBX         MA        15.09        15.09       255.6        255.6        19.06        1.50
MFB Corp.                             MFBC         IN        20.39        20.39       114.5        114.5        15.00        1.38
Mid-Coast Bancorp Inc.                MCBN         ME        14.63        15.42       125.3        125.3        10.75        1.83
Mid-Iowa Financial Corp.              MIFC         IA        14.82           NA       148.2        148.4        13.86        0.77
Midwest Bancshares Inc.               MWBI         IA        15.79        17.94       172.7        172.7        11.94        1.37
Midwest Federal Financial             MWFD         WI        19.42        20.36       225.3        233.6        19.85        1.35
Milton Federal Financial Corp.        MFFC         OH        23.81        26.79       121.9        121.9        16.47        4.00
Mississippi View Holding Co.          MIVI         MN        18.36        18.55       108.1        108.1        19.03        0.91

                                     III-7

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                   LTM          LTM        Stock       Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE      11/7/97        Value
                 Company                  Ticker       St.           ($M)          (%)          (%)          ($)         ($M)
=================================================================================================================================
Mitchell Bancorp Inc.                     MBSP         NC              35         1.63         3.79        17.75         16.5
Monterey Bay Bancorp Inc.                 MBBC         CA             413         0.46         3.90        19.00         61.6
Montgomery Financial Corp.                MONT         IN             103         0.63         6.39        12.50         20.7
MSB Bancorp Inc.                          MBB          NY             814         0.51         5.98        28.50         81.1
MSB Financial Inc.                        MSBF         MI              77         1.44         8.08        18.00         22.2
Mutual Savings Bank FSB                   MSBK         MI             654         0.02         0.35        13.50         57.8
New Hampshire Thrift Bncshrs              NHTB         NH             315         0.61         8.22        21.25         43.9
NewMil Bancorp Inc.                       NMSB         CT             317         0.82         7.93        12.50         47.9
North American Savings Bank               NASB         MO             737         1.20        16.21        55.25        123.6
North Bancshares Inc.                     NBSI         IL             122         0.56         3.86        27.00         25.8
North Central Bancshares Inc.             FFFD         IA             215         1.83         7.57        18.50         60.3
Northeast Bancorp                         NBN          ME             262         0.58         7.40        27.25         35.2
Northeast Indiana Bancorp                 NEIB         IN             190         1.20         7.78        20.50         36.1
Northwest Equity Corp.                    NWEQ         WI              97         0.99         8.40        18.00         15.1
NS&L Bancorp Inc.                         NSLB         MO              60         0.77         3.72        18.75         13.3
NSS Bancorp Inc.                          NSSY         CT             664         0.31         3.97        36.25         87.4
Nutmeg Federal S&LA                       NTMG         CT             102         0.40         6.36        12.00          8.9
Ocean Financial Corp.                     OCFC         NJ           1,448         0.98         5.20        37.00        302.5
Ocwen Financial Corp.                     OCN          FL           3,069         1.74        19.54        51.63      1,561.8
Ohio State Financial Services             OSFS         OH              34           NA           NA        15.25          9.7
OHSL Financial Corp.                      OHSL         OH             235         0.88         7.86        27.50         34.0
Oregon Trail Financial Corp.              OTFC         OR             203         1.08        11.67        15.88         74.5
Ottawa Financial Corp.                    OFCP         MI             867         0.79         8.88        27.75        148.6
Pamrapo Bancorp Inc.                      PBCI         NJ             372         1.33         9.61        25.00         71.1
Park Bancorp Inc.                         PFED         IL             176         1.10         5.10        18.13         44.1
Parkvale Financial Corporation            PVSA         PA           1,005         1.08        14.93        28.00        143.0
Peekskill Financial Corp.                 PEEK         NY             183         1.29         4.71        17.25         55.1
PennFed Financial Services Inc            PFSB         NJ           1,364         0.82        10.97        30.50        147.1
PennFirst Bancorp Inc.                    PWBC         PA             817         0.66         8.86        18.00         95.6
Pennwood Bancorp Inc.                     PWBK         PA              50         1.12         5.73        19.00         11.0
Peoples-Sidney Financial Corp.            PSFC         OH             103         0.91         7.17        17.63         31.5
Peoples Bancorp                           PFDC         IN             288         1.46         9.55        35.00         79.6
People's Bancshares Inc.                  PBKB         MA             586         0.53         9.27        19.00         61.7

===================================================================================================================================
                                                           Price/       Price/       Price/       Price/      Price/
                                                              LTM         Core         Book        Tang.       Total        Div.
                                                              EPS          EPS        Value         Book      Assets       Yield
                 Company             Ticker       St.         (x)          (x)          (%)          (%)         (%)         (%)
===================================================================================================================================
Mitchell Bancorp Inc.                MBSP         NC        28.63        28.63        115.6        115.6       47.77        2.25
Monterey Bay Bancorp Inc.            MBBC         CA        63.33        33.93        122.9        133.3       14.92        0.63
Montgomery Financial Corp.           MONT         IN           NA           NA           NA           NA          NA        1.76
MSB Bancorp Inc.                     MBB          NY        73.08        26.39        134.8        274.6        9.96        2.11
MSB Financial Inc.                   MSBF         MI        20.22        20.93        174.3        174.3       28.83        1.56
Mutual Savings Bank FSB              MSBK         MI        90.00           NM        138.8        138.8        8.83        0.00
New Hampshire Thrift Bncshrs         NHTB         NH        40.87        25.60        180.4        211.9       13.80        2.35
NewMil Bancorp Inc.                  NMSB         CT        19.53        20.83        148.5        148.5       15.10        2.56
North American Savings Bank          NASB         MO        13.64        14.46        217.8        225.3       16.72        1.45
North Bancshares Inc.                NBSI         IL        36.00        40.30        158.5        158.5       21.27        1.78
North Central Bancshares Inc.        FFFD         IA        16.09        16.09        122.3        122.3       28.02        1.35
Northeast Bancorp                    NBN          ME        28.39        30.62        194.1        221.5       13.27        1.17
Northeast Indiana Bancorp            NEIB         IN        16.67        16.67        132.2        132.2       18.99        1.66
Northwest Equity Corp.               NWEQ         WI        14.52        15.00        123.9        123.9       15.57        2.89
NS&L Bancorp Inc.                    NSLB         MO        42.61        31.25        113.6        113.6       22.22        2.67
NSS Bancorp Inc.                     NSSY         CT        15.63        53.31        168.3        173.9       13.16        1.10
Nutmeg Federal S&LA                  NTMG         CT        54.55        35.29        155.4        155.4        8.65        1.67
Ocean Financial Corp.                OCFC         NJ           NA           NA        135.3        135.3       21.99        2.16
Ocwen Financial Corp.                OCN          FL        17.50        30.91        373.6        383.5       50.88        0.00
Ohio State Financial Services        OSFS         OH           NA           NA           NA           NA          NA        0.00
OHSL Financial Corp.                 OHSL         OH        16.77        17.30        128.4        128.4       14.47        3.20
Oregon Trail Financial Corp.         OTFC         OR           NA           NA           NA           NA          NA        0.00
Ottawa Financial Corp.               OFCP         MI        22.56        23.13        196.1        242.8       17.13        1.31
Pamrapo Bancorp Inc.                 PBCI         NJ        15.24        15.43        148.0        149.1       19.11        4.00
Park Bancorp Inc.                    PFED         IL           NA           NA        111.4        111.4       25.10        0.00
Parkvale Financial Corporation       PVSA         PA        14.00        14.00        184.2        185.4       14.22        1.86
Peekskill Financial Corp.            PEEK         NY        30.80        23.31        117.3        117.3       30.17        2.09
PennFed Financial Services Inc       PFSB         NJ        14.06        14.06        136.0        160.6       10.78        0.92
PennFirst Bancorp Inc.               PWBC         PA        25.35        17.65        144.7        154.8       11.69        2.00
Pennwood Bancorp Inc.                PWBK         PA           NA           NA        126.3        126.3       22.03        1.68
Peoples-Sidney Financial Corp.       PSFC         OH           NA           NA        122.4        122.4       30.51        1.59
Peoples Bancorp                      PFDC         IN        25.36        18.82        182.0        182.0       27.68        1.83
People's Bancshares Inc.             PBKB         MA        14.96        23.75        204.1        212.1       11.66        2.32

                                     III-8

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                   LTM          LTM        Stock        Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE      11/7/97        Value
                 Company                  Ticker       St.           ($M)          (%)          (%)          ($)         ($M)
=================================================================================================================================
Peoples Financial Corp.                   PFFC         OH              86         0.90         3.54        14.50        21.3
Peoples Heritage Finl Group               PHBK         ME           6,056         1.30        16.37        39.63     1,088.7
Permanent Bancorp Inc.                    PERM         IN             433         0.62         6.52        25.13        52.8
Perpetual Midwest Financial               PMFI         IA             402         0.32         3.78        25.75        48.2
Perry County Financial Corp.              PCBC         MO              81         1.07         5.72        24.00        19.9
PFF Bancorp Inc.                          PFFB         CA           2,615         0.46         4.33        19.13       342.4
Piedmont Bancorp Inc.                     PDB          NC             127         0.57         3.19        10.88        29.9
Pittsburgh Home Financial Corp            PHFC         PA             273         0.76         6.02        18.88        37.2
Potters Financial Corp.                   PTRS         OH             123         0.96        10.74        31.50        15.2
Prestige Bancorp Inc.                     PRBC         PA             138         0.62         5.11        18.00        16.5
Progress Financial Corp.                  PFNC         PA             437         0.71        13.62        14.50        58.2
Progressive Bank Inc.                     PSBK         NY             885         0.94        11.17        33.38       127.8
Provident Financial Holdings              PROV         CA             641         0.36         2.55        19.63        94.9
PS Financial Inc.                         PSFI         IL              83           NA           NA        16.63        34.5
Pulse Bancorp                             PULS         NJ             526         1.10        14.06        25.25        77.8
PVF Capital Corp.                         PVFC         OH             373         1.33        19.39        19.63        50.8
QCF Bancorp Inc.                          QCFB         MN             157         1.60         8.60        27.00        37.4
Quaker City Bancorp Inc.                  QCBC         CA             847         0.69         7.79        20.38        95.2
Queens County Bancorp Inc.                QCSB         NY           1,541         1.55        11.55        35.50       536.4
Raritan Bancorp Inc.                      RARB         NJ             407         1.02        13.07        28.63        67.9
RedFed Bancorp Inc.                       REDF         CA             967         1.01        12.25        19.63       140.9
Reliance Bancorp Inc.                     RELY         NY           2,035         0.84        10.22        33.13       288.6
Reliance Bancshares Inc.                  RELI         WI              47         1.29         2.52         8.50        21.0
River Valley Bancorp                      RIVR         IN             140           NA           NA        17.50        20.8
Riverview Bancorp Inc.                    RVSB         WA             282         1.23        11.07        13.75        84.3
Roslyn Bancorp Inc.                       RSLN         NY           3,474         1.17         6.79        21.88       954.7
S. Carolina Community Bancshrs            SCCB         SC              47         1.20         4.49        22.50        15.7
Sandwich Bancorp Inc.                     SWCB         MA             512         0.95        11.87        40.00        76.8
Scotland Bancorp Inc                      SSB          NC              69         1.71         4.69        10.75        20.6
Security First Corp.                      SFSL         OH             681         1.37        14.73        17.50       132.9
Security First Network Bank               SFNB         GA              79       (28.75)      (69.85)        8.25        78.1
SFS Bancorp Inc.                          SFED         NY             174         0.69         5.45        22.13        27.2
SGV Bancorp Inc.                          SGVB         CA             409         0.31         3.98        17.75        41.6

==================================================================================================================================
                                                          Price/       Price/      Price/       Price/       Price/
                                                             LTM         Core        Book        Tang.        Total        Div.
                                                             EPS          EPS       Value         Book       Assets       Yield
                 Company            Ticker       St.         (x)          (x)         (%)          (%)          (%)         (%)
==================================================================================================================================
Peoples Financial Corp.             PFFC         OH           NA           NA        91.9         91.9        25.00        3.45
Peoples Heritage Finl Group         PHBK         ME        15.54        15.54       241.3        282.6        17.98        2.12
Permanent Bancorp Inc.              PERM         IN        38.65        21.29       127.3        129.2        11.66        1.59
Perpetual Midwest Financial         PMFI         IA        31.40        39.02       141.2        141.2        12.01        1.17
Perry County Financial Corp.        PCBC         MO        25.00        17.78       127.6        127.6        24.50        1.67
PFF Bancorp Inc.                    PFFB         CA        28.98        28.54       130.2        131.5        13.09        0.00
Piedmont Bancorp Inc.               PDB          NC           NM        41.83       143.9        143.9        23.64        3.68
Pittsburgh Home Financial Corp      PHFC         PA        18.15        20.30       129.0        130.4        13.60        1.27
Potters Financial Corp.             PTRS         OH        13.46        13.76       140.5        140.5        12.38        1.27
Prestige Bancorp Inc.               PRBC         PA        19.78        19.78       106.6        106.6        11.95        0.67
Progress Financial Corp.            PFNC         PA        16.86        21.32       247.9        277.8        13.31        0.83
Progressive Bank Inc.               PSBK         NY        15.17        15.45       165.4        183.6        14.44        2.04
Provident Financial Holdings        PROV         CA        20.44        42.66       111.1        111.1        14.81        0.00
PS Financial Inc.                   PSFI         IL           NA           NA       113.4        113.4        43.89        2.89
Pulse Bancorp                       PULS         NJ        14.03        14.03       180.0        180.0        14.79        2.77
PVF Capital Corp.                   PVFC         OH        14.76        11.54       190.9        190.9        13.44        0.00
QCF Bancorp Inc.                    QCFB         MN        17.20        14.06       140.4        140.4        24.57        0.00
Quaker City Bancorp Inc.            QCBC         CA        16.98        17.56       132.9        132.9        11.24        0.00
Queens County Bancorp Inc.          QCSB         NY        25.00        25.36       267.7        267.7        34.80        2.25
Raritan Bancorp Inc.                RARB         NJ        18.59        18.83       226.5        229.9        16.67        1.68
RedFed Bancorp Inc.                 REDF         CA        15.58        15.70       175.1           NA        14.56        0.00
Reliance Bancorp Inc.               RELY         NY        17.34        18.40       171.7        233.8        14.18        1.93
Reliance Bancshares Inc.            RELI         WI        32.69        34.00        92.6         92.6        44.71        0.00
River Valley Bancorp                RIVR         IN           NA           NA       119.7        121.5        14.83        0.91
Riverview Bancorp Inc.              RVSB         WA           NM           NA       143.8        149.3        29.85        0.00
Roslyn Bancorp Inc.                 RSLN         NY           NA           NA       155.8        156.6        27.48        1.10
S. Carolina Community Bancshrs      SCCB         SC        36.29        28.13       131.6        131.6        33.79        2.67
Sandwich Bancorp Inc.               SWCB         MA        16.95        17.24       189.0        196.7        15.00        3.50
Scotland Bancorp Inc                SSB          NC        18.86        15.36        79.9         79.9        29.61        2.79
Security First Corp.                SFSL         OH        16.83        16.83       210.6        213.9        19.51        1.83
Security First Network Bank         SFNB         GA           NM           NM       273.2        277.8        90.46        0.00
SFS Bancorp Inc.                    SFED         NY        22.35        22.35       125.4        125.4        15.64        1.27
SGV Bancorp Inc.                    SGVB         CA        26.10        32.87       136.8        138.9        10.17        0.00

                                     III-9

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================================
                                                                                   LTM          LTM        Stock        Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE      11/7/97        Value
                 Company                  Ticker       St.           ($M)          (%)          (%)          ($)         ($M)
==================================================================================================================================
SHS Bancorp Inc.                          SHSB         PA              83           NA           NA        15.75         12.9
SIS Bancorp Inc.                          SISB         MA           1,453         0.82        11.33        33.75        188.4
Skaneateles Bancorp Inc.                  SKAN         NY             248         0.68         9.99        31.00         29.6
Sobieski Bancorp Inc.                     SOBI         IN              84         0.57         3.56        19.50         15.2
Somerset Savings Bank                     SOSA         MA             520         0.99        16.47         5.19         86.4
South Street Financial Corp.              SSFC         NC             242         1.14         5.59        17.63         79.3
Southern Banc Co.                         SRN          AL             106         0.47         2.77        16.88         20.8
Southern Community Bancshares             SCBS         AL              70         0.90         5.16        18.00         20.5
Southern Missouri Bancorp Inc.            SMBC         MO             160         0.95         5.92        18.25         29.9
SouthFirst Bancshares Inc.                SZB          AL              97         0.17         1.24        18.50         15.7
Southwest Bancshares                      SWBI         IL             375         1.02         9.55        25.50         67.8
Sovereign Bancorp Inc.                    SVRN         PA          14,601         0.61        11.89        19.00      2,143.9
St. Francis Capital Corp.                 STFR         WI           1,662         0.74         8.94        39.00        204.3
St. Paul Bancorp Inc.                     SPBC         IL           4,548         1.07        12.11        23.00        785.1
StateFed Financial Corporation            SFFC         IA              86         1.37         7.36        27.00         21.2
Statewide Financial Corp.                 SFIN         NJ             673         0.90         9.33        21.63        101.9
Sterling Financial Corp.                  STSA         WA           1,871         0.54         9.50        22.00        166.5
Stone Street Bancorp Inc.                 SSM          NC             106         1.71         4.84        19.25         36.5
SuburbFed Financial Corp.                 SFSB         IL             433         0.54         8.28        32.50         41.0
Tappan Zee Financial Inc.                 TPNZ         NY             125         0.84         4.76        20.50         30.5
Teche Holding Co.                         TSH          LA             406         0.96         6.97        21.13         72.6
Texarkana First Financial Corp            FTF          AR             171         1.73        10.43        25.50         45.7
TF Financial Corporation                  THRD         PA             625         0.67         6.02        23.38         95.6
Three Rivers Financial Corp.              THR          MI              95         0.84         6.61        19.50         16.1
TR Financial Corp.                        ROSE         NY           3,692         0.87        14.14        31.75        558.6
Tri-County Bancorp Inc.                   TRIC         WY              88         1.07         7.26        28.25         16.5
Twin City Bancorp                         TWIN         TN             107         0.72         5.59        14.25         18.1
United Federal Savings Bank               UFRM         NC             286         0.57         7.55        11.50         35.4
United Financial Corp.                    UBMT         MT             106         1.39         5.99        25.50         31.2
USABancshares, Inc.                       USAB         PA              48         0.55         4.05         8.38          6.2
Virginia Beach Fed. Financial             VABF         VA             605         0.49         7.24        16.38         81.5
Warren Bancorp Inc.                       WRNB         MA             364         1.76        17.57        20.25         76.9
Washington Federal Inc.                   WFSL         WA           5,720         1.85        15.62        31.50      1,496.5

==================================================================================================================================
                                                            Price/       Price/       Price/       Price/      Price/
                                                               LTM         Core         Book        Tang.       Total      Div.
                                                               EPS          EPS        Value         Book      Assets     Yield
                 Company              Ticker       St.         (x)          (x)          (%)          (%)         (%)       (%)
==================================================================================================================================
SHS Bancorp Inc.                      SHSB         PA           NA           NA           NA           NA          NA      0.00
SIS Bancorp Inc.                      SISB         MA        16.46        16.63        178.2        178.2       12.96      1.66
Skaneateles Bancorp Inc.              SKAN         NY        17.42        18.02        170.8        175.8       11.96      1.29
Sobieski Bancorp Inc.                 SOBI         IN        29.55        31.97        113.0        113.0       18.04      1.64
Somerset Savings Bank                 SOSA         MA        16.74        17.29        251.8        251.8       16.60      0.00
South Street Financial Corp.          SSFC         NC           NA           NA        120.0        120.0       32.78      2.27
Southern Banc Co.                     SRN          AL        40.18        40.18        114.5           NA       19.56      2.07
Southern Community Bancshares         SCBS         AL           NA           NA        136.5        136.5       29.09      1.67
Southern Missouri Bancorp Inc.        SMBC         MO        27.65        19.01        112.9        112.9       18.58      2.74
SouthFirst Bancshares Inc.            SZB          AL           NM        97.37        115.2        115.2       16.12      2.70
Southwest Bancshares                  SWBI         IL        17.71        18.21        159.3        159.3       18.07      2.98
Sovereign Bancorp Inc.                SVRN         PA        28.36        19.59        259.2        317.2       14.68      0.42
St. Francis Capital Corp.             STFR         WI        15.18        18.31        157.4        177.7       12.29      1.23
St. Paul Bancorp Inc.                 SPBC         IL        17.04        16.91        192.0        192.5       17.26      1.74
StateFed Financial Corporation        SFFC         IA        22.50        18.62        138.9        138.9       24.70      1.48
Statewide Financial Corp.             SFIN         NJ        26.05        15.78        155.6        155.9       15.13      2.04
Sterling Financial Corp.              STSA         WA        18.03        19.82        169.5        185.2        8.90      0.00
Stone Street Bancorp Inc.             SSM          NC        22.92        19.06        119.3        119.3       34.43      2.34
SuburbFed Financial Corp.             SFSB         IL        15.93        19.46        143.0        143.5        9.49      0.99
Tappan Zee Financial Inc.             TPNZ         NY        28.47        28.87        142.8        142.8       24.48      1.37
Teche Holding Co.                     TSH          LA        25.45        18.37        136.0        136.0       17.88      2.37
Texarkana First Financial Corp        FTF          AR        18.61        15.27        169.7        169.7       26.64      2.20
TF Financial Corporation              THRD         PA        19.16        21.85        121.7        137.8       15.28      1.71
Three Rivers Financial Corp.          THR          MI        30.00        20.53        125.4        125.9       16.88      2.05
TR Financial Corp.                    ROSE         NY        16.98        18.90        227.8        227.8       15.13      2.02
Tri-County Bancorp Inc.               TRIC         WY        18.71        18.34        122.1        122.1       18.70      2.12
Twin City Bancorp                     TWIN         TN        19.79        23.75        131.1        131.1       16.96      2.81
United Federal Savings Bank           UFRM         NC        18.25        23.00        168.6        168.6       12.37      2.09
United Financial Corp.                UBMT         MT        27.42        21.07        126.9        126.9       29.54      3.84
USABancshares, Inc.                   USAB         PA        31.02        33.50        130.1        132.5       12.73      0.00
Virginia Beach Fed. Financial         VABF         VA        21.83        26.84        188.2        188.2       13.47      1.22
Warren Bancorp Inc.                   WRNB         MA        10.38        12.82        198.5        198.5       21.12      2.57
Washington Federal Inc.               WFSL         WA        14.25        14.32        208.5        227.1       26.16      2.92

                                    III-10

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                            Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts


====================================================================================================================================
                                                                                   LTM          LTM          Stock     Total
                                                                    Total          Core         Core         Price     Market
                                                                   Assets          ROAA         ROAE        11/7/97    Value
                 Company                  Ticker       St.          ($M)            (%)          (%)          ($)       ($M)
====================================================================================================================================
Washington Mutual Inc.                    WAMU         WA           95,607          0.68        11.92        66.44    17,086.3
Washington Savings Bank, FSB              WSB          MD              268          0.62         7.14         7.63        33.2
Wayne Bancorp Inc.                        WYNE         NJ              267          0.86         6.01        21.75        43.8
Webster Financial Corp.                   WBST         CT            6,811          0.73        13.84        63.06       854.8
Wells Financial Corp.                     WEFC         MN              205          1.04         7.37        18.25        35.8
Westco Bancorp                            WCBI         IL              309          1.41         9.19        26.50        65.6
Westcorp                                  WES          CA            3,757         (0.01)       (0.11)       17.88       469.3
WesterFed Financial Corp.                 WSTR         MT              999          0.76         6.60        23.50       131.1
Western Ohio Financial Corp.              WOFC         OH              396          0.45         3.17        26.50        62.4
Westwood Homestead Fin. Corp.             WEHO         OH              143          1.09         3.50        16.25        45.2
WHG Bancshares Corp.                      WHGB         MD              100          0.85         3.72        15.75        23.0
Wilshire Financial Services               WFSG         OR            1,196         (0.36)       (5.62)       30.00       227.1
Winton Financial Corp.                    WFI          OH              325          0.86        12.06        20.00        39.7
Wood Bancorp Inc.                         FFWD         OH              167          1.29        10.20        18.50        39.2
WSFS Financial Corp.                      WSFS         DE            1,496          1.13        20.39        18.13       225.5
WVS Financial Corp.                       WVFC         PA              295          1.32        10.71        33.38        58.3
Yonkers Financial Corporation             YFCB         NY              313          1.07         6.79        18.50        55.9
York Financial Corp.                      YFED         PA            1,156          0.80         9.70        27.00       190.2


Average                                                              1,476          0.82         8.21           NA       232.9
Median                                                                 330          0.90         7.80           NA        56.4


====================================================================================================================================
                                                                  Price/       Price/     Price/     Price/      Price/
                                                                   LTM          Core       Book       Tang.      Total       Div.
                                                                   EPS          EPS        Value      Book       Assets      Yield
                 Company                  Ticker       St.         (x)          (x)         (%)        (%)         (%)        (%)
====================================================================================================================================
Washington Mutual Inc.                    WAMU         WA         125.35       28.39       327.6       353.6       17.87      1.69
Washington Savings Bank, FSB              WSB          MD          31.77       22.43       147.8       147.8       12.38      1.31
Wayne Bancorp Inc.                        WYNE         NJ          20.14       20.14       131.9       131.9       16.39      0.92
Webster Financial Corp.                   WBST         CT          29.61       19.17       235.1       273.0       12.55      1.27
Wells Financial Corp.                     WEFC         MN          16.59       16.74       122.8       122.8       17.46      2.63
Westco Bancorp                            WCBI         IL          15.59       16.56       136.5       136.5       21.21      2.26
Westcorp                                  WES          CA          13.54          NM       137.5       137.8       12.49      2.24
WesterFed Financial Corp.                 WSTR         MT          18.65       19.42       123.5       153.1       13.12      1.96
Western Ohio Financial Corp.              WOFC         OH          46.49       34.42       113.3       121.6       15.63      3.77
Westwood Homestead Fin. Corp.             WEHO         OH          32.50       29.55       114.4       114.4       31.65      1.72
WHG Bancshares Corp.                      WHGB         MD          45.00       27.16       111.2       111.2       22.97      2.03
Wilshire Financial Services               WFSG         OR             NA          NA       329.3       329.3       18.99      0.00
Winton Financial Corp.                    WFI          OH          12.35       14.93       170.7       174.1       12.24      2.30
Wood Bancorp Inc.                         FFWD         OH          18.32       19.89       189.4       189.4       23.54      2.16
WSFS Financial Corp.                      WSFS         DE          14.27       14.38       272.2       274.2       15.08      0.00
WVS Financial Corp.                       WVFC         PA          19.75       15.89       177.3       177.3       19.79      3.60
Yonkers Financial Corporation             YFCB         NY          18.14       17.96       127.3       127.3       17.86      1.30
York Financial Corp.                      YFED         PA          17.65       20.77       185.8       185.8       16.46      2.22


Average                                                            17.60       17.99       157.4       164.2       18.61      1.56
Median                                                             17.38       18.00       143.8       148.4       16.65      1.58


Note:  average and median price/earnings ratios exclude values greater than 25.

                                    III-11

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------


                                   Exhibit III (continued)
           Market Valuation and Financial Data for All Public Thrifts

=================================================================================================================================
                                                                                  LTM          LTM          Stock       Total
                                                                      Total       Core         Core         Price       Market
                                                                     Assets       ROAA         ROAE         11/7/97     Value
                 Company                 Ticker        St.             ($M)        (%)          (%)          ($)         ($M)
=================================================================================================================================
Mutual Holding Companies
------------------------
Community Savings Bnkshrs (MHC)           CMSV         FL                 709        0.74         6.46        35.00       178.3
Fidelity Bankshares Inc. (MHC)            FFFL         FL                 999        0.59         6.47        28.25       191.3
First Carnegie Deposit (MHC)              SKBO         PA                 147          NA           NA        18.63        42.8
First Fed SB of Siouxland (MHC)           FFSX         IA                 457        0.71         8.61        32.75        92.8
First Savings Bank (MHC)                  FSLA         NJ               1,045        0.93         9.99        38.00       304.3
Greater Delaware Valley (MHC)             GDVS         PA                 249        0.93         7.95        31.25       102.3
Guaranty Federal SB (MHC)                 GFED         MO                 199        0.90         6.39        23.88        74.6
Harbor Florida Bancorp (MHC)              HARB         FL               1,131        1.20        14.58        62.75       312.1
Harris Financial Inc. (MHC)               HARS         PA               2,110        0.77         9.21        56.00       630.6
Jacksonville Savings Bk (MHC)             JXSB         IL                 163        0.54         4.91        26.50        33.7
Leeds Federal Savings Bk (MHC)            LFED         MD                 287        1.17         7.25        31.88       110.1
Northwest Savings Bank (MHC)              NWSB         PA               2,101        0.96         9.84        30.25       707.1
Oswego City Savings Bk (MHC)              PBHC         NY                 193        0.95         8.27        27.50        52.7
Peoples Bancorp Inc. (MHC)                TSBS         NJ                 639        0.90         5.26        35.50       320.8
People's Bank (MHC)                       PBCT         CT               7,731        0.74         8.90        33.81     2,066.9
Peoples Home Savings Bk (MHC)             PHSB         PA                 206          NA           NA        18.50        51.1
Perpetual Bank (MHC)                      PERT         SC                 256        1.11         9.03        52.25        78.6
Pocahontas FS&LA (MHC)                    PFSL         AR                 379        0.69        11.23        35.00        57.1
Pulaski Bank, Svgs Bank (MHC)             PULB         MO                 180        0.92         7.16        29.50        61.8
Pulaski Savings Bank (MHC)                PLSK         NJ                 179        0.62         6.82        19.00        39.3
SB of the Finger Lakes (MHC)              SBFL         NY                 228        0.24         2.51        29.25        52.2
Wayne Svgs Commty Bank (MHC)              WAYN         OH                 250        0.69         7.41        29.00        65.4
Webster City Federal SB (MHC)             WCFB         IA                  95        1.41         6.11        21.00        44.1


Average                                                                   867        0.84         7.83           NA       246.5
Median                                                                    256        0.90         7.41           NA        78.6



===============================================================================================================================
                                                           Price/      Price/       Price/       Price/      Price/
                                                              LTM        Core         Book         Tang.      Total        Div.
                                                              EPS         EPS        Value         Book      Assets       Yield
                 Company                  Ticker    St.       (x)         (x)         (%)          (%)         (%)         (%)
===============================================================================================================================
Mutual Holding Companies
------------------------
Community Savings Bnkshrs (MHC)           CMSV      FL       32.41        35.35       215.8        215.8        25.14      2.57
Fidelity Bankshares Inc. (MHC)            FFFL      FL       56.50        35.31       228.6        230.2        19.14      3.19
First Carnegie Deposit (MHC)              SKBO      PA          NA           NA       177.0        177.0        29.12      1.61
First Fed SB of Siouxland (MHC)           FFSX      IA       27.52        28.23       232.6        234.4        20.31      1.47
First Savings Bank (MHC)                  FSLA      NJ       33.93        32.48       306.7        337.5        29.13      1.26
Greater Delaware Valley (MHC)             GDVS      PA       45.96        45.96       353.1        353.1        41.10      1.15
Guaranty Federal SB (MHC)                 GFED      MO       64.53        43.41       271.3        271.3        37.40      1.84
Harbor Florida Bancorp (MHC)              HARB      FL       23.59        23.77       322.5        332.9        27.59      2.23
Harris Financial Inc. (MHC)               HARS      PA       35.90        43.41       364.4        412.1        29.88      1.18
Jacksonville Savings Bk (MHC)             JXSB      IL       77.94        41.41       197.5        197.5        20.72      1.51
Leeds Federal Savings Bk (MHC)            LFED      MD       46.20        33.55       235.6        235.6        38.37      2.38
Northwest Savings Bank (MHC)              NWSB      PA       36.01        36.45       349.3        369.8        33.66      1.06
Oswego City Savings Bk (MHC)              PBHC      NY       25.70        28.65       228.8        272.3        27.31      1.02
Peoples Bancorp Inc. (MHC)                TSBS      NJ       40.80        58.20       296.8        329.9        50.21      0.99
People's Bank (MHC)                       PBCT      CT       23.65        36.36       296.4        296.6        26.73      2.25
Peoples Home Savings Bk (MHC)             PHSB      PA          NA           NA       181.0        181.0        24.74      0.00
Perpetual Bank (MHC)                      PERT      SC       44.28        32.45       259.4        259.4        30.68      2.68
Pocahontas FS&LA (MHC)                    PFSL      AR       25.74        22.44       237.1        237.1        15.09      2.57
Pulaski Bank, Svgs Bank (MHC)             PULB      MO       50.86        37.82       262.7        262.7        34.27      3.73
Pulaski Savings Bank (MHC)                PLSK      NJ          NA           NA       183.4        183.4        21.97      1.58
SB of the Finger Lakes (MHC)              SBFL      NY       66.48       100.86       245.4        245.4        22.90      1.37
Wayne Svgs Commty Bank (MHC)              WAYN      OH       35.80        38.16       274.1        274.1        26.14      2.14
Webster City Federal SB (MHC)             WCFB      IA       42.86           NA       199.2        199.2        46.57      3.81


Average                                                      23.62        23.11       257.3        265.6        29.49      1.89
Median                                                       23.62        23.11       245.4        259.4        27.59      1.61

Note:  average and median price/earnings ratios exclude values greater than 25.

                                    III-12

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------





                                                            Exhibit III
                                    Market Valuation and Financial Data for All Public Thrifts

==================================================================================================================================

                                                                                   LTM          LTM        Stock       Total
                                                                    Total         Core         Core        Price       Market
                                                                   Assets         ROAA         ROAE       11/7/97      Value
                 Company                  Ticker       St.           ($M)          (%)          (%)          ($)        ($M)
==================================================================================================================================
Thrifts Under Acquisition
-------------------------
Advantage Bancorp Inc.                    AADV         WI              1,037         0.94        10.23        58.75       190.1
America First Financial Fund              AFFFZ        CA              2,251         2.01        24.79        45.00       270.5
American National Bancorp                 ANBK         MD                505         0.65         6.68        20.25        73.2
Branford Savings Bank                     BSBC         CT                183         1.11        11.92         5.25        34.4
CENFED Financial Corp.                    CENF         CA              2,305         0.57        11.14        39.88       237.6
Coast Savings Financial                   CSA          CA              9,040         0.66        13.38        60.38     1,125.6
First Southeast Financial Corp            FSFC         SC                350         1.05        10.32        15.69        68.8
Gateway Bancorp Inc.                      GWBC         KY                 64         1.12         4.37        19.06        20.5
GFS Bancorp Inc.                          GFSB         IA                 94         1.27        11.03        17.00        16.8
Great Financial Corp.                     GTFN         KY              2,894         0.77         8.01        44.25       611.7
HomeCorp Inc.                             HMCI         IL                327         0.41         6.43        23.25        39.7
Indiana Community Bank SB                 INCB         IN                 94         0.53         4.24        20.44        18.8
Life Bancorp Inc.                         LIFB         VA              1,486         0.86         8.10        30.06       296.1
Marshalltown Financial Corp.              MFCX         IA                125         0.63         4.02        17.13        24.2
Mid Continent Bancshares Inc.             MCBS         KS                409         1.17        11.06        39.63        77.6
ML Bancorp Inc.                           MLBC         PA              2,070         0.68         9.23        28.63       323.3
New York Bancorp Inc.                     NYB          NY              3,244         1.49        28.61        34.63       738.2
Norwich Financial Corp.                   NSSB         CT                 701        1.07         9.54        29.44       159.9
Palfed Inc.                               PALM         SC                 669        0.67         8.22        25.00       132.5
Poughkeepsie Financial Corp.              PKPS         NY                 884        0.54         6.44         9.88       124.4
Sho-Me Financial Corp.                    SMFC         MO                 345        1.24        12.97        45.00        67.5
Virginia First Financial Corp.            VFFC         VA                 858        0.56         6.84        24.38       141.6
Westwood Financial Corporation            WWFC         NJ                 111        0.85         8.78        27.88        18.0


Average                                                                 1,306        0.91        10.28           NA       209.2
Median                                                                    669        0.85         9.23           NA       124.4




=================================================================================================================================

                                                              Price/      Price/      Price/       Price/      Price/
                                                              LTM         Core        Book         Tang.       Total         Div.
                                                              EPS         EPS         Value        Book        Assets        Yield
                 Company              Ticker       St.        (x)         (x)          (%)          (%)         (%)           (%)
=================================================================================================================================
Thrifts Under Acquisition
-------------------------
Advantage Bancorp Inc.                AADV         WI          19.01        21.13       192.0         NA          18.32        0.68
America First Financial Fund          AFFFZ        CA           7.39         7.34       153.0        154.6        12.02        3.56
American National Bancorp             ANBK         MD          53.29        23.28       154.8        154.8        14.48        0.59
Branford Savings Bank                 BSBC         CT          18.10        18.10       195.2        195.2        18.83        1.52
CENFED Financial Corp.                CENF         CA          16.48        18.29       185.4        185.6        10.31        0.90
Coast Savings Financial               CSA          CA          21.49        20.13       239.5        242.3        12.45        0.00
First Southeast Financial Corp        FSFC         SC          19.37        19.37       191.3        191.3        19.67        1.53
Gateway Bancorp Inc.                  GWBC         KY          37.38           NA       118.8        118.8        32.13        2.10
GFS Bancorp Inc.                      GFSB         IA          15.18        15.18       154.4        154.4        17.78        1.53
Great Financial Corp.                 GTFN         KY          20.30        27.48       209.9        218.7        21.14        1.36
HomeCorp Inc.                         HMCI         IL          25.27        31.42       177.9        177.9        12.15        0.00
Indiana Community Bank SB             INCB         IN         107.57        39.30       165.2        165.2        20.11        1.76
Life Bancorp Inc.                     LIFB         VA          21.78        23.30       185.9        191.2        19.92        1.60
Marshalltown Financial Corp.          MFCX         IA          30.04        31.71       119.2        119.2        19.26        0.00
Mid Continent Bancshares Inc.         MCBS         KS          21.08        18.69       198.8        198.8        18.99        1.01
ML Bancorp Inc.                       MLBC         PA          22.72        25.33       209.3        213.0        15.61        1.40
New York Bancorp Inc.                 NYB          NY          15.39        16.97       436.6        436.6        22.75        1.73
Norwich Financial Corp.               NSSB         CT          20.59        22.47       195.6        215.5        22.82        1.90
Palfed Inc.                           PALM         SC          52.08        30.12       232.8        232.8        19.82        0.48
Poughkeepsie Financial Corp.          PKPS         NY          28.21        28.21       167.1        167.1        14.07        1.01
Sho-Me Financial Corp.                SMFC         MO          16.79        17.65       198.9        198.9        19.56        0.00
Virginia First Financial Corp.        VFFC         VA          28.02        32.50       213.1        220.6        16.50        0.41
Westwood Financial Corporation        WWFC         NJ          35.74        20.96       176.9        198.5        16.15        0.72


Average                                                        18.26        18.78       194.4        197.8        18.04        1.12
Median                                                         19.19        19.03       191.3        193.2        18.83        1.01


Note:  average and median price/earnings ratios exclude values greater than 25.


                                    III-13

FELDMAN FINANCIAL ADVISORS, INC.
-------------------------------


                                 Exhibit IV-1
                        Pro Forma Conversion Assumptions


1. The total amount of the net conversion proceeds was fully invested at the beginning of the applicable period

2. The net conversion proceeds are invested to yield a return of 5.56%, which represents the one-year U.S. Treasury bill yield as of August 31, 1997. The effective income tax rate was assumed to be 37.0%, resulting in an after-tax yield of 3.50%.

3. It is assumed that 4.0% of the shares offered in a full conversion would be purchased by the Bank's Employee Stock Ownership Plan ("ESOP"). For the MHC conversion valuation, it is assumed that the ESOP purchases 4.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual ESOP expense is estimated based on a 7-year debt amortization period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered in a full conversion would be purchased in the open market by the Bank's Stock Plans. For the MHC conversion valuation, it is assumed that the Stock Plans acquires, through open market purchases, 4.0% of the amount sold in the initial offering. Pro forma adjustments have been made to earnings and equity to reflect the impact of the MRP. The annual MRP expense is estimated based on a 5-year vesting period. No reinvestment is assumed on proceeds used to fund the MRP.

5. Conversion expenses are estimated at $2,200,000 for both the full conversion valuation and MHC conversion valuation.

6. The number of shares outstanding for purposes of calculating earnings per share is adjusted to reflect the shares assumed to held by the ESOP not committed to be released within the first year following the conversion.

7. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the conversion.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-2
                   Pro Forma Valuation Range: Full Conversion
                              As of August 31, 1997
                         (In $000s, except share data)


Pro Forma Market Capitalization                      $187,000          $220,000           $253,000          $290,950
Amount Sold to Public                                  100.0%            100.0%             100.0%            100.0%

                                                 ----------------------------------------------------------------------
                                                      Minimum          Midpoint            Maximum          Adj. Max
-----------------------------------------------------------------------------------------------------------------------
  Shares issued                                    18,700,000        22,000,000         25,300,000        29,095,000
  Shares sold                                      18,700,000        22,000,000         25,300,000        29,095,000
  Offering price                                       $10.00            $10.00             $10.00            $10.00
-----------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                      187,000           220,000            253,000           290,950
  Less:  estimated expenses                            (2,200)           (2,200)            (2,200)           (2,200)
                                                       -------           -------            -------           -------
       Net offering proceeds                          184,800           217,800            250,800           288,750
  Less:  ESOP purchase                                 (7,480)           (8,800)           (10,120)          (11,638)
  Less:  Stock Plans purchase                          (7,480)           (8,800)           (10,120)          (11,638)
                                                       -------           -------           --------          --------
       Net investable proceeds                        169,840           200,200            230,560           265,474
-----------------------------------------------------------------------------------------------------------------------
  Net income:
         LTM ended August 31, 1997                     12,868            12,868             12,868            12,868
         Pro forma income on net proceeds               5,944             7,007              8,070             9,292
         Pro forma ESOP adjustment                       (673)             (792)              (911)           (1,047)
         Pro forma Stock Plans adjustment                (942)           (1,109)            (1,275)           (1,466)
                                                         -----           -------            -------           -------
             Pro forma net income                      17,197            17,974             18,752            19,647
                                                       -------           -------            -------           ------
             Pro forma net income per share             $0.95             $0.85              $0.77             $0.70
-----------------------------------------------------------------------------------------------------------------------
  Core net income:
         LTM ended August 31, 1997                     12,820            12,820             12,820            12,820
         Pro forma income on net proceeds               5,944             7,007              8,070             9,292
         Pro forma ESOP adjustment                       (673)             (792)              (911)           (1,047)
         Pro forma Stock Plans adjustment                (942)           (1,109)            (1,275)           (1,466)
                                                         -----           -------            -------           -------
             Pro forma core net income                 17,149            17,926             18,704            19,599
                                                       -------           -------            -------           ------
             Pro forma core income per share            $0.95             $0.84              $0.77             $0.70
-----------------------------------------------------------------------------------------------------------------------
  Stockholders' equity:
         Total equity at August 31, 1997              125,370           125,370            125,370           125,370
         Net proceeds                                 184,800           217,800            250,800           288,750
         Less:  ESOP purchase                          (7,480)           (8,800)           (10,120)          (11,638)
         Less:  Stock Plans purchase                   (7,480)           (8,800)           (10,120)          (11,638)
                                                       -------           -------           --------          --------
             Pro forma stockholders' equity           295,210           325,570            355,930           390,844
                                                      --------          --------           --------          -------
             Pro forma book value per share            $15.79            $14.80             $14.07            $13.43
-----------------------------------------------------------------------------------------------------------------------
  Total assets:
         Total assets at August 31, 1997              680,316           680,316            680,316           680,316
         Net proceeds                                 184,800           217,800            250,800           288,750
         Less:  ESOP purchase                          (7,480)           (8,800)           (10,120)          (11,638)
         Less:  Stock Plans purchase                   (7,480)           (8,800)           (10,120)          (11,638)
                                                       -------           -------           --------          --------
             Pro forma total assets                   850,156           880,516            910,876           945,790
-----------------------------------------------------------------------------------------------------------------------


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-3
                     Pro Forma Valuation Range: MHC Offering
                              As of August 31, 1997
                          (In $000s, except share data)


Pro Forma Market Capitalization                      $187,000          $220,000           $253,000          $290,950
Amount Sold to Public                                   47.0%             47.0%              47.0%             47.0%

                                                 ----------------------------------------------------------------------
                                                      Minimum          Midpoint            Maximum          Adj. Max
-----------------------------------------------------------------------------------------------------------------------
  Shares issued                                    18,700,000        22,000,000         25,300,000        29,095,000
  Shares sold                                       8,789,000        10,340,000         11,891,000        13,674,650
  Offering price                                       $10.00            $10.00             $10.00            $10.00
-----------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                       87,890           103,400            118,910           136,747
  Less:  estimated expenses                            (2,200)           (2,200)            (2,200)           (2,200)
                                                       -------           -------            -------           -------
       Net offering proceeds                           85,690           101,200            116,710           134,547
  Less:  ESOP purchase                                 (3,516)           (4,136)            (4,756)           (5,470)
  Less:  Stock Plans purchase                          (3,516)           (4,136)            (4,756)           (5,470)
                                                       -------           -------            -------           -------
       Net investable proceeds                         78,658            92,928            107,198           123,607
-----------------------------------------------------------------------------------------------------------------------
  Net income:
         LTM ended August 31, 1997                     12,868            12,868             12,868            12,868
         Pro forma income on net proceeds               2,753             3,252              3,752             4,326
         Pro forma ESOP adjustment                       (316)             (248)              (285)             (328)
         Pro forma Stock Plans adjustment                (443)             (347)              (400)             (459)
                                                         -----             -----              -----             -----
             Pro forma net income                      14,862            15,525             15,935            16,407
                                                       -------           -------            -------           ------
             Pro forma net income                       $0.81             $0.72              $0.64             $0.57
-----------------------------------------------------------------------------------------------------------------------
  Core net income:
         LTM ended August 31, 1997                     12,820            12,820             12,820            12,820
         Pro forma income on net proceeds               2,753             3,252              3,752             4,326
         Pro forma ESOP adjustment                       (316)             (248)              (285)             (328)
         Pro forma Stock Plans adjustment                (443)             (347)              (400)             (459)
                                                         -----             -----              -----             -----
             Pro forma core net income                 14,814            15,477             15,887            16,359
                                                       -------           -------            -------           ------
             Pro forma core income per share            $0.81             $0.72              $0.64             $0.57
-----------------------------------------------------------------------------------------------------------------------
  Stockholders' equity:
         Equity at August 31, 1997                    125,370           125,370            125,370           125,370
         Net proceeds                                  85,690           101,200            116,710           134,547
         Less:  ESOP purchase                          (3,516)           (4,136)            (4,756)           (5,470)
         Less:  Stock Plans purchase                   (3,516)           (4,136)            (4,756)           (5,470)
                                                       -------           -------            -------           -------
             Pro forma stockholders' equity           204,028           218,298            232,568           248,977
                                                      --------          --------           --------          -------
             Pro forma book value per share            $10.91             $9.92              $9.19             $8.56
-----------------------------------------------------------------------------------------------------------------------
  Total assets:
         Total assets at August 31, 1997              680,316           680,316            680,316           680,316
         Net proceeds                                  85,690           101,200            116,710           134,547
         Less:  ESOP purchase                          (3,516)           (4,136)            (4,756)           (5,470)
         Less:  Stock Plans purchase                   (3,516)           (4,136)            (4,756)           (5,470)
                                                       -------           -------            -------           -------
             Pro forma total assets                   758,974           773,244            787,514           803,923
-----------------------------------------------------------------------------------------------------------------------


FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-4
            Comparative Valuation Ratios -- Full Conversion Valuation
                    Market Price Data as of November 7, 1997


--------------------------------------------------------------------------------


                                                                                     Nationwide          Massachusetts
                                                             Comparative            Public Thrift        Public Thrift
                                             Brookline          Group               Aggregate(1)         Aggregate(2)
      Valuation                               Savings      ----------------       ----------------      ---------------
        Ratio                    Symbol        Bank        Mean      Median        Mean     Median      Mean     Median
        ------                   ------        -----       ----      ------        ----     ------      ----     ------
 Price/LTM EPS (3)                 P/E
                                            ----------
     Adj. Maximum                  (x)         14.3        16.0        16.0        17.6      17.4       15.5       16.0
     Maximum                                   13.0
     Midpoint                                  11.8
     Minimum                                   10.5
                                            ----------

 Price/Core EPS (3)                P/E
                                            ----------
     Adj. Maximum                  (x)         14.3        16.9      16.6        18.0      18.0        16.8      16.8
     Maximum                                   13.1
     Midpoint                                  11.9
     Minimum                                   10.5
                                            ----------

 Price/Book Value                  P/B
                                            ----------
     Adj. Maximum                  (%)         74.4       191.5     185.0       157.4     143.8       184.3     180.5
     Maximum                                   71.1
     Midpoint                                  67.6
     Minimum                                   63.3
                                            ----------

 Price/Tangible Book               P/B
                                            ----------
     Adj. Maximum                  (%)         74.4       196.2     189.6       164.2     148.4       188.7     189.6
     Maximum                                   71.1
     Midpoint                                  67.6
     Minimum                                   63.3
                                            ----------

 Price/Total Assets                P/A
                                            ----------
     Adj. Maximum                  (%)         30.76      19.36     17.50       18.61     16.65       16.49     16.33
     Maximum                                   27.78
     Midpoint                                  24.99
     Minimum                                   22.00
                                            ----------


--------------------------------------------------------------------------------

(1) Includes 348 publicly-traded, non-MHC, non-acquired thrifts nationwide.
(2) Includes 23 publicly-traded, non-MHC, non-acquired thrifts based in Massachusetts.
(3) Price/earnings ratios exclude values greater than 25.

FELDMAN FINANCIAL ADVISORS, INC.
--------------------------------

                                  Exhibit IV-5
               Pro Forma Full Conversion Analysis at Maximum Value
                             Brookline Savings Bank
                      Financial Data as of August 31, 1997


Valuation Parameters                         Symbol                                  Data
--------------------                         ------                          -----------------
Net income -- LTM                               Y                            $      12,868,000
Core income -- LTM                              Y                                   12,820,000
Net worth                                       B                                  125,370,000
Tangible net worth                              B                                  125,370,000
Total assets                                    A                                  680,316,000
Expenses in conversion                          X                                    2,200,000
Other proceeds not reinvested                   O                                   20,240,000
ESOP purchase                                   E                         4.0%      10,120,000
ESOP expense (pre-tax)                          F                        14.3%       1,445,714
MRP purchase                                    M                         4.0%      10,120,000
MRP expense (pre-tax)                           N                        20.0%       2,024,000
Re-investment rate (after-tax)                  R                                        3.50%
Tax rate                                        T                                       37.00%
Shares for EPS                                  S                                       96.57%


Pro Forma Valuation Ratios at Maximum Value
-------------------------------------------
Price / LTM earnings                           P/E                                       13.03x
Price / core earnings                          P/E                                       13.06x
Price / book value                             P/B                                      71.08%
Price / tangible book                          P/B                                      71.08%
Price / assets                                 P/A                                      27.78%


Pro Forma Calculation at Maximum Value                                                              Based on
--------------------------------------                                                              --------
          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))            =     $253,024,115        [LTM earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =       (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))            =     $252,897,681        [Core earnings]
                       -----------------------------------
                                1 - (P/E / S) * R

          V    =              P/B * (B - X - E - M)                   =     $252,982,863        [Book value]
                              ---------------------
                                     1 - P/B

          V    =              P/B * (B - X - E - M)                   =     $252,982,863        [Tangible book]
                              ---------------------
                                     1 - P/B

          V    =              P/A * (B - X - E - M)                   =     $253,057,259        [Total assets]
                              ---------------------
                                     1 - P/A

Pro Forma Valuation Range
-------------------------
Minimum          =   $220,000,000  x  0.85  =  $187,000,000
Midpoint         =   $220,000,000  x  1.00  =  $220,000,000
Maximum          =   $220,000,000  x  1.15  =  $253,000,000
Adj. Max.        =   $253,000,000  x  1.15  =  $290,950,000